SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            FILED BY THE REGISTRANT X

                  FILED BY A PARTY OTHER THAN THE REGISTRANT O

                           Check the appropriate box:

                         [x] Preliminary Proxy Statement

o  Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
o  Definitive Proxy Statement
o  Definitive Additional Materials
o  Soliciting Material Under Rule 14a-12

                             ARC COMMUNICATIONS INC.


                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

o No fee required.

                 x Fee computed on table below per Exchange Act
                          Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

                     common stock, par value $.001 per share

(2) Aggregate number of securities to which transaction applies:

                                   68,378,346

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                      $.20

(4) Proposed maximum aggregate value of transaction:

                                 $13,675,669.20

(5) Total fee paid:

                                   $1,136.82

o Fee paid previously with preliminary materials.

x Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid: $1,052.56

(2) Form, Schedule or Registration Statement No.: Schedule 14A Preliminary Proxy Statement

                                FILE NO. 0-26213

(3) Filing Party: ARC Communications Inc.

(4) Date Filed: December 31, 2003

                                  May 14, 2004


Dear Stockholder:


You are cordially invited to attend a Special Meeting of Stockholders of ARC Communications Inc. to be held on May 28, 2004, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP located at 170 Old Country Road, Mineola, New York 11501. The meeting will begin promptly at 10:00 a.m., local time.


At the special meeting, you will be asked to consider and approve a series of transactions involving the reorganization of ARC as follows:

o the merger of ARC with RoomLinX, Inc.;

o an amendment to ARC's certificate of incorporation to increase the authorized common stock of ARC from 45,000,000 shares to 250,000,000 shares and change its name to "RoomLinX, Inc.";

o the reincorporation of ARC from a New Jersey corporation to a Nevada corporation; and

o the adoption of a long-term incentive plan.

I have enclosed with this letter a Notice of Special Meeting, proxy statement, proxy card and return envelope.


Under the terms of the Merger Agreement, RoomLinX will merge with ARC in exchange for the issuance to the holders of common stock of RoomLinX of an aggregate of (i) 68,378,346 shares of ARC common stock and (ii) options and/or warrants to purchase 11,465,001 shares of ARC common stock. The number of shares of ARC common stock and options and/or warrants to purchase shares of ARC common stock to be issued to RoomLinX stockholders will represent approximately 62% of the surviving corporation's issued and outstanding common stock on the effective date of the merger, assuming the exercise of all outstanding options and/or warrants to purchase common stock.

ARC's common stock is currently traded on the OTC Bulletin Board under the symbol "ACOC" and on May 12, 2004, the closing price of ARC's common stock was $__ per share. Based on the market price of ARC common stock on that date, the value of the ARC shares and options and/or warrants to be issued to RoomLinX stockholders is $_________.


In order to complete the merger, ARC's stockholders must approve an amendment to ARC's certificate of incorporation to increase the number of shares of common stock that ARC is authorized to issue so that ARC may issue the 68,378,346 shares of its common stock and options and/or warrants to purchase 11,465,001 shares of its common stock to RoomLinX stockholders. The amendment to ARC's certificate of incorporation will also change ARC's name to RoomLinX, Inc. As a result of the merger and the amendment to ARC's certificate of incorporation, the stockholders, optionholders and warrantholders of each of ARC and RoomLinX prior to the merger will be stockholders, optionholders and warrantholders of the post-merger company.

Under New Jersey law, the affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve the merger, the amendment to ARC's certificate of incorporation, the reincorporation and the adoption of the long-term incentive plan. The board of directors of ARC has approved each of the proposed transactions and recommends that you vote in favor of these transactions. The accompanying proxy statement provides detailed information about the transactions and the other matters to be voted upon at the special meeting.

Whether or not you plan to attend the special meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the special meeting, even if you cannot attend. You can change your vote at any time before the meeting by returning a new proxy card or revoking a previously mailed proxy card by sending notice to Peter A. Bordes, Jr., ARC's chief executive officer, at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

On behalf of your board of directors, thank you for your continued support of and interest in ARC Communications Inc.

Sincerely,



                                      {-S-

                                AARON DOBRINSKY}
                                 Aaron Dobrinksy
                             Chief Executive Officer

                             ARC COMMUNICATIONS INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                             TO BE HELD MAY 28, 2004

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ARC Communications Inc. will be held at the offices of Westerman Ball Ederer Miller and Sharfstein, LLP located at 170 Old Country Road, Mineola, New York 11501, on May 28, 2004, at 10:00 a.m., local time, for the following purposes:


o To approve the merger of ARC with RoomLinX, Inc.;

o To approve an amendment to ARC's certificate of incorporation to increase the authorized common stock of ARC from 45,000,000 shares to 250,000,000 shares and change its name to "RoomLinX, Inc.";

o To approve the reincorporation of ARC from a New Jersey corporation to a Nevada corporation;

o To approve and adopt a long-term incentive plan; and

o To transact such other business as may properly come before the meeting or any adjournment thereof.


Only the holders of record of common stock of ARC at the close of business on May 5, 2004, are entitled to notice of and to vote at the special meeting and any adjournment thereof. Each share outstanding on such date is entitled to one vote at the special meeting. A list of stockholders as of the close of business on May 5, 2004 will be available at the special meeting for examination by any stockholder, stockholder's agent, or stockholder's attorney.


ARC's board of directors has approved each of the proposals and recommends that you vote FOR each of the proposals as described in the attached materials. Under New Jersey law, the affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve each of proposed transactions.

Pursuant to Section 14A:11-1 of the New Jersey Permanent Statutes ("NJPS"), stockholders who object to the merger or the reincorporation shall have the right to dissent to such transactions and to demand to be paid in cash the fair value of their shares of ARC common stock. Attached to this notice is a copy of Sections 14A:11-1 through 14A:11-11 of the NJPS dealing with dissenters' rights.

Whether or not you plan to attend the special meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the special meeting, even if you cannot attend. Any proxy given by a stockholder may be revoked at any time before it is exercised by returning a new proxy card or revoking a previously mailed proxy card by sending notice to Peter A. Bordes, Jr., ARC's chief executive officer, at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.


BY ORDER OF THE BOARD OF DIRECTORS, {-S- AARON DOBRINSKY}


                                 AARON DOBRINSKY
                             CHIEF EXECUTIVE OFFICER

Hackensack, New Jersey
May 14, 2004

                              TABLE OF CONTENTS


FORWARD LOOKING STATEMENTS                                                    6
QUESTIONS AND ANSWERS ABOUT THE MERGER                                        8
SUMMARY TERM SHEET                                                           12
Summary of the Merger                                                        12
Interests of Officers and Directors of ARC in the Merger                     12
ARC's Proposal to Increase the Number of Authorized Shares of
  Common Stock                                                               12
ARC's Proposal to Change its Name to "RoomLinX, Inc."                        12
ARC's Proposal to Reincorporate in the State of Nevada                       13
ARC's Proposal to Adopt the Long-Term Incentive Plan                         13
Risk Factors                                                                 13
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS                          14
Matters to be Considered at the Special Meeting                              14
Quorum, Abstentions and Broker Non-Votes                                     14
Votes Required for Approval                                                  14
How to Vote                                                                  15
Dissenters' Rights                                                           15
RISK FACTORS                                                                 16
Risk Factors Relating to ARC                                                 16
Risk Factors Relating to the Transactions                                    16
Risk Factors Relating to the Surviving Corporation After the
  Transactions                                                               17
Risks Particular to RoomLinX, Inc.                                           17
Risks Particular to Our Industry                                             22
Risks Particular to Stock Price                                              22
THE COMPANIES                                                                23
Arc Communications Inc.                                                      23
General                                                                      23
Corporate History                                                            23
ARC's Business                                                               23
RL Acquisition, Inc.                                                         24
RoomLinX, Inc.                                                               24
General                                                                      24
Corporate History                                                            24
RoomLinX's Business                                                          24
Sales and Marketing                                                          25
Marketing                                                                    26
Operations                                                                   26
Competition                                                                  26
Research and Development                                                     26
Employees                                                                    26
SPECIAL FACTORS                                                              27
Background of the Transactions                                               27
Recommendations of our Board of Directors and the Special Committee          28
No Financial Advisors                                                        29
Factors Relevant to the Transactions                                         29
Board of Directors Considerations                                            29
Special Committee Considerations                                             30
Regulatory Approvals Relating to the Transactions                            31
Interests of ARC Management and Directors in the Transactions                31
Interests of RoomLinX's Management and Directors in the Transactions         31

PROPOSAL 1 -- APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY                                            32
The Merger                                                                   32
Terms of the Merger Agreement                                                33
Dissenters' Rights                                                           37
Accounting Treatment                                                         38
Material Federal Income Tax Consequences of the Merger                       38
Recommendation of our Board of Directors                                     39
PROPOSAL 2 -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CHANGE NAME TO
ROOMLINX, INC.                                                               39
Description of Amendment                                                     39
Reasons for the Amendments; Effect of the Amendment                          39
Recommendation of our Board of Directors                                     40

PROPOSAL 3 - APPROVAL AND ADOPTION OF THE MERGER OF ARC INTO ITS
WHOLLY-OWNED SUBSIDIARY RL ACQUISITION FOR THE PURPOSE OF CHANGING
ARC'S STATE OF INCORPORATION FROM NEW JERSEY TO NEVADA                       40
Terms of the Reincorporation                                                 40
Comparison between New Jersey and Nevada Law                                 40
By-Laws                                                                      41
Dissenters' Rights                                                           41
Recommendation of our Board of Directors                                     41

PROPOSAL 4 - APPROVAL AND ADOPTION OF THE ROOMLINX LONG-TERM
INCENTIVE PLAN                                                               41
General                                                                      41
Terms of the Long-Term Incentive Plan                                        42
Federal Income Tax Matters                                                   42
RoomLinX, Inc. Long-Term Incentive Plan                                      43
STOCKOWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS                      43
Stock Ownership Prior to the Merger                                          43
Stock Ownership Following the Merger                                         44
EXECUTIVE COMPENSATION                                                       46
Summary Compensation Table                                                   46
Option Grants in Last Fiscal Year                                            46
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End          46
Option Values                                                                46
Equity Compensation Plan Information                                         46
Employment Contracts, Termination of Employment and Change-in-Control        46
Arrangements                                                                 47
Section 16(a) Beneficial Ownership Reporting Compliance                      47
SELECTED FINANCIAL DATA OF ROOMLINX                                          48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ROOMLINX                                            50
Overview                                                                     50
Critical Accounting Policies and Estimates                                   50
Results of Operations                                                        51
Year Ended December 31, 2003 Compared to Seven Months Ended
December 31, 2002                                                            51
Seven Months Ended December 31, 2002 Compared to Year Ended May 31, 2002     53
Seven Months Ended December 31, 2002 Compared to Year Ended May 31, 2002     54
Liquidity and Capital Resources                                              55
ARC COMMUNICATIONS INC. SELECTED FINANCIAL DATA                              58
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
ARC COMMUNICATIONS INC.                                                      59
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET                         59
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS               60
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS         61
COMPARATIVE PER SHARE DATA AND DIVIDEND INFORMATION                          62
High and Low Stock Prices                                                    63
OTHER MATTERS                                                                63
Annual Report on Form 10-KSB                                                 63
Proposals Intended to be Presented at the Next Annual Meeting                64
Other Matters                                                                64
Expenses of Solicitation                                                     64
INCORPORATION OF INFORMATION BY REFERENCE                                    64
WHERE YOU CAN FIND MORE INFORMATION                                          64




INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                FIN-1

Annex A  Agreement and Plan of Merger,
 dated December 8, 2003, by and among RoomLinX, ARC and RL                  A-1

Annex B  Form of Certificate of Amendment to Certificate
 of Incorporation of ARC                                                    B-1

Annex C  Article 14-A:11 of the New Jersey Permanent Statutes               C-1

Annex D  RoomLinX, Inc. Long-Term Incentive Plan                            D-1

Annex E  Amendment to Merger Agreement                                      E-1

Except as otherwise specifically noted, references to "ARC," "we," "our," "us" and similar words in this proxy statement refer to ARC Communications Inc. References to "RL Acquisition" are to RL Acquisition, Inc., our wholly-owned subsidiary. References to "RoomLinX" are to RoomLinX, Inc. References to the "transactions" refer to the transactions contemplated by the merger, the amendment to ARC's certificate of incorporation, the reincorporation and the adoption of the long-term incentive plan.

                           FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "will", "should", "estimates", "predicts", "potential", "continue", "strategy", "believes", "anticipates", "plans", "expects", "intends" and similar expressions. The forward-looking statements regarding RoomLinX and ARC in this proxy statement include information relating to:

.. financial condition and results of operations of the applicable company, including revenue and revenue visibility;

.. the market for RoomLinX's products and services, including selling opportunities to potential and existing customers;

.. business strategies, competitive positions, growth opportunities for existing services and products, and plans and objectives of management including growth and other business plans;

.. the market for the securities of the surviving corporation;

.. use of third-party marketing sources; and

.. the financial and regulatory environment in which RoomLinX operates.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. These statements are based upon current expectations. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. All forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those projected. Important factors that might cause or contribute to such a discrepancy include, but are not limited to:

.. the risk of whether the transactions close;

.. the effect of the transactions on the market price of our common stock;

.. the ability of RoomLinX to continue as a going concern, including the ability to continue as a going concern following the transactions;

.. the fact that neither RoomLinX nor ARC has achieved profitability on a quarterly basis;

.. the ability to retain RoomLinX's customers after the transactions and the ability to increase revenues after the transactions;

.. the effects of vigorous competition with larger and better-established companies in the markets in which RoomLinX operates;

.. the market position, financial condition and resources of RoomLinX's customers and potential customers;

.. the impact of technological change on the business of RoomLinX, and new entrants and alternative technologies in RoooLinX's market and business;

.. the low price and volatility of our common stock;

.. the impact of the change in management following the closing of the transactions; and

.. the factors discussed under "Risk Factors," beginning on page 16.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of common stock of ARC Communications Inc. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

What am I voting on?

You are being asked to vote on the following matters:

o the merger of ARC with RoomLinX, Inc.;

o an amendment to ARC's certificate of incorporation to increase the authorized common stock of ARC from 45,000,000 shares to 250,000,000 shares and change its name to "RoomLinX, Inc.";

o the reincorporation of ARC from a New Jersey corporation to a Nevada corporation; and

o the adoption of a long-term incentive plan.

Each of the merger, the amendment to ARC's certificate of incorporation, the reincorporation and the adoption of the long-term incentive plan is conditioned upon our receipt of stockholder approval. If we do not obtain stockholder approval of each of these proposals, we will not be able to consummate the merger.

Why is ARC merging with RoomLinX?


In the past several years, ARC has incurred net losses and has continued to have a working capital deficit. ARC's net sales since the year ended 2000 have continued to decline. Beginning in late May 2003, Mr. Peter Bordes, ARC's chairman, and the other members of ARC's board of directors looked for a buyer for ARC's its then remaining assets, but to date has been unable to find a buyer. During this period, certain members of ARC management expressed an interest in purchasing ARC's existing business. However, during the latter portion of 2003, the three customers that accounted for substantially all of ARC's revenue chose not to renew their relationships with ARC and the potential purchasers lost interest in pursuing an acquisition of ARC's existing business. Due to its declining operations, continued losses and the costs associated with remaining a public company, in 2003, Mr. Bordes and the other members of ARC's board of directors determined that it would be in the best interests of ARC to evaluate a merger with a non-public company with stronger business operations and a better business model than the existing ARC business. In addition to RoomLinX, ARC's board of directors also evaluated numerous other potential merger candidates. As part of this evaluation, the board of directors identified RoomLinX and two other candidates as serious possibilities and asked Alliance Advisors and Roccus Capital Partners, LLC, general consultants to ARC, to conduct extensive due diligence on the three candidates. Based on this evaluation, the ARC board determined that RoomLinX represented the best opportunity to maximize shareholder value for the ARC stockholders. Accordingly, the merger of ARC with RoomLinX will allow ARC and its stockholders to obtain value for its status as a public company and to move into a new line of business. Currently, ARC is not generating any revenue nor is it expected to in the near future. As noted above, ARC has lost all of its existing accounts, essentially is no longer operational, and its remaining assets (a minimal amount of personal property with an approximate value of $10,000) will be utilized by the surviving corporation post-merger. Should the merger not close, there will be no ongoing business.


What will RoomLinX stockholders receive in the merger?


In the merger, RoomLinX stockholders will receive an aggregate of (i) 68,378,346 shares of ARC common stock and (ii) options and/or warrants to purchase 11,465,001 shares of ARC common stock. The number of shares of common stock, options and warrants to be issued to RoomLinX stockholders will represent approximately 62% of the surviving corporation's common stock issued and outstanding on the effective date of the merger, assuming the exercise of all outstanding options and warrants to purchase common stock, having a market value of approximately $_________, as of May 12, 2004.


How will ARC stockholders be affected by the merger?

ARC stockholders will continue to own the same number of shares of common stock that they owned immediately prior to the merger except that such shares will represent ownership in the surviving corporation and each share of common stock will represent a smaller ownership percentage of the surviving corporation.

What are the United States tax consequences of the transactions to ARC and ARC stockholders?

For federal income tax purposes, ARC expects the merger to qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. It is, therefore, expected that there will be no material tax consequences from the merger for our continuing stockholders and that stockholders will recognize no gain or loss as a result of the merger. ARC has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the merger. The basis for our analysis is the informal review of the relevant tax laws by our legal counsel and tax advisor Westerman Ball Ederer Miller & Sharfstein, LLP. We note that state, local or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. Each stockholder is encouraged to consult with his, her or its own tax advisor for a full understanding of the tax consequences of the merger.


What stockholder votes are needed to approve the merger?

The affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve and adopt the Merger Agreement and the merger.

Why is ARC proposing to amend its charter to increase the number of authorized shares of common stock?


ARC intends to acquire RoomLinX stockholders' common shares by issuing 68,378,346 shares of ARC common stock and options and/or warrants to purchase 11,465,001 shares of ARC common stock. ARC is currently authorized to issue up to 45,000,000 shares of its common stock, and as of the record date, ARC had approximately 34,126,110 shares of common stock outstanding, 6,755,000 shares of common stock reserved for issuance upon exercise of options and 8,333,333 shares of common stock reserved for issuance upon the exercise of warrants to purchase shares of ARC common stock. As a result, ARC does not have enough shares of authorized common stock available for issuance to RoomLinX stockholders in connection with the merger unless the proposed amendment to ARC's certificate of incorporation is approved. As part of the merger, ARC is also required to adopt a long-term incentive plan to issue stock options and other stock-based awards to purchase an aggregate of 25,000,000 shares of common stock of the surviving corporation, effective as of the closing of the merger. In order to provide the board of directors with sufficient shares to meet its obligations under the Merger Agreement and the long-term incentive plan, ARC is asking its stockholders to approve the proposed amendment to ARC's certificate of incorporation to increase the number of authorized shares of common stock from 45,000,000 to 250,000,000.


Why is ARC proposing to amend its charter to change its name to "RoomLinX, Inc."?


Following the merger, ARC will wind down its existing business and the business of the surviving corporation will be the business of RoomLinX. As such, the parties to the Merger Agreement have determined it to be in the best interests of the surviving corporation's business to have the name RoomLinX, Inc. In order to allow the surviving corporation to have the name RoomLinX, Inc., ARC is asking it stockholders to approve the proposed amendment to change ARC's name from ARC Communications Inc. to RoomLinX, Inc.


What happens if ARC stockholders do not approve the amendment to its charter to increase the number of authorized shares of common stock and to change its name to "RoomLinX, Inc."?

In the event that ARC does not receive stockholder approval of the amendment to its certificate of incorporation to increase the number of authorized shares of common stock and change its name to RoomLinX, Inc., then ARC will be unable to consummate the merger.

What stockholder votes are needed to approve the proposed amendments to ARC's certificate of incorporation?

The affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve and adopt the proposals to amend ARC's certificate of incorporation.

Why is ARC proposing to reincorporate in the State of Nevada?

ARC is proposing to reincorporate in the State of Nevada because Nevada has adopted, construed and implemented comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Nevada corporate law will provide the surviving corporation with a more advanced and flexible corporate statute than exists in the State of New Jersey.

What stockholder votes are needed to approve the reincorporation of ARC in the State of Nevada?

The affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve the reincorporation of ARC in the State of Nevada.

Why is ARC proposing to adopt a long-term incentive plan?

ARC is proposing to adopt a long-term incentive plan to take effect following the merger because the parties to the merger have determined that the surviving corporation should have a long-term incentive plan for future stock option grants to offer eligible employees of the surviving corporation the opportunity to acquire or increase their proprietary interest in the surviving corporation, adding to their incentive to contribute to the performance and growth of the company.

What stockholder votes are needed to approve and adopt the long-term incentive plan?

The affirmative vote of at least a majority of the votes cast by the holders of common stock entitled to vote at the special meeting is required to approve and adopt the long-term incentive plan.

When do you expect the transactions to be completed?

We are working to complete the transactions as soon as possible after the special meeting, subject to the approval of our stockholders.

Does the board of directors of ARC recommend approval of the transactions and the other proposals to be considered at the special meeting?

Yes. After careful consideration, our board of directors recommends that our stockholders vote FOR each of the transactions.

Are ARC's stockholders entitled to appraisal or dissenters' rights?

Under New Jersey law, ARC stockholders who object to the merger or the reincorporation have the right to dissent to such transactions and to demand to be paid in cash the fair value of their shares by following the procedures prescribed under New Jersey law. You should carefully review the summary under the heading Proposal 1 - Dissenters' Rights beginning on page 37 and the provisions of New Jersey law set forth in Annex C attached to this proxy statement for a description of the procedures required to be followed by dissenting stockholders to obtain such fair value for your shares.

What do I need to know now?

After carefully reading and considering the information in this proxy statement, please complete, date and sign your proxy card and promptly return it in the accompanying envelope. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that your shares are voted. By marking your voting instructions on the proxy card, your shares will be voted as you instruct. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" all of the proposals. You may also attend the special meeting and vote your shares in person rather than voting by proxy.

If my broker holds my shares in street name, will my broker vote my shares for me?

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors, but do not include other matters, including the transactions described in this proxy statement. Your broker should provide instructions to you on how to direct your broker to vote your shares. Broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal) are counted only for purposes of establishing a quorum.

Can I change my vote after I have mailed my signed proxy?


Yes. You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by: (i) sending written notice to Aaron Dobrinsky, at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601; (ii) signing another proxy with a later date and delivering the proxy to Mr. Dobrinsky; or(iii) voting again at the special meeting. If you have instructed a broker to vote your shares, you must follow the directions from your broker on how to change that vote.


What risks should I consider in evaluating the transactions?


We have listed in the section entitled "Risk Factors," beginning on page 16, the risks that you should consider in deciding whether to vote for the proposals described in this proxy statement.


Who can help answer my questions about the transactions?


If you have additional questions about these transactions, you should contact Mr. Aaron Dobrinsky, ARC's chief executive officer, at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601.

                               SUMMARY TERM SHEET

The following points highlight selected terms and features of the proposals that are set forth in this proxy statement, and may not contain all the information that is important to you. To better understand the merger and the other matters discussed in this proxy statement, you should read this entire document carefully, including the Merger Agreement, attached as Annex A, the Amendment to Merger Agreement, attached as Annex E, and the other documents to which we refer. We have included cross-references to direct you to the more detailed discussions of the topics presented in this summary.

SUMMARY OF THE MERGER (See "Proposal 1 - The Merger" and "- Terms of the Merger Agreement")

The Merger Agreement and the Amendment to Merger Agreement are the main legal documents that govern the merger transaction and are attached to this proxy statement as Annex A and Annex E, respectively. These agreements provide the terms and conditions that govern the merger of ARC with RoomLinX. We encourage you to read the Merger Agreement and the Amendment to Merger Agreement carefully.

In the merger, RoomLinX will merge into ARC's wholly-owned subsidiary RL Acquisition, Inc., with RL Acquisition continuing as the surviving corporation.


Under the terms of the Merger Agreement, RoomLinX will merge with ARC in exchange for the issuance to the holders of common stock of RoomLinX of an aggregate of 68,378,346 shares of ARC common stock and options and/or warrants to purchase 11,465,001 shares of common stock. The number of shares of common stock, options and warrants to be issued to RoomLinX stockholders will represent approximately 62% of the surviving corporation's common stock issued and outstanding on the effective date of the merger, assuming the exercise of all outstanding options and warrants to purchase common stock, having a market value of approximately $_________, as of May 12, 2004.

In connection with their general consulting duties to ARC, involving operational matters, finance, strategic policy and sales and marketing, Alliance Advisors and Roccus Capital Partner, LLC performed an extensive due diligence analysis on Roomlinx's business, its business plan and its financial projections, including the information set forth in the RoomLinX confidential executive summary.


INTERESTS OF OFFICERS AND DIRECTORS OF ARC IN THE MERGER (SEE "SPECIAL FACTORS - Interests of ARC Management and Directors in the Transactions")


Following the merger, Mr. Peter A. Bordes, Jr., director and former chief executive officer of ARC, shall continue as a member of the board of directors of the surviving corporation. The foregoing may influence Mr. Bordes in making his recommendation that you vote in favor of the transactions, including the Merger Agreement and the merger.


ARC'S PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (SEE "Proposal 2 - Description of Amendment")

In order for ARC to issue the shares of ARC common stock and options and/or warrants to purchase shares of ARC common stock to RoomLinX stockholders as the consideration in the merger, ARC must first amend its certificate of incorporation to increase the number of shares of common stock that ARC is authorized to issue. In order to permit the merger, ARC is asking its stockholders to approve the proposed amendment to ARC's certificate of incorporation to increase the number of authorized shares of common stock from 45,000,000 to 250,000,000.

ARC'S PROPOSAL TO CHANGE ITS NAME TO "ROOMLINX, INC."

As a result of the merger, ARC will wind down its existing business and the business of the surviving corporation will be the business of RoomLinX. In order to permit the change of ARC's name to RoomLinX, Inc., ARC is asking its stockholders to approve the proposed amendment to ARC's certificate of incorporation to change its name from ARC Communications Inc. to RoomLinX, Inc. As a result of the merger, the stockholders, optionholders and warrantholders of each of ARC and RoomLinX prior to the merger will be stockholders, optionholders and warrantholders of the surviving corporation which will have the name RoomLinX, Inc.

ARC'S PROPOSAL TO REINCORPORATE IN THE STATE OF NEVADA (See "Proposal 3 - Terms of Reincorporation" and "- Comparison between New Jersey and Nevada Law")

ARC formed RL Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary, in order to consummate the merger with RoomLinX. In the merger, RoomLinX will merge with and into RL Acquisition, with RL Acquisition as the surviving corporation and wholly-owned subsidiary of ARC. In order to consolidate the corporate offices of ARC and RL Acquisition after the merger and to reincorporate ARC into a Nevada entity, ARC is asking its stockholders to approve the reincorporation of ARC in the State of Nevada by the merger of ARC with and into RL Acquisition.

ARC'S PROPOSAL TO ADOPT THE LONG-TERM INCENTIVE PLAN (See "Proposal 4 - Terms of the Plan")

In order to offer eligible employees of the surviving corporation in the merger the opportunity to acquire or increase their proprietary interest in the surviving corporation and to provide employees with incentives to contribute to the performance and growth of the company, ARC is asking its stockholders to adopt the proposed long-term incentive plan, effective upon the closing of the merger.


ROOMLINX'S BUSINESS OPERATIONS AND FINANCIAL CONDITION (See "The Companies - RoomLinX, Inc.")

Roomlinx provides wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, convention centers, corporate apartments and special events locations. The company installs and creates services that address the productivity and communications needs of hotel guests, convention center exhibitors, corporate apartment customers and individual consumers. RoomLinX specializes in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a/b/g. Hotel customers sign long-term service agreements, where RoomLinX provides the maintenance for the networks, as well as the right to provide value added services over the network.

RoomLinX has incurred significant operating losses since its inception and as of December 31, 2003 has an accumulated deficit of $5.6 million. During 2003, RoomLinX incurred a net loss of $830,000 and used $313,000 of cash to fund operating activities. As of December 31, 2003 RoomLinX had $7,000 in cash and cash equivalents ($47,000 at March 31, 2004). Management has evaluated its alternatives to enable RoomLinX to pay its liabilities as they become due and payable in the current year. Such alternatives include reducing operating losses and obtaining additional financing in order to advance RoomLinX's business plan. Additionally, management has executed the merger agreement with ARC. Upon the completion of such merger, additional financing may become available through the issuance of additional equity. At this time, RoomLinX does not have any bank credit facility or other working capital credit line under which it may borrow funds for working capital or other general corporate purposes.


RISK FACTORS (See "Risk Factors")

By voting for or against the merger, the amendment to ARC's certificate of incorporation, the reincorporation of ARC in the State of Nevada and the adoption of the long-term incentive plan, ARC stockholders are effectively deciding whether or not to invest directly in the business of RoomLinX which shall constitute the entire business of the surviving corporation after the merger. ARC stockholders should carefully consider the factors discussed in the section entitled "Risk Factors" before deciding how to vote.

                             ARC COMMUNICATIONS INC.
                        401 Hackensack Avenue, 3rd Floor
                          Hackensack, New Jersey 07601

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS


                             TO BE HELD MAY 28, 2004

The board of directors of ARC Communications, Inc., a New Jersey corporation, asks that you appoint its representatives as proxies to vote your shares of ARC common stock at the special meeting of stockholders of ARC to be held on May 28, 2004, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP located at 170 Old Country Road, Mineola, New York 11501, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof. To appoint the proxies, please sign and return the enclosed form of proxy card. This proxy statement and the accompanying proxy card were mailed on or about May 14, 2004, to holders of ARC common stock entitled to vote at the special meeting.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

At the special meeting, our stockholders will be asked to consider and approve a series of transactions involving the reorganization of ARC as follows:

o the merger of ARC with RoomLinX, Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger, as amended by the Amendment to Agreement and Plan of Merger (references to the Merger Agreement throughout this proxy statement mean the Merger Agreement as amended by the Amendment to Agreement and Plan of Merger, unless the context states otherwise);

o an amendment to ARC's certificate of incorporation to increase the authorized common stock of ARC from 45,000,000 shares to 250,000,000 shares and change its name to "RoomLinX, Inc.";

o the reincorporation of ARC from a New Jersey corporation to a Nevada corporation by the merger of ARC with and into its wholly-owned subsidiary RL Acquisition, Inc., a Nevada corporation; and

o the adoption of a long-term incentive plan, effective as of the closing of the merger.


The board of directors of ARC has fixed the close of business on May 5, 2004, as the record date for the special meeting. Only persons who are holders of record of ARC's outstanding common stock as of the record date are entitled to vote. As of the record date, 34,126,110 shares of common stock of ARC were issued, outstanding, and entitled to vote at the special meeting. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting.


QUORUM, ABSTENTIONS AND BROKER NON-VOTES

To hold the special meeting, there must be a quorum, which means a majority of ARC's outstanding shares of common stock as of the record date must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. Abstentions and broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal) are also considered part of the quorum. With respect to each proposal, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

VOTES REQUIRED FOR APPROVAL

Under New Jersey law, the affirmative vote of at least a majority of the votes cast by the holders of our common stock entitled to vote at the special meeting is required to approve and adopt each of proposals.

HOW TO VOTE

You may vote your proxy by mail, or by attending the special meeting in person. You may vote by mail by signing the enclosed proxy card that represents your shares and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. You may vote "FOR," "AGAINST" or "ABSTAIN" for the proposals. A properly executed proxy card marked "ABSTAIN" as to any proposal will not be voted with respect to that proposal, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" all of the proposals. You may vote in person at the meeting by written ballot which will be passed out to stockholders at the meeting.

We request that ARC stockholders complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors, but do not include other matters, including the proposals being voted on at the special meeting. Brokers will provide instructions to beneficial owners on how to direct the broker to vote their shares. Broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal) are counted only for purposes of establishing a quorum.

All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated (other than broker non-votes), your proxy will be voted FOR each of the proposals described in this proxy statement. ARC's board of directors does not currently intend to bring any other business before the special meeting and is not aware of any other matters to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will be voted in accordance with the judgment of the proxy holders.


You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by: (i) sending written notice to Aaron Dobrinsky at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601; (ii) signing another proxy with a later date and delivering the proxy to Mr. Dobrinsky; or (iii) voting again at the special meeting. If you have instructed a broker to vote your shares, you must follow the directions from your broker on how to change that vote.


DISSENTERS' RIGHTS

Pursuant to Section 14A:11-1 of the New Jersey Permanent Statutes, stockholders who object to the merger or the reincorporation shall have the right to dissent to such transactions and to demand to be paid in cash the fair value of their shares by following the procedures prescribed in the New Jersey Permanent Statutes. This proxy statement and Annex C attached to this proxy statement set forth the rights of dissenting stockholders and provide a description of the procedures required to be followed by dissenting stockholders to obtain such fair value for their shares.

                                  RISK FACTORS

In addition to the other information included and incorporated by reference in this proxy statement, our stockholders should carefully consider the matters described below in voting on the proposals to be voted on at the special meeting.

RISK FACTORS RELATING TO ARC

IF THE MERGER WITH ROOMLINX IS NOT CONSUMMATED, ARC HAS NO CONTINUING BUSINESS OPERATIONS.

During 2003, ARC sold its continuing education segment in order to raise funds and focus on the multimedia business. However, the multimedia business revenues continued to decline. Currently, ARC is not generating any revenue nor is it expected to in the near future. Should ARC's stockholders not approve the merger, there will be no ongoing business operations.

ARC HAS SUSTAINED CONTINUING LOSSES OF OPERATIONS.

ARC has losses from continuing operations for the year ended December 31, 2003 of $572,000 and has an accumulated deficit of $2,182,000 as of December 31, 2003. No assurance can be given as to whether we will achieve profitability, if at all. If we fail to achieve and maintain sufficient profitability within the time frame expected by investors, the market price of our common stock may be adversely affected.

HISTORICAL LOSSES AND NEGATIVE CASH FLOWS FROM OPERATIONS RAISE DOUBT ABOUT ARC'S ABILITY TO CONTINUE AS A GOING CONCERN.

Historically, ARC has suffered losses and has not generated positive cash flows from operations. This raises substantial doubt about our ability to continue as a going concern. The audit reports of independent auditors Eisner LLP for the years ended December 31, 2003 and 2002 on our financial statements contained an explanatory paragraph expressing doubt about ARC's ability to continue as a going concern

RISK FACTORS RELATING TO THE TRANSACTIONS

IF WE ARE UNABLE TO COMPLETE THE TRANSACTIONS, OUR STOCK PRICE WILL BE ADVERSELY AFFECTED.

If the merger is not completed, our stock price will likely be adversely affected as the marketplace is anticipating the merger to be consummated and has bid up our stock price in anticipation of its completion. Whether or not the merger is completed, ARC will need to pay expenses related to the transactions, such as legal and accounting expenses. In addition, whether or not the merger is completed, ARC has expenses as a public company including, without limitation, the cost of complying with the provisions of the Sarbanes-Oxley Act of 2002. As stated elsewhere throughout this proxy statement, ARC's current business is being wound down, as its remaining assets are essentially valueless. The merger with RoomLinX is ARC's only alternative to possibly generate revenue and provide value to its stockholders.

THE TRANSACTIONS WILL RESULT IN SUBSTANTIAL DILUTION TO OUR CURRENT
STOCKHOLDERS.

The issuance of shares of common stock and options and/or warrants to purchase shares of common stock to RoomLinX stockholders in the merger will significantly dilute the voting power and ownership percentage of our existing stockholders. We expect to issue 68,378,346 shares of common stock, plus options and/or warrants to purchase 11,465,001 shares of common stock. Accordingly, immediately following completion of the merger, RoomLinX stockholders are expected to represent approximately of 65% of the surviving corporation's equity on a fully-diluted basis, assuming the exercise by RoomLinX stockholders of all options and warrants issued to them in the merger.

THE ROOMLINX STOCKHOLDERS SHALL HAVE VOTING POWER OF THE CAPITAL STOCK OF THE SURVIVING CORPORATION SUFFICIENT TO CONTROL OR SIGNIFICANTLY INFLUENCE ALL MAJOR CORPORATE DECISIONS.


Upon the closing of the merger and the reincorporation, the surviving corporation will have outstanding an aggregate of approximately 102,754,456 shares of common stock (excluding shares issued or issuable upon exercise of outstanding options and warrants). Accordingly, the voting rights of RoomLinX stockholders will represent approximately 67% of the voting power of the surviving corporation.


RISK FACTORS RELATING TO THE SURVIVING CORPORATION AFTER THE TRANSACTIONS

IF THE SURVIVING CORPORATION CONTINUES TO EXPERIENCE LOSSES AFTER THE TRANSACTIONS ARE COMPLETED, IT COULD EXPERIENCE DIFFICULTY MEETING ITS BUSINESS PLAN, AND THE STOCK PRICE COULD BE NEGATIVELY AFFECTED.

After the transactions, it is expected that the surviving corporation RoomLinX will continue to experience operating losses and negative cash flow from operations. Any failure to achieve and then maintain profitability and positive cash flow could negatively impact the market price of the surviving corporation's common stock and its ability to continue as a going concern. RoomLinX has not been profitable or cash flow positive on a quarterly or annual basis, and it is anticipated that after completion of the transactions, it will incur net losses and negative cash flow for the foreseeable future. As a result, the surviving corporation will need to generate significant quarterly revenues if it is to achieve and maintain profitability and positive cash flow. A failure to achieve profitability or positive cash flow in the near term could make it difficult or impossible for the surviving corporation to grow its business. If its business strategy is not successful, it may not generate significant revenues or achieve profitability.

RISKS PARTICULAR TO ROOMLINX - References to "we," "our," "us" and similar words used throughout the remaining Risk Factors refer to RoomLinX.

WE HAVE HISTORICALLY INCURRED LOSSES AND THESE LOSSES WILL CONTINUE IN THE FORESEEABLE FUTURE.

We have never earned a profit. As at December 31, 2003, we had net losses of $5,601,470 since our inception. Since our inception, we have invested significant capital to build our organization. We have incurred operating losses since our inception and expect to continue to incur operating losses for at least the next year. We will need to generate significant revenue to become profitable and sustain profitability on a quarterly and annual basis.

We may not achieve or sustain our revenue or profit goals, and our ability to do so depends on the factors specified elsewhere in "Risk Factors" - as well as on a number of factors outside of our control, including the extent to which:

o our competitors announce and develop, or lower the prices of, competing services; and

o prices for our services decrease as a result of reduced demand or competitive pressures.

As a result, we may not be able to increase revenue or achieve profitability on a quarterly and annual basis.

BOTH OUR MANAGEMENT AND OUR INDEPENDENT AUDITORS HAVE EXPRESSED AN OPINION RAISING SUBSTANTIAL DOUBT CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditors have expressed an opinion raising substantial doubt concerning our ability to continue as a going concern with respect to our financial statements for the year ended December 31, 2003 and the seven month period ended December 31, 2002. This qualification could materially adversely affect the manner in which third parties do business with us, most notably in connection with the extension of credit and their degree of commitment to any long-term agreements. Actions that may be taken by our suppliers and other creditors to enhance their credit positions could cause the surviving corporation significant additional liquidity problems and could adversely impact our ability to continue doing business. Such a qualification could also make it more difficult for us to obtain capital on acceptable terms, if at all.

WE MAY NEED ADDITIONAL FUNDS WHICH, IF AVAILABLE, COULD RESULT IN INCREASED INTEREST EXPENSES OR ADDITIONAL DILUTION TO OUR STOCKHOLDERS. IF ADDITIONAL FUNDS ARE NEEDED AND ARE NOT AVAILABLE, OUR BUSINESS COULD BE NEGATIVELY IMPACTED.

At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes. If our plans or assumptions change or are inaccurate, we may be required to seek additional capital.

If funds are raised through the issuance of equity securities, the percentage ownership of our then-current stockholders will be reduced and the holders of new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through a bank credit facility or the issuance of debt securities, the holder of such indebtedness would have rights senior to the rights of common stockholders and the terms of such indebtedness could impose restrictions on our operations. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot successfully increase our revenues or raise adequate funds on acceptable terms, we may not be able to continue to fund our operations.

We may be required to sell or otherwise dispose of portions of our business in order to improve our cash position. We may not be able to effect such sales on satisfactory terms or at all.

OUR LIMITED CASH RESOURCES WILL LIKELY RESTRICT OUR FLEXIBILITY AND OVERALL OPERATIONS.

In order for us to continue operating as an independent business entity, it has been necessary for us to develop significant budgetary constraints. These constraints limit our ability to respond to business opportunities or issues as they arise. Since our industry remains in an early stage and its needs are dynamic, our budgetary constraints may adversely affect our ability to respond to market demands and our ability to compete.

WE HAVE ONLY A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE AN INVESTMENT IN OUR COMMON STOCK.

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We face a number of risks encountered by early stage technology companies that participate in new technology markets, including our ability to:

o maintain our engineering and support organizations, as well as our distribution channels;

o negotiate and maintain favorable usage rates with our vendors;

o retain and expand our customer base at profitable rates;

o recoup our expenses associated with the wireless devices we resell to subscribers;

o manage expanding operations, including our ability to expand our systems if our subscriber base grows substantially;

o attract and retain management and technical personnel; and

o anticipate and respond to market competition and changes in technologies as they develop and become available.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful our business could be significantly and adversely affected.

TO GENERATE INCREASED REVENUE WE WILL HAVE TO INCREASE SUBSTANTIALLY THE NUMBER OF OUR CUSTOMERS, WHICH MAY BE DIFFICULT TO ACCOMPLISH.

Adding new customers will depend to a large extent on the success of our direct and indirect distribution channels and acquisition strategy, and there can be no assurance that these will be successful. Our customers' experiences may be unsatisfactory to the extent that our service malfunctions or our customer care efforts, including our website and 800 number customer service efforts, do not meet or exceed subscriber expectations. In addition, factors beyond our control, such as technological limitations of the current generation of devices, which may cause our customers' experiences with our service to not meet their expectations, can adversely affect our revenues.

WE MAY ACQUIRE OR MAKE INVESTMENTS IN COMPANIES OR TECHNOLOGIES THAT COULD CAUSE LOSS OF VALUE TO OUR STOCKHOLDERS AND DISRUPTION OF OUR BUSINESS.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

o failure to integrate the acquired assets and/or companies with our current business;

o the price we pay may exceed the value we eventually realize;

o loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

o potential loss of key employees from either our current business or the acquired business;

o entering into markets in which we have little or no prior experience;

o diversion of management's attention from other business concerns;

o assumption of unanticipated liabilities related to the acquired assets; and

o the business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

WE HAVE LIMITED RESOURCES AND WE MAY BE UNABLE TO EFFECTIVELY SUPPORT OUR OPERATIONS.

We must continue to develop and expand our systems and operations in order to remain competitive. We expect it to place strain on our managerial, operational and financial resources. We may be unable to develop and expand our systems and operations for one or more of the following reasons:

o we may not be able to retain at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity on a timely basis;

o we may not be able to dedicate the capital necessary to effectively develop and expand our systems and operations; and

o we may not be able to expand our customer service, billing and other related support systems.

If we cannot manage our operations effectively, our business and operating results will suffer.

OUR BUSINESS PROSPECTS DEPEND IN PART ON OUR ABILITY TO MAINTAIN AND IMPROVE OUR SERVICES AS WELL AS TO DEVELOP NEW SERVICES.

We believe that our business prospects depend in part on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR BUSINESS COULD SUFFER.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with the computer systems of our customers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

o effectively using and integrating new technologies;

o continuing to develop our technical expertise;

o enhancing our engineering and system design services;

o developing services that meet changing customer needs;

o advertising and marketing our services; and

o influencing and responding to emerging industry standards and other changes.

WE DEPEND ON RETAINING KEY PERSONNEL. THE LOSS OF OUR KEY EMPLOYEES COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

Due to the technical nature of our services and the dynamic market in which we compete, our performance depends on retaining key employees. Competitors and others may attempt to recruit our employees. A major part of our compensation to our key employees is in the form of stock option grants. A prolonged depression in our stock price could make it difficult for us to retain our employees and recruit additional qualified personnel.

AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR SERVICES.

In designing, developing and supporting our services, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

WE MAY FACE INCREASED COMPETITION, WHICH MAY NEGATIVELY IMPACT OUR PRICES FOR OUR SERVICES OR CAUSE US TO LOSE BUSINESS OPPORTUNITIES.

The market for our services is becoming increasingly competitive. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services and offer similar services at a lower price. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services. Our current and potential competitors include:

o other wireless high speed internet access providers, such as SDSN, Guest-Tek Wayport, Greentree and StayOnLine;

o cable network carriers, such as SBC, Comcast, Sprint and COX Communications;
and

o internal information technology departments of large companies.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. In addition, we have established strategic relationships with many of our potential competitors. In the event such companies decide to compete directly with us, such relationships would likely be terminated, which could have a material adverse effect on our business and reduce our market share or force us to lower prices to unprofitable levels.

WE MAY BE SUED BY THIRD PARTIES FOR INFRINGEMENT OF THEIR PROPRIETARY RIGHTS AND WE MAY INCUR DEFENSE COSTS AND POSSIBLY ROYALTY OBLIGATIONS OR LOSE THE RIGHT TO USE TECHNOLOGY IMPORTANT TO OUR BUSINESS.

Any intellectual property claims, with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from administering our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may materially adversely affect us by, for example, causing us to enter into costly royalty arrangements or forcing us to incur settlement or litigation costs.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND, AS A RESULT, PERIOD-TO-PERIOD COMPARISONS OF OUR RESULTS OF OPERATIONS ARE NOT NECESSARILY MEANINGFUL.

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors. These factors include:

o the demand for and market acceptance of our services;

o downward price adjustments by our competitors on services they offer that are similar to ours;

o changes in the mix of services sold by our competitors;

o technical difficulties or network downtime affecting communications generally;

o the ability to meet any increased technological demands of our customers; and

o economic conditions specific to our industry.

Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline.

RISKS PARTICULAR TO OUR INDUSTRY

THE MARKET FOR OUR SERVICES IS NEW AND HIGHLY UNCERTAIN.

The market for wireless data services is still emerging and continued growth in demand for and acceptance of these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. If the market for our services does not grow or grows slower than we currently anticipate, our business, financial condition and operating results could be materially adversely affected.

RISKS PARTICULAR TO STOCK PRICE

OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, MAY BE VOLATILE.

We expect that the market price of our common stock will fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to a variety of factors, including:

o announcements of technological or competitive developments;

o acquisitions or strategic alliances by us or our competitors;

o the gain or loss of a significant customer or order;

o changes in estimates of our financial performance or changes in recommendations by securities analysts regarding us or our industry; or

o general market or economic conditions.

This risk may be heightened because our industry is new and evolving, characterized by rapid technological change and susceptible to the introduction of new competing technologies or competitors.

In addition, equity securities of many technology companies have experienced significant price and volume fluctuations. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. Volatility in the market price of our common stock could result in securities class action litigation. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.

We have never paid or declared any cash dividends on our common stock or other securities and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

                                  THE COMPANIES

ARC COMMUNICATIONS INC.

GENERAL


The following description of ARC Communications Inc. describes the business of ARC through the closing of the merger. As more fully described in "Special Factors - Background to the Transactions" below, ARC has lost substantially all of its customer base and revenue in its historical business and the business of the surviving corporation will be the business of RoomLinX. A description of RoomLinX and its business is set forth following the description of ARC.


CORPORATE HISTORY

ARC Communications Inc. was incorporated under the laws of the state of New Jersey on October 21, 1992 under the name Arc Slide Technologies Ltd. On August 14, 1996, Arc Communications Inc., a Florida corporation, formerly known as Alliance Telecommunications Holding Corp., acquired Arc Slide Technologies Ltd., and Arc Slide Technologies Ltd. became a wholly-owned subsidiary of Arc Communications Inc. On November 21, 1997, Arc Communications Inc. merged with and into its wholly-owned subsidiary Arc Slide Technologies Ltd. with Arc Slide Technologies Ltd. the surviving corporation in such merger. At the time of the merger, Arc Slide Technologies Ltd. changed its name to ARC Communications Inc.

ARC'S BUSINESS

Interactive multimedia programs have been a primary area of ARC's business. ARC has formed strategic alliances with advertising agencies that have major pharmaceutical companies as their clients. By forming these alliances, ARC's clients are able to use ARC's expertise in a variety of interactive multimedia areas. Further, such strategic alliances enable ARC's clients to use leading edge technologies without having to incur substantial development costs. ARC earns revenues from the Interactive Programs from billing for the creative development. The expenses are principally payroll related and purchase costs are insignificant.

ARC has the ability to design and create specific websites for a client and to operate such websites. ARC also designs and develops interactive kiosks and advertising and promotional materials, including packaging for retail products. ARC's services range from consulting services to complete marketing-driven design and construction of multi-level websites. ARC also offers numerous integrated services in addition to those discussed above, particularly offline media planning and buying related to identification, negotiation for and purchase of banners, sponsorship and proprietary partnerships on websites.

The markets for ARC's services are highly competitive and are characterized by pressures to incorporate new technologies, accelerate completion schedules and reduce prices. ARC expects competition for its services to intensify in the future, partly because there are no substantial barriers to entry into ARC's business. ARC faces competition from a number of sources, including potential customers that perform interactive marketing and communications services and website development services in-house. These sources also include other website service boutique firms, communications, telephone and telecommunications companies, computer hardware and software companies such as Microsoft Corporation and Adobe Systems Incorporated, established online service companies, advertising agencies, internet-services and access providers as well as specialized and integrated marketing communication firms. Many of ARC's competitors or potential competitors have longer operating histories, more substantial customer relationships and significantly greater financial, managerial, technological, sales, marketing and other resources than ARC. ARC also competes on the basis of creative reputation, price, reliability of services and responsiveness. There can be no assurance that ARC will be able to compete and its inability to do so would have a material adverse impact on ARC's business, financial condition and operating results.

Subsequent to December 31, 2002, ARC reduced its staff to keep its overhead in line with decreasing revenues. At December 31, 2003, ARC had three full-time employees.

RL ACQUISITION, INC.

RL Acquisition, Inc. is a Nevada corporation and wholly-owned subsidiary of ARC. It was formed for the purpose of the merger pursuant to the Merger Agreement.

ROOMLINX, INC.

GENERAL

RoomlinX provides wired networking solutions and Wireless Fidelity networking solutions, as known as Wi-Fi, for high speed internet access to hotels, convention centers, corporate apartments and special events locations. The company installs and creates services that address the productivity and communications needs of hotel guests, convention center exhibitors, corporate apartment customers and individual consumers. RoomLinX specializes in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a and 802.11b.

Hotel customers sign service agreements, where RoomlinX provides the maintenance for the networks, as well as the right to provide value added services over the network.

RoomlinX derives it's revenues primarily from the installation of the wired and wireless networks it provides to hotels, convention centers and apartment buildings. RoomlinX derives additional revenue from the maintenance of these networks. Customers typically pay a one-time fee for the installation of the network and then pay monthly maintenance fees for the upkeep of the network. RoomlinX intends to increase its focus on value added services, thus intending to create additional revenue from providing new services over the networks it installs.

RoomLinX's principal office is currently based in Vancouver, British Columbia, Canada. The company intends to move it's principal office to New Jersey, while maintaining the Vancouver, British Columbia office, as well as other small sales offices throughout the United Stated and Canada. Roomlinx's website is located at www.roomlinx.com. We have not incorporated by reference into this filing any of the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

The RoomlinX name and logo and the names of services offered by Roomlinx are trademarks, registered trademarks, service marks or registered service marks of Roomlinx.

CORPORATE HISTORY

Roomlinx was incorporated in the State of Nevada on March 5, 1999.

On December 8, 2003, RoomLinX entered into a definitive merger agreement with ARC, whereby the RoomlinX business will be the entire focus of the merged companies.

ROOMLINX'S BUSINESS

At December 31, 2003, Roomlinx had installed its networking solution in approximately in 50 hotels and 11,000 rooms, from which RoomLinX receives, directly or indirectly, monthly maintenance fees.

RoomLinX's solution offers easy to use access, providing instant and seamless connections for laptop users from anywhere throughout a property, including guest rooms, meeting rooms, back office and public area, over a high-speed connection that is up to 300 times faster than a standard dial-up modem. Users on this network have access to home and corporate email accounts and Virtual Private Networks, also known as VPNs. These users have flexible billing options, choosing from any one of free service, flat rate, time based usage or unlimited. In addition these users can expand the service to include value-added services such as wireless point of sale, maintenance, check-in and internet telephony services.

RoomLinX offers the following services to its customers:

o site-specific determination of needs and requirements;

o design and installation of the wireless or wired network;

o full maintenance and support of the network;

o technical support to assist guests and hotel staff 24 hours a day, 7 days a week, 365 days a year;

o hotel staff and management training, and

o marketing assistance and continuous network monitoring to ensure high quality of service.

The main service currently offered by RoomlinX is the installation and servicing of wired and wireless networks in the hotel industry. RoomlinX's strategy is to focus its resources on delivering, a wide range of communications and information services to the hotel industry. In addition, we plan to enter, either organically, or through partnerships with current providers, the sale of our services to other hospitality, recreational and both public and private facilities.

The network's that RoomLinX's installs can supply the hotel with all of the requirements to supply the hotel's back office, guest rooms, restaurants, lobbies, convention center and meeting rooms over the internal local area network (LAN). For convention centers requiring a high-speed connection for their booths and meeting areas, the companies wireless local area network (WLAN) product enables portable and mobile computer users to seamlessly access the Internet from anywhere within the convention center. Users access the internet without any modification to their computer and can walk freely about the premises while still being connected to the network.

RoomLinX gives the client hotel property two options in acquiring our high-speed Internet services: the hotel can buy the system and pay RoomLinX a monthly service fee to maintain technical support, or the hotel can lease-to-own the system with a third party and pay RoomLinX a monthly service fee.

RoomLinX, generally has the first right of refusal to provide all wireless services to the hotel as well as to provide value added services over the installed network. There are many other products that RoomLinX will offer to sell to the hotels to increase its revenues and profit margins. The majority of these services would be offered in conjunction with third parties that have expertise with the particular service.

We believe that the potential market for our services is largely underserved, providing us with opportunities for additional growth. Subject to capital constraints, we intend to leverage RoomlinX's brand and distribution to offer a wider portfolio of products and services.

We seek to deepen penetration within our installed customer base and expand the breadth of our overall customer base by distinguishing our current and future offerings with value-added solutions through increased marketing activities.

SALES AND MARKETING

SALES

RoomLinX has an experienced team in the area of agent-based sales to the hospitality industry that provides them with the ability to build and execute on an outsourced sales model that is highly competitive in the industry. RoomLinX will continue to build on this model and add other sales teams as part of its growth strategy.

As part of the sales strategy RoomLinX has established a series of strategic alliances with communication marketing companies and communication providers throughout the U.S. These organizations already have preferred access to the customer, which may give RoomLinX an advantage in the market place. These sales representatives are paid on a commission basis. RoomLinX provides comprehensive sales training and packaged marketing materials to its independent representatives in order to obtain optimum installation contracts. RoomLinX currently employs six in-house technical sales and marketing personnel that support the representatives in the field and effectively close the contracts.

There are three succinct areas of outsource marketing in the hospitality sector that RoomLinX concentrates it's sales effort on:

Independent Communication Sales Representatives, and Representative Organizations - This group sells local and long-distance communication products into the hotel industry. For the most part, they have long-term contract commitments with the hotels to provide these services. Because they sell multiple lines of communication services to hotels, they have direct contact with the Information Systems director. These services save money for the hotels as well as providing them with additional income to the hotel, and as such they have good access to the decision-maker in this market.

Wholesale Equipment Suppliers, Equipment Installers in the Hospitality Market - This group sells and installs central phone systems (also know as PBX systems), voice mail systems, property management systems and software related services directly into the hotel market. Since these services are directly related to both the income and marketing sides of the hospitality area, their access to this clientele is very good.

The Hotel Interconnect Individual or Companies - This group handles the installation and the maintenance for the ICSR's and Interconnect companies.

In all cases, at least one and generally all three of the above groups interact with the hotel industry at all levels on a daily basis. This provides RoomLinX with a valuable source of sales and marketing personnel with direct contact into the industry.

MARKETING

We typically deploy a marketing mix consisting of direct mail, Internet direct response, print ads in periodicals aimed at hospitality industry, and tradeshow sponsorship and support.

OPERATIONS

RoomLinX has built a foundation on which to achieve growth with minimal fixed expenditures. RoomLinX has achieved this by building the infrastructure and quality controls to outsource the following functions: system integration, bandwidth provisioning, system deployment, and technical support and service. RoomLinX acts as a pure service provider that aggregates the products and services required to install wireless high-speed networks and deploys them through its delivery infrastructure that combines in-house technical and RF (radio frequency) experts with select system integrators in the customer's area. After installation RoomLinX manages the network under a long-term contract.

COMPETITION

The market for our services is becoming increasingly competitive. The widespread adoption of industry standards in the communications market may make it easier for new market entrants and existing competitors to introduce services that compete against ours. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services.

RESEARCH AND DEVELOPMENT

We continue to enhance the features and performance of our existing products and services. In addition, we are continuing to evaluate new products to meet our customers' expectations of ongoing innovation and enhancements.

Our ability to meet our customers' expectations depends on a number of factors, including our ability to identify and respond to emerging technological trends in our target markets, develop and maintain competitive products, enhance our existing products by adding features and functionality that differentiate them from those of our competitors and offering products on a timely basis and at competitive prices. Consequently, we have made, and we intend to continue to make, investments in research and development.

EMPLOYEES

As of March 31, 2004 we had a total of 15 full-time employees. None of our employees are covered by a collective bargaining agreement. We believe that our relations with our employees are good.

                                 SPECIAL FACTORS

BACKGROUND OF THE TRANSACTIONS


In January 2002, ARC engaged Alliance Advisors and Roccus Capital Partners, LLC to provide general consulting services to ARC in the areas of operations, finance, recruitment of officers and directors and sales and marketing. Specifically, Alliance Advisors and Roccus Capital were engaged to help provide additional support to ARC's management (which was thinly staffed) and to assist ARC in finding officers and building its board of directors. For their consulting services, in 2003, ARC agreed to pay Alliance Advisors and Roccus Capital an aggregate monthly consulting fee equal to $12,000.00 in cash or 133,333 shares of common stock for the fifteen (15) month period beginning January 1, 2003 through March 31, 2004. Under their consulting agreement, before March 1, 2004, Alliance Advisors and Roccus Capital had the right to elect whether to be paid in cash or to be issued stock for the twelve (12) month period from January 1, 2003 through December 31, 2003, and on or before April 15, 2004, they had the right to elect whether to be paid in cash or to be issued stock for the three (3) month period from January 1, 2004 through March 31, 2004. Alliance Advisors and Roccus Capital elected to be issued stock for both periods and they designated their principals as the recipients of the stock. The consulting fee was divided one-third to Alliance Advisors and two-thirds to Roccus Capital; accordingly, 666,667 shares were reissued to Alan Sheinwald, the principal of Alliance Advisors, and 666,667 shares were issued to Richard Berkley and 666,666 shares were issued to Mark Heskel, the principals of Roccus Capital.

In 2002, Alliance Advisors and Roccus Capital were approached by Mr. Peter Bordes, who indicated that he was interested in making an investment in ARC and joining its board of directors. On June 17, 2002, Mr. Bordes purchased shares of ARC common stock representing approximately 26% of the issued and outstanding shares of ARC common stock from a former board member. At that time, Mr. Bordes was provided with a seat on ARC's board of directors and immediately began assisting ARC in identifying and pursuing opportunities to expand its communications business. Following Mr. Bordes' purchase of stock, Alliance Advisors and Roccus Capital continued to work extensively with ARC's management and provided general management and consulting services in an effort to improve ARC's operations, sales and marketing and to recruit additional officers and directors.

At the end of 2002, as a result of the closing of ARC's educational seminar programs which generated a substantial portion of the revenue of ARC's educational division, ARC determined to sell its former continuing professional education subsidiary ArcMesa Educators, Inc. to Belcan Corporation of Cincinnati, Ohio. The closing of the sale of ArcMesa took place on April 1, 2003. This area of ARC's business had sustained continual losses. It was intended that the sale of ArcMesa would allow ARC to concentrate on its core business and it was anticipated that the sale would provide ARC with the resources to expand into other communications areas. Despite these efforts, ARC continued to experience losses.

Due to its declining operations, continued losses and the costs associated with remaining a public company, in 2003, Mr. Bordes and the other members of the ARC board of directors determined that it would be in the best interests of ARC to evaluate a merger with a non-public company with stronger business operations and a better business model than the existing ARC business. Accordingly, on behalf of the board of directors, Mr. Bordes began to explore the possibility of a merger with a non-public company. At the beginning of May 2003, Mr. Bordes was introduced to Mr. Robert Lunde, president and chief executive officer of RoomLinX, by Rodman and Renshaw, advisors to RoomLinX. Mr. Bordes spoke with Mr. Lunde and identified RoomLinX as a potential merger candidate to the ARC board.

In late May 2003, a meeting was set up among Mr. Bordes, Alliance Advisors, Roccus Capital and Mr. Lunde at the offices of Rodman and Renshaw. At the May 2003 meeting, the parties discussed that given the declining operating performance of ARC and the cost of remaining a public company, it had become necessary for ARC to evaluate whether to enter into another line of business and that ARC was interested in possible merger candidates. The parties discussed the value that RoomLinX placed on ARC's status as a public company and the possibility of a reverse merger to allow RoomLinX to become a public company without incurring the expenses associated with an initial public offering. It was decided that, prior to or simultaneously with a proposed merger, ARC would spin-off or wind down its existing business.

Beginning in late May 2003, ARC looked for a buyer for its then remaining assets, but to date has been unable to find a buyer. During this period, and as noted below, certain members of ARC management and Alan Sheinwald, a principal of Alliance Advisors, expressed an interest in purchasing ARC's existing business. However, during the latter portion of 2003, the three customers that accounted for substantially all of ARC's revenue chose not to renew their relationships with ARC and the potential purchasers lost interest in pursuing an acquisition of ARC's existing business.

In addition to RoomLinX, Mr. Bordes and the ARC board also evaluated numerous other potential merger candidates. As part of this evaluation, Mr. Bordes and the ARC board identified RoomLinX and two other candidates as serious possibilities and asked Alliance Advisors and Roccus Capital to conduct extensive due diligence on the three candidates. Based on this evaluation, the ARC board determined that RoomLinX represented the best opportunity to maximize shareholder value for the ARC stockholders.

From May 2003 to July 2003, the representatives of the parties, including Mr. Bordes, Alliance Advisors, Roccus Capital, Rodman and Renshaw and Mr. Lunde engaged in a number of meetings and conference calls during which the parties discussed a possible merger transaction between ARC and RoomLinX. On July 21, 2003, the parties entered into a letter of intent to merge. Under the July 21, 2003 original letter of intent, following the merger, approximately 2/3 of the stock of the surviving corporation would be held by RoomLinX stockholders and approximately 1/3 held by ARC stockholders, in each case before giving effect to the dilution caused by the ARC private placement and the issuance of options to Mr. Bordes which are described below. As the parties continued their due diligence, RoomLinX determined that the value of ARC's existing business was less than at the time of the signing of the original letter of intent. The parties amended the letter of intent on September 19, 2003. Pursuant to the amended lette of intent, following the merger, approximately 3/4 of the stock of the surviving corporation will be held by RoomLinX stockholders and approximately 1/4 held by ARC stockholders, before giving effect to dilution caused by the ARC private placement and option issuances to Mr. Bordes. On December 8, 2003, the parties signed the definitive Merger Agreement which reflected the amended capitalization structure of the surviving corporation.

In connection with its general consulting duties to ARC, involving operational matters, finance, strategic policy and sales and marketing, the principal role of Alliance Advisors and Roccus Capital in respect of the proposed merger transaction was to perform an extensive due diligence analysis on Roomlinx's business, its business plan and its financial projections, including the information set forth in the RoomLinX confidential executive summary.

During their negotiations, the parties agreed that in order for the merger to make economic sense, each of ARC and RoomLinX needed to raise additional capital. Accordingly, ARC committed to raise $500,000 and RoomLinX committed to raise $400,000 as conditions to the merger. ARC then engaged in a private placement of its securities in reliance upon Rule 506 of Regulation D under the Securities Act. In the ARC private placement, ARC sold to accredited investors shares of its common stock at a price of $.075 per share and warrants to purchase that number of shares of common stock equal to one-half of the common shares purchased. Each such warrant has a three-year term and an exercise price of $.15 per share. The initial maximum offering amount in the ARC private placement was $500,000, which ARC subsequently increased to $1,250,000. The ARC private placement closed at the end of February, 2004. In the ARC private placement, 16,666,666 shares of ARC common stock and warrants to purchase 8,333,333 shares of ARC common stock were issued to investors for gross proceeds of $1,250,000 before direct issuance costs of approximately $50,000. The participants in the ARC private placement executed and delivered investor questionnaires to the effect that they were "accredited investors" for purposes of meeting the requirements for the registration exemptions provided under Regulation D. The proceeds of the ARC private placement were used to eliminate ARC's existing liabilities (approximately $175,000) and to pay professional fees associated with the merger (approximately $100,000). The remainder of the proceeds will be used for working capital for the surviving corporation after the merger.

In April 2004, ARC engaged Aaron Dobrinsky to be ARC's Chief Executive Officer and Frank Elenio to be ARC's Chief Financial Officer, as the principal management team to manage the surviving corporation following the merger.

The following related parties participated in the ARC private placement: Mr. Dobrinsky purchased $70,000 of common stock and warrants, Mr. Elenio purchased $10,000 of common stock and warrants, Mr. Bordes purchased $75,000 of common stock and warrants, Mrs. Arla Sheinwald, the wife of Mr. Alan Sheinwald, the principal of Alliance Advisors, purchased $100,000 of common stock and warrants, and Mrs. Deborah Berkley, the wife of Mr. Richard Berkley, a principal of Roccus Capital, purchased $10,000 of common stock and warrants.

In connection with the merger, the parties agreed that only shares of ARC common stock and warrants issued in the ARC private placement in connection with the first $550,000 of securities purchased in the ARC private placement will be deemed to be outstanding at the effective time of the merger for purposes of calculating the merger consideration (such amount being equal to 7,333,333 shares of ARC common stock and warrants to purchase 3,666,667 shares of ARC common stock). This determination was based on the fact that ARC had initially committed to raise $500,000 and subsequently agreed with RoomLinX that any additional funds raised above $550,000 would be held for use by RoomLinX after the merger. Accordingly, since such funds were intended to be used by RoomLinX after the merger, it was agreed that the common stock and warrants issued above $550,000 in the ARC private placement would dilute both the pre-merger ARC stockholders and RoomLinX stockholders. Similarly, the options issued to Mr. Bordes were not deemed outstanding for purposes of determining the merger consideration as the parties deemed Mr. Bordes' involvement to be for the benefit of the combined companies post-merger.

At about the same time that ARC engaged in its private placement, RoomLinX engaged in a private placement of its securities in reliance upon Rule 506 of Regulation D under the Securities Act and Regulation S under the Securities Act. In the RoomLinX private placement, RoomLinX sold shares of its common stock at a price of $.40 per share and warrants to purchase that number of shares of common stock equal to one-half of one common share purchased. Each warrant has a 2-year term and an exercise price of $.80 per share. The initial maximum offering amount in the private placement was $800,000. The RoomLinX private placement closed February 25, 2004. In the RoomLinX private placement, approximately 3,239,500 shares of RoomLinX common stock and warrants to purchase approximately 1,971,625 shares of RoomLinX common stock were issued. Approximately 45 investors participated in the RoomLinX private placement by purchasing $722,100 of securities before direct issuance costs of approximately $58,000. Purchasers in the RoomLinX private placement executed and delivered representation letters to the effect that they were "accredited investors" for purposes of meeting the requirements for the registration exemptions provided under Regulation D and Regulation S. In addition to the issuances to the purchasers in the RoomLinX private placement, RoomLinX issued shares of RoomLinX common stock and warrants to purchase shares of common stock as compensation under employment and consulting arrangements to less than 35 "purchasers", as such term is defined under Rule 506. The proceeds of the RoomLinX private placement were or will be used for working capital purposes.

As noted above, following the signing of the Merger Agreement, Mr. Michael Rubel, former director and chief operating officer of ARC, Mr. Thomas Rittenhouse, creative director of ARC's New Media Services, and Mr. Sheinwald, principal of Alliance Advisors, expressed an interest in purchasing the existing assets comprising ARC's "graphic design and interactive multi-media" business. Upon completion of their due diligence, it was determined by Messrs. Rubel, Rittenhouse and Sheinwald that, as an operating business, ARC had become valueless given the loss of three customers who accounted for substantially all of ARC's revenue. The parties to the merger concluded that ARC's only remaining value was as a shell company for a private entity to become a public company as contemplated by the merger with RoomLinX.

As a result of the closing of the ARC private placement and the determination that ARC's assets and business had become valueless, the parties agreed to amend the Merger Agreement to change the description of the merger consideration from a formula to the actual aggregate number of shares of common stock and options and/or warrants to purchase shares of common stock to be issued to RoomLinX stockholders and to change the requirement that ARC sell all of its assets to a requirement that ARC wind down its business. Accordingly, on February 25, 2004, the parties entered into the Amendment to Merger Agreement, which is attached to this proxy statement as Annex E. As noted above, ARC has lost all of its existing accounts, essentially is no longer operational, and its remaining assets (a minimal amount of personal property with an approximate value of $10,000) will be utilized by the surviving corporation post-merger.


RECOMMENDATIONS OF OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

At its meeting held on December 5, 2003, our board of directors determined (1) that the merger, the amendment to ARC's certificate of incorporation, the reincorporation, the adoption of a long-term incentive plan and the transactions contemplated thereby are fair to and in the best interests of ARC and ARC's stockholders and (2) determined to recommend that ARC's stockholders approve the proposals related to the transactions. Accordingly, our board of directors recommends that our stockholders vote FOR the merger, the issuance of shares of ARC capital stock to RoomLinX stockholders in connection with the merger, the amendment to ARC's certificate of incorporation, the reincorporation, the adoption of a long-term incentive plan and the other transactions contemplated thereby.

In January 2004, ARC's board of directors, recognizing that it may have certain conflicts of interest arising from the transactions, determined to add an independent member to the board of directors who would also act as the special committee in the transactions to review the fairness of the merger and the other transactions to ARC's stockholders. In January 2004, Mr. Joel Schwartz agreed to serve as an independent member of ARC's board of directors and to act as the special committee with respect to the merger and each of the related transactions. In consideration for agreeing to serve as a member of ARC's board of directors, ARC issued to Mr. Schwartz a non-qualified stock option to purchase 100,000 shares of ARC common stock at a purchase price of $0.08 per share which shall vest and become exercisable upon the earlier of (a) ninety
(90) days from the date of his agreement to serve as a member of the board of directors or (b) the closing of the merger. At the time that the long-term incentive plan is established in connection with the merger, ARC will cause the option to be covered by the long-term incentive plan either by the exchange of the option for a new option or otherwise. ARC will also pay Mr. Schwartz $1,000 per month for his service as a director and will reimburse all reasonable out of pocket expenses incurred by him in connection with his at attendance at meetings of the board of directors.

On February 5, 2004, the special committee determined (1) that the merger, the amendment to ARC's certificate of incorporation, the reincorporation, the adoption of a long-term incentive plan and the transactions contemplated thereby are fair to and in the best interests of ARC and ARC's stockholders and (2) to recommend that ARC's stockholders approve the proposals related to the merger, the amendment to ARC's certificate of incorporation, the reincorporation and the adoption of a long-term incentive plan. Accordingly, the special committee determined to recommend that our stockholders vote FOR the merger, the issuance of shares of ARC capital stock to RoomLinX stockholders in connection with the merger, the amendment to ARC's certificate of incorporation, the reincorporation, the adoption of a long-term incentive plan and the other transactions contemplated thereby.

NO FINANCIAL ADVISORS

ARC did not engage financial advisors in connection with the merger and has not obtained the opinion of any financial advisor or other third party as to the fairness of the merger to ARC's stockholders from a financial point of view, or as to any other matters. ARC's board of directors did not believe that obtaining such an opinion would be an appropriate use of corporate funds. Nevertheless, the board of directors of ARC and the special committee believe that the merger is in the best interests of ARC and ARC's stockholders. Because of the absence of a fairness opinion, there will be no independent assurance from an expert that the consummation of the merger is fair from a financial point of view to ARC's stockholders.

FACTORS RELEVANT TO THE TRANSACTIONS


In reaching its decision to approve the merger, the amendment to ARC's certificate of incorporation, the reincorporation, the adoption of the long-term incentive plan and to recommend approval of the transactions and the proposals, including the issuance of shares of ARC's common stock and options and/or warrants to purchase shares of ARC common stock in connection with the merger, ARC's board of directors and the special committee consulted with our chairman and then chief executive officer, considered the due diligence of Alliance Advisors and Roccus Capital, and considered information provided by members of our management team and independently considered the proposed Merger Agreement and the transactions contemplated therein. The information provided by the members of our management team that was presented the board of directors, including the member of the special committee, included RoomLinX's confidential executive summary which contained, among other things, a description of RoomLinX's business, business plan and financial projections. In addition, our management team presented information about RoomLinX's industry to the board of directors, including the member of the special committee, that according to Pyramid Research, the industry in which RoomLinX operates is projected to grow at a compound annual rate in excess of 84% over the next five years.


                        BOARD OF DIRECTORS CONSIDERATIONS

ARC's board of directors considered several factors as reasons that the merger, the amendment to ARC's certificate of incorporation, the reincorporation and the adoption of the long-term incentive plan will be beneficial to ARC and ARC's stockholders. In particular, ARC's board of directors considered, among other things:

1. that ARC had continued to incur losses for several years;

2. that ARC's net sales since the year ended 2000 have continued to decline;

3. that despite the sale of ArcMesa and the reduction in its number of employees, ARC had been unable to eliminate its pattern of losses;

4. that no buyer could be found for ARC's assets;


5. the determination of ARC's management team, including ARC's chairman and then chief executive officer, and its advisors Alliance Advisors and Roccus Capital, that ARC's business had become essentially valueless and that the only remaining value to ARC and ARC's stockholders was ARC's status as a public company;


6. the substantial compliance costs of being a public company;

7. information relating to the business, assets, management, financial condition, customers, competitive position and operating performance of RoomLinX;

8. the terms of the transactions;

9. the substantial dilution to ARC's stockholders as a result of the issuance of shares of ARC common stock and options and warrants to purchase shares of ARC common stock to RoomLinX stockholders as the merger consideration;

10. the risk that the benefits sought in the transaction might not be fully achieved; and

11. the interests that Mr. Peter A. Bordes, Jr., ARC's chairman and chief executive officer, may have with respect to the transactions in addition to the interests of our stockholders generally.

SPECIAL COMMITTEE CONSIDERATIONS

In the course of its deliberations, the special committee considered the factors considered by the board of directors as well as the following additional factors:

1. that despite diligent efforts, ARC was unable to find alternatives to the transactions and ARC was unable to find a purchaser for its assets;

2. the inability of ARC to earn sufficient revenues from its existing business to cover the cost and expense of being a public company;

3. the lack of alternative financing sources;

4. that the surviving corporation would not be cash flow or EBITDA positive immediately after the transactions;

5. that ARC's existing business had become valueless; and

6. that probably the only way to obtain any value for ARC's stockholders was to rely on the value of ARC's status as a public company.

In addition to the foregoing, our board of directors discussed the terms of the transactions and information relating to the transactions with members of our management team, including our chairman and chief executive officer, and with our legal counsel.

Our board of directors, including the member of the special committee, did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to the factors that it considered. Our board of directors, including the member of the special committee, considered, among other things, the analysis, experience, expertise and recommendation of our chairman and chief executive officer and information from certain members of our management team, of the fairness to our stockholders of the consideration to be paid by ARC to RoomLinX stockholders in connection with the merger.

In addition, our board of directors, including the member of the special committee, did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather our board of directors, including the member of the special committee, conducted an overall analysis of the factors described above, including discussions with our management team and legal and accounting advisors. In considering the factors described above, individual members of our board of directors, including the member of the special committee, may have given different weight to different factors.

Our board of directors, including the member of the special committee, considered all factors as a whole, and overall considered the factors to be favorable and to support their determinations. However, the general view of our board of directors, including the member of the special committee, was that factors 9, 10 and 11 under "Board of Directors Considerations" and factor 4 under "Special Committee Considerations" were uncertainties, risks or drawbacks relating to the transactions, but that the other reasons and factors described above were generally considered favorable.

REGULATORY APPROVALS RELATING TO THE TRANSACTIONS

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the transactions, other than (1) filing of certificates of merger with the Secretary of State of the State of Nevada to effect the merger and with the Secretary of State of the State of Nevada and the Secretary of State of the State of New Jersey to effect the reincorporation, (2) filing of the certificate of amendment to ARC's certificate of incorporation with the Secretary of State of the State of New Jersey increasing our authorized common stock and changing our name from ARC Communications Inc. to RoomLinX, Inc. and (3) filing of this proxy statement with the SEC. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

INTERESTS OF ARC MANAGEMENT AND DIRECTORS IN THE TRANSACTIONS

In considering the recommendations of our board of directors with respect to the transactions, our stockholders should be aware that certain members of our board of directors and executive officers may have interests in the transactions that are in addition to the interests of our stockholders generally. These interests include the following:


(i) Under the Merger Agreement, Mr. Peter A. Bordes, Jr., chairman and former chief executive officer of ARC, shall continue as a member of the board of directors of the surviving corporation after giving effect to the merger and the reincorporation. The parties to the merger deemed it to be in the best interests of the surviving corporation to keep Mr. Bordes on the board of directors following the merger because Mr. Bordes was a significant investor in ARC and will still have a significant ownership interest in the surviving corporation and, therefore, a significant interest in the surviving corporation's business. In addition, Mr. Bordes is a well-respected businessperson in his own right and it was believed that he would add value and expertise to the surviving corporation's board of directors and be able to assist the surviving corporation in its business.


INTERESTS OF ROOMLINX'S MANAGEMENT AND DIRECTORS IN THE TRANSACTIONS

Certain members of RoomLinX's board of directors and management may have interests in the transactions that are different from or in addition to the interests of ARC's and RoomLinX's stockholders generally. These interests include the following:

(i) Mr. Robert P. Lunde, chairman and chief executive officer of RoomLinX, shall continue as a member of the board of directors of the surviving corporation after giving effect to the merger and the reincorporation. The parties to the merger deemed it to be in the best interests of the surviving corporation to keep Mr. Lunde on the board of directors following the merger because as the chief executive officer of RoomLinX, it was believed that he would add significant value to the surviving corporation due to his experience with RoomLinX's business and his expertise in its industry.

(ii) Mr. Herbert I. Hunt, III, director of RoomLinX, shall continue as a member of the board of directors of the surviving corporation after giving effect to the merger and the reincorporation. The parties to the merger deemed it to be in the best interests of the surviving corporation to keep Mr. Hunt on the board of directors following the merger because he was a significant investor in RoomLinX and would still have a significant ownership interest in the surviving corporation and, therefore, a significant interest in its business and operations. In addition, as a member of the board of directors of RoomLinX, it was believed that Mr. Hunt's experience would add value to the surviving corporation's board of directors.

(iii) Under the Merger Agreement, each of Mr. Roger Killian and Mr. Richard Peacey shall receive one-year extensions on their employment agreements. Mr. Killian will serve as Vice President of Sales of the surviving corporation and Mr. Peacey will serve as Executive Vice President of Sales of the surviving corporation. The parties to the merger deemed it to be in the best interests of the surviving corporation to keep Mr. Killian and Mr. Peacey as employees of the surviving corporation following the merger to maintain continuity in the business of the surviving corporation and because of their technical and industry knowledge. In addition, it was believed that their sales experience would add value to the surviving corporation.

         PROPOSAL 1 -- APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND
                      THE TRANSACTIONS CONTEMPLATED THEREBY

We have entered into an Agreement and Plan of Merger, dated as of December 8, 2003, by and among RoomLinX, ARC and RL Acquisition, and an Amendment to Merger Agreement, dated as of February 25, 2004. The Merger Agreement and the Amendment to Merger Agreement are the documents that govern the terms of the merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and a copy of the Amendment to Merger Agreement is attached as Annex E to this proxy statement. You should read the Merger Agreement and the Amendment to Merger Agreement carefully. References to the Merger Agreement throughout this proxy statement mean the Merger Agreement as amended by the Amendment to Merger Agreement, unless the context states otherwise and the descriptions of the merger and the terms of the merger throughout this proxy statement describe the merger and the terms of the merger pursuant to the Merger Agreement as amended by the Amendment to Merger Agreement.

THE MERGER


On December 8, 2003, RoomLinX, ARC and RL Acquisition entered into the Merger Agreement, and on February 25, 2004, the parties entered into the Amendment to Merger Agreement. The Merger Agreement (including all changes and amendments thereto) was approved by the board of directors of ARC on December 5, 2003 and the board of directors of RL Acquisition on December 8, 2003, and will become effective within ten (10) days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, but no later than May 14, 2004, or at such other date as ARC and RoomLinX shall agree. In connection with their general consulting duties to ARC involving operational matters, finance, strategic policy and sales and marketing, in respect of the proposed merger, Alliance Advisors and Roccus Capital performed an extensive due diligence analysis on Roomlinx's business, its business plan and its financial projections, including the information set forth in the RoomLinX confidential executive summary.


Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Nevada law, RoomLinX will be merged with and into RL Acquisition, with RL Acquisition as the surviving corporation of such merger. As a result of the merger, the outstanding shares of common stock of RoomLinX shall be canceled and converted in the manner provided in the Merger Agreement, the separate corporate existence of RoomLinX shall cease and RL Acquisition shall continue unimpaired as the surviving corporation in the merger.


Pursuant to the terms of the Merger Agreement, in the merger, the outstanding options, convertible debentures and warrants of RoomLinX, other than up to $30,000 of convertible debentures which shall be converted into indebtedness of ARC (the "Permitted Debt"), are to be canceled or converted into stock. Prior to the closing of the merger, RoomLinX converted all of its options and all but a $10,000 convertible debenture to stock. In the merger, the outstanding convertible debenture will be converted into indebtedness of ARC, the principal amount of which shall be convertible into ARC common stock at a conversion price of $.20 per share, with such indebtedness having a maturity date of not less than eighteen (18) months from the closing of the merger. At the time of the merger, RoomLinX will have outstanding warrants to purchase an aggregate of 2,731,625 shares of RoomLinX common stock each of which shall be converted into warrants to purchase 3.677943 shares of ARC common stock.

The consideration to RoomLinX stockholders for the merger shall be equal to an aggregate of 68,378,346 shares of ARC common stock and options and/or warrants to purchase 11,465,001 shares of common stock. At the time of the merger, each share of RoomLinX common stock shall be converted into the right to receive
3.677943 shares of ARC common stock, except that ten million of the shares payable to the RoomLinX stockholders shall immediately be deposited in escrow for a period of six months from the closing to secure the indemnification obligations of RoomLinX set forth in the Merger Agreement, in accordance with the terms of an escrow agreement to be executed by the parties on the closing date. As a result of the merger, the RoomLinX stockholders shall acquire voting and dispositive control of ARC's common stock.


In addition to the consideration to RoomLinX stockholders for the merger, effective as of the effective time of the merger, ARC will issue options to purchase 250,000 shares of common stock having an exercise price of $0.20 per share, a three year term and a "cashless exercise" provision and 250,000 shares of common stock to Rodman and Renshaw in consideration for its services as financial advisor to RoomLinX in connection with the merger. The shares of common stock, options and shares of common stock issuable upon exercise of the options will be issued to Rodman and Renshaw without registration under the Securities Act in reliance on the exemption provisions of Rule 506 of Regulation D and may not be sold in the absence of such registration or an exemption from registration under the Securities Act.

The securities being issued to RoomLinX stockholders in the merger will be issued without registration under the Securities Act in reliance on the exemption provisions of Rule 506 of Regulation D and Regulation S under the Securities Act. RoomLinX stockholders have provided representation letters to the effect that they are "accredited investors" for purposes of meeting the requirements for the registration exemptions provided under Regulation D and Regulation S under the Securities Act. Less than 35 RoomLinX stockholders who are being issued securities in the merger received their RoomLinX securities as compensation pursuant to employment and consulting arrangements. These stockholders have been furnished with the information that is required to be furnished to each "purchaser" who is not an accredited investor pursuant to Rule 502 of Regulation D.


In order to have a sufficient number of shares of common stock to issue the consideration in the merger, ARC must amend its certificate of incorporation to increase its number of authorized shares of common stock. Therefore, immediately prior to the filing of the certificate of merger with the Secretary of State of the States of Nevada to effect the merger, ARC is required to file an amendment to its certificate of incorporation to increase the number of authorized shares of its common stock from 45,000,000 to 250,000,000 and change its name to "RoomLinX, Inc." In addition, following the merger, ARC is required to reincorporate from a New Jersey corporation to a Nevada corporation by means of a merger of ARC with and into RL Acquisition, with RL Acquisition continuing as the surviving corporation with the name "RoomLinX, Inc.", and the surviving corporation in the merger is required to have in place a long-term incentive plan for the grant of options to purchase an aggregate of 25,000,000 shares of common stock of the surviving corporation.


TERMS OF THE MERGER AGREEMENT

The following discussion summarizes the material terms of the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A, and the Amendment to Merger Agreement, a copy of which is attached to this proxy statement as Appendix E. The Merger Agreement and the Amendment to Merger Agreement are incorporated herein by reference and made an integral part hereof. Stockholders are urged to read the Merger Agreement and the Amendment to Merger Agreement carefully as they are the legal documents that govern the merger.

The Merger. Subject to the terms and conditions of the Merger Agreement, as a result of the merger, the outstanding shares of capital stock of RoomLinX held by RoomLinX stockholders will be converted or canceled in the manner provided by the Merger Agreement, the separate corporate existence of RoomLinX shall cease, and RL Acquisition, ARC's wholly owned subsidiary, shall continue unimpaired as the surviving corporation in the merger. In consideration for the merger, RoomLinX stockholders will receive the an aggregate of 68,378,346 shares of ARC common stock and options and/or warrants to purchase an aggregate of 11,465,001 shares of ARC common stock. As a result of the merger, the RoomLinX stockholders shall acquire voting and dispositive control of ARC's common stock.

Simultaneously with the merger, ARC is required to file an amendment to its certificate of incorporation to: (i) increase its number of authorized shares of common stock from 45,000,000 to 250,000,000, and (ii) change its corporate name to "RoomLinX, Inc." In addition, immediately following the merger, ARC is required to reincorporate from a New Jersey corporation to a Nevada corporation by merging with and into RL Acquisition, with RL Acquisition continuing as the surviving corporation with the name RoomLinX, Inc. As a result of the merger, the amendment to ARC's certificate of incorporation and the reincorporation, the stockholders, optionholders and warrantholders of each of ARC and RoomLinX prior to the merger will be stockholders, optionholders and warrantholders of the post-merger company.

Closing. The closing will take place ten (10) days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, but no later than May 14, 2004, or at such other date as ARC and RoomLinX shall agree.

Effective Date. The merger of shall become effective upon the filing of certificate of merger in the State of Nevada.

Certificate of Incorporation and Bylaws of Surviving Corporation Following the Merger. The certificate of incorporation and bylaws of ARC, as in effect at the effective time and except as amended as described in this proxy statement (name change, increase in authorized shares of common stock and reincorporation in the State of Nevada), will be the certificate of incorporation and bylaws, respectively, of the surviving corporation following the merger.


Board Reconstitution. In view of the controlling interest in ARC to be acquired by the RoomLinX stockholders, the Merger Agreement provides for the current members the board of directors of ARC and RL Acquisition to resign at the time of the merger. Concurrently with the resignation of the current members of the board of directors of ARC and RL Acquisition, the board of directors of the surviving corporation shall be comprised of two directors selected by RoomLinX, one director selected by ARC and two directors designated by the RoomLinX designees and the ARC designee (the "Joint Designees"). Although stockholder approval of the board reconstitution is not among the proposals being voted upon at the special meeting, the following summary of the business experience and background of the board designees is provided in accordance with Rule 14f-1 under the Exchange Act.


                                  ARC DESIGNEE

Peter Bordes, age 41, was appointed to ARC's board of directors in September 2002 and was appointed our chief executive officer in July 2003. Mr. Bordes is an owner of Greater Media, Inc., a privately owned media conglomerate with leading radio and publishing properties in Boston, Philadelphia, Detroit and New Jersey. He is also chairman of the board of directors of Empire Media, a diversified media group with a focus on publishing, broadcasting and interactive media.

                               ROOMLINX DESIGNEES

Mr. Robert P. Lunde, age 46, was named chief executive officer of RoomLinX in January 2002. Mr. Lunde has been a director and chairman of the board of directors of RoomLinX since February 2001. Mr. Lunde was a co-founder of RoomLinX in 1999 and has been involved in its development since that time. In 1995, Mr. Lunde incorporated Rolar Consulting Inc. in which he continued his consulting business. His services varied from client to client but included advising on market making, public company structure and investor relations. From 1989 until 1994, Mr. Lunde worked as an independent business consultant to various companies. From October 1982 until December 1988, Mr. Lunde was employed as a floortrader on the Vancouver Stock Exchange. During this time Mr. Lunde worked for various firms, the most recent employer being Midland Walwyn Securities. Mr. Lunde passed the Canadian Securities Course in 1981 and was licensed and bonded as a professional trader.

Mr. Herbert I. Hunt III, age 47, has been a director of RoomLinX since May 2000. Mr. Hunt joined R.M. Wax & Associates, an international search firm focusing in corporate finance, in 1984. In 1992, he founded H.I.Hunt & Company and, as principal, developed one of the most respected financial services search firms in the US and UK marketplaces. Mr. Hunt has been retained by many of the country's financial services firms to fill key personnel positions. Mr. Hunt is a well-known figure amongst the professional investment community in both Boston and New York. He sits on the board of directors of several private companies. Mr. Hunt has a Bachelor of Science degree from Northeastern University.

                                 JOINT DESIGNEES


Aaron Dobrinsky, age 40, Aaron Dobrinsky joined ARC in April 2004 as its chief executive officer and member our Board of Directors. Prior to joining us, Mr. Dobrinsky founded GoAmerica, Inc. in 1996 and served as its Chairman and Chief Executive Officer from its inception in 1996 until January 2003, when he was appointed Executive Chairman of GoAmerica. Prior to GoAmerica, from February 1996 to July 1996, Mr. Dobrinsky served as Executive Vice President of Mineral Trading Corp. Prior to that, Mr. Dobrinsky served in an executive capacity at a number of mining industry companies.

Frank Elenio, age 38, joined ARC in April 2004 as its Chief Financial Officer and member of our Board of Directors. Prior to joining us, Mr. Elenio was Chief Financial Officer of MRSSI, Inc., a management company for not-for-profit organizations from September 2003 until April 2004. Prior to that, Mr. Elenio was Chief Financial Officer of GoAmerica, Inc., a wireless data provider from January 1999 to August 2003. Prior to that, Mr. Elenio served as Corporate Controller of Bogen Communications, Inc., a provider of sound systems and telephone peripherals for commercial, industrial and institutional applications from June 1997 to January 1999. He previously was a Senior Accountant with Ernst & Young LLP and is a Certified Public Accountant in New Jersey.

Representations and Warranties. The Merger Agreement contains various representations and warranties of ARC, RL Acquisition and RoomLinX. ARC and RL Acquisition represent and warrant to RoomLinX as to, among other things: (i) organization; (ii) litigation; (iii) authority and enforceability; (iv) capital structure; (v) financial statements; (vi) transactions with affiliates; (vii) liabilities or claims; (viii) absence of certain adverse changes; and (ix) SEC filings. RoomLinX represents and warrants to ARC and RL Acquisiton as to, among other things: (i) organization; (ii) litigation; (iii) authority and enforceability; (iv) capital structure; (v) financial statements; (vi) transactions with affiliates; (vii) liabilities or claims; and (viii) absence of certain adverse changes.

Conduct Prior to Effective Time. Pursuant to the Merger Agreement, the parties have agreed, among other things, that each of RoomLinX and ARC shall carry on its business in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact its present business organization and preserve its relationships with third parties and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the effective time. ARC has agreed to continue to make all required filings in accordance with the Securities Act and the Exchange Act. Each party shall promptly notify the other parties of any event or occurrence not in the ordinary course of business which comes to its attention and which has caused, or could reasonably be expected to cause, a material adverse change.

The parties have also agreed that they shall not take certain acts without the prior written consent of the other parties. Each of ARC, RL Acquisition and RoomLinX have agreed not to, among other things (i) issue any shares of its capital stock or change its capitalization; (ii) amendment its articles of incorporation or bylaws; (iii) acquire or agree to acquire any business or any corporation or the assets thereof; (iv) sell, lease or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business; (v) incur any indebtedness other than in the ordinary course of business; (vi) enter into or amend any employment or severance agreement, or pay any bonus or remuneration, or increase the salaries of its directors, officers, employees, or consultants; or (vii) engage in any activities or transactions that are outside the ordinary course of its business.

Pursuant to the Merger Agreement, each party shall give each other party, and its accountants, counsel and other representatives, reasonable access to (i) all of its respective properties, books, contracts, commitments and records, and
(ii) all other information concerning its business, properties and personnel as such party may reasonably request.

Indemnification. Each of ARC and RL Acquisition has agreed to indemnify, defend and hold RoomLinX and its officers and directors, employees and agents, harmless from and against any and all claims, actions, causes of action, suits or other proceedings, losses, liabilities and damages, and expenses in connection therewith, including, without limitations, reasonable fees and disbursements of counsel incurred by any of them as a result of, or arising out of, or relating to, any failure of any representation or warranty set forth in Section 3 of the Merger Agreement to be true and correct when made or any failure by ARC or RL Acquisition to comply with its covenants or agreements set forth in the Merger Agreement. RoomLinX has agreed to indemnify, defend and hold each of ARC and RL Acquisition and their respective officers and directors, employees and agents, harmless from and against any and all claims, actions, causes of action, suits or other proceedings, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable fees and disbursements of counsel incurred by any of them (i) as a result of, or arising out of, or relating to any failure of any representation or warranty set forth in Section 2 of the Merger Agreement to be true and correct when made or any failure by RoomLinX to comply in any material respect with any of its covenants or agreements set forth in this Agreement or (ii) any claim by LeaseTek or its successors against any of them.

In addition, subject to the terms and conditions of the Merger Agreement, each of the parties has agreed (i) to keep confidential all information furnished in connection with the merger, and (ii) to use reasonable best efforts to effectuate the merger.

Conditions to the Merger. The obligations of each party to effect the merger are subject to the satisfaction or waiver on or prior to the closing of a number of conditions, including but not limited to the following:

(i) ARC shall have obtained the approval of the holders of the requisite number of shares of its common stock to effect the merger, the winding down of ARC's business, the amendment to its certificate of incorporation and the reincorporation of ARC in the State of Nevada;

(ii) RoomLinX, ARC and RL Acquisition shall have received all requisite approvals by government agencies and authorities and all consents and approvals of third parties as are required for the consummation of the merger;

(iii) An audit of RoomLinX performed by Deloitte & Touche LLP shall have been completed and the audited RoomLinX financials statements delivered to ARC;

(iv) RoomLinX will certify that (i) all issued and outstanding options, convertible debentures and warrants of RoomLinX have been converted into RoomLinX shares, other than the Permitted Debt, and (ii) RoomLinX has a positive net worth.

(v) The executive offices of the surviving corporation shall be relocated to the metropolitan area or as otherwise determined by the board of directors of the surviving corporation;

(vi) Effective as of the effective time, the board of directors of the surviving corporation shall be comprised of two RoomLinX designees and one ARC designee;

(vii) The winding down of ARC's business shall be completed;

(viii) ARC shall have raised $500,000 in a private placement of ARC securities;

(ix) RoomLinX shall have raised $400,000 in a private placement of RoomLinX securities;

(x) The holders of less than ten (10%) percent of the issued and outstanding shares of capital stock of RoomLinX will have exercised appraisal rights under Nevada Law as dissenting stockholders and RoomLinX and ARC will have resolved all matters of appraisal and payment under Nevada Law for each dissenting stockholder;

(xi) Roger Killian and Richard Peacey shall have received one year extensions on their employment agreements from the closing;

(xii) The Escrow Agreement shall have been duly executed and delivered by all parties thereto; and

(xiii) ARC shall have issued certain shares of common stock and options to purchase shares of common stock to Rodman and Renshaw, financial advisor to RoomLinX in connection with the merger.

Termination. The Merger Agreement may be terminated and the merger abandoned at any time prior to the effective time, notwithstanding any requisite approval and adoption of the Merger Agreement and the transactions contemplated thereby, as follows:

(i) by the parties, following mutual written consent duly authorized by the boards of directors of each of the parties hereto;

(ii) by RoomLinX or ARC (on behalf of RL Acquisition), if the effective time shall not have occurred as soon as reasonably practicable but no later than May 14, 2004; provided that the reason the effective time has not occurred is not the result of the intentional failure by the party seeking termination to fulfill any obligation under the Merger Agreement;

(iii) by RoomLinX, following discovery of: (i) information that, in the reasonable discretion of RoomLinX, may be material and adverse to either ARC or RL Acquisition or their respective businesses, or constitutes a material adverse change on a going forward basis; or (ii) a breach of any representation or warranty made by ARC or RL Acquisition contained in Article 3 of the Merger Agreement; or

(iv) by ARC (on its own behalf and on behalf of RL Acquisition), following discovery of: (i) information that, in the reasonable discretion of ARC, may be material and adverse to RoomLinX or the RoomLinX business, or constitutes a material adverse change on a going forward basis; or (ii) a breach of any representation or warranty made by RoomLinX contained in Article 2 of the Merger Agreement.

In the event of termination of the Merger Agreement, the Merger Agreement shall become void and there shall be no liability under the Merger Agreement on the part of any party, or any of their respective officers or directors; provided, however, that nothing shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

DISSENTERS' RIGHTS

ARC's stockholders are entitled to dissenters' rights in connection with the merger. If the merger is approved, dissenting stockholders of ARC are entitled to assert dissenters' rights under the New Jersey Permanment Statutes ("NJPS"). A brief summary of dissenter's rights is provided below. However, any stockholder considering the use of dissenters' rights should not rely only on the following, which is only a partial summary. Sections 14A:11-1 through 14A:11-11 of the NJPS dealing with dissenters' rights are attached to this proxy statement as Appendix C. Stockholder's who wish to assert their dissenter's rights are urged to read Appendix C in full.


To exercise dissenters' rights, a dissenting stockholder must file with ARC, in time to be received before the special meeting, a written notice of dissent (a "Notice of Intent") indicating an intent to demand payment for his shares if the merger is consummated. The Notice of Intent must either be submitted to ARC at the special meeting or mailed to us not less than three business days before the special meeting to 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601, to the attention of Aaron Dobrinsky, Chief Executive Officer. A dissenting stockholder must also vote against the merger or abstain from voting, and the dissent must apply to all the shares of our common stock owned by the dissenting stockholder.

If the merger is approved and consummated, the surviving corporation must send each dissenting stockholder, within 10 days after the effective date of the merger, a written notice (a "Dissenters' Notice") confirming the effective date. Within 20 days after the Dissenters' Notice is mailed, a dissenting stockholder must respond by sending us a written demand for payment of the fair value of his shares (the "Payment Demand"). The Payment Demand should be sent to us at 401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey 07601, Attention: Aaron Dobrinsky, Chief Executive Officer.


Within 20 days after making a Payment Demand, a dissenting stockholder must submit to us all stock certificates representing his shares. Upon receipt, we will mark the certificates to reflect the demand and return them to the dissenting stockholder. A dissenting stockholder who has made a Payment Demand will thereafter be entitled only to payment for his shares and will not be entitled to vote or exercise any other stockholder rights. A dissenting stockholder may not withdraw a Payment Demand without our written consent. When we communicate with any dissenting stockholders, we must inform them of the deadlines for any actions they are required to take in order to perfect their dissenters' rights. Merely voting against the merger or abstaining from voting will not satisfy the procedural requirements for perfecting dissenters' rights.

Within 10 days after the deadline for submitting Payment Demands, the surviving corporation will mail to each dissenting stockholder its financial statements at and for a twelve-month period ended on the latest practicable date. The transmittal letter must indicate whether we have elected to pay dissenting stockholders the fair value of their shares. If so, it must specify the price we have determined as the fair value of those shares. Within 30 days after the deadline for submitting Payment Demands (the "Settlement Window"), we must make payment of that fair value for all the shares of each dissenting stockholder who accepts our valuation and submits his stock certificates for cancellation.

If a dissenting stockholder does not accept our valuation within the Settlement Window, he may serve us with a written demand to commence an action in the New Jersey Superior Court for the court's determination of the fair value of his shares. The demand must be served within 30 days after the expiration of the Settlement Window. Not later than 30 days after our receipt of the demand, we must commence the requested action. If we fail to do so, a dissenting stockholder may commence the action in our name not later than 60 days after the expiration of the time allotted for us to commence the action.

In any action to determine the fair value of our common stock, all dissenting stockholders who have not accepted our valuation within the Settlement Window will be parties to the action. The court may appoint an appraiser to receive evidence and report to the court on its evaluation of fair value. The court will determine the appraiser's powers and, based on its evaluation, will render a judgment against the surviving corporation in favor of each stockholder in the action for the fair value of his shares, as determined by the court, together with an allowance for interest at a rate set by the court from the applicable Payment Demand to the day of payment. The judgment will be payable to a dissenting stockholder upon surrender to the surviving corporation of the certificates representing his shares.

The costs and expenses of any action for determining the fair value of dissenters' shares, including reasonable compensation for and expenses of any appraiser, will be determined by the court and apportioned and assessed as the court determines. Fees and expenses of counsel and of experts for the parties to the action may be assessed against the surviving corporation if the court deems an assessment to be equitable, but only if the court finds that our offer of payment was not made in good faith or if we failed to make a payment offer.

The right of any dissenting stockholder to be paid the fair value of his shares will terminate if (1) he fails to present the certificates representing his shares for notation, unless a court directs otherwise, (2) the Payment Demand is withdrawn by the dissenting stockholder with our written consent, (3) we come to an agreement with the dissenting stockholder on the fair value of his shares,
(4) the New Jersey Superior Court determines that the stockholder is not entitled to payment for his shares, (5) the merger is abandoned or rescinded or
(6) a court having jurisdiction permanently enjoins or sets aside the merger. In any of those events, a dissenting stockholder's rights as a stockholder will be reinstated as of the date of his Payment Demand without prejudice to any corporate action that has taken place in the interim, and the stockholder will be entitled to receive any intervening preemptive rights and payment of any intervening dividend or other distribution.

ACCOUNTING TREATMENT

The merger will be accounted for under the "purchase" method of accounting. The merger will be treated as a purchase of ARC by RoomLinX for accounting purposes. Because RoomLinX stockholders will own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which ARC will survive as the combined company. The consolidated balance sheet after the merger will reflect the net assets of ARC acquired in the merger based on their fair value at the time of the merger and the net assets of RoomLinX at their historical cost. The purchase price of ARC will be allocated to the assets and liabilities of ARC assumed by RoomLinX, as the acquiring company for accounting purposes, based on their estimated fair market value at the acquisition date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


We expect the merger to qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. We expect that there will be no material tax consequences from the merger for our continuing stockholders. ARC has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the merger under the Internal Revenue Code. The basis for the foregoing discussion is the informal review of the relevant tax laws by our legal counsel and tax advisors Westerman Ball Ederer Miller & Sharfstein, LLP. State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. Stockholders should consult their own tax advisors as to the effect of the merger under applicable federal, state, local, or foreign income tax laws.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends that our stockholders vote FOR the merger, Merger Agreement and the transactions contemplated thereby, including the issuance of shares of our common stock and options and/or warrants to purchase shares of our common stock as consideration for the merger.

           PROPOSAL 2 -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO
          INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
                          CHANGE NAME TO ROOMLINX, INC.

Our board of directors has approved, subject to stockholder approval, an amendment to ARC's certificate of incorporation to (i) increase the number of authorized shares of common stock from 45,000,000 to 250,000,000 and (ii) change our name to "RoomLinX, Inc." A copy of the proposed certificate of amendment is attached as Annex B to this proxy statement. Stockholders are urged to read the certificate of amendment carefully as it is the legal document that governs the amendment to ARC's certificate of incorporation. Approval of this proposal is required to consummate the merger. Although we are asking for stockholder approval of this proposal, if for any reason the merger is not consummated, this proposal will not be implemented.

DESCRIPTION OF AMENDMENT

Pursuant to ARC's certificate of incorporation, ARC is currently authorized to issue up to 45,000,000 shares of common stock, par value $.001 per share, and 5,000,000 of preferred stock, par value $.20 per share. The preferred stock consists of 1,500,000 shares designated as Class A Preferred Stock (the "Class A Preferred"), with the remaining 3,500,000 shares consisting of "blank check" preferred stock that have not yet been designated.


There are currently approximately 34,126,110 shares of ARC common stock issued and outstanding, 6,755,000 shares of common stock reserved for issuance upon the exercise of options and 8,333,333 shares of common stock reserved for issuance upon the exercise of warrants. In addition, there are an aggregate of 720,000 shares of Class A Preferred issued and outstanding. No other shares of preferred stock are issued and outstanding.

Pursuant to the terms of the Merger Agreement, ARC will issue an aggregate of 68,378,346 shares of common stock and options and/or warrants to purchase an aggregate of 11,465,001 shares of common stock to the RoomLinX stockholders. ARC will also issue options to purchase 250,000 shares of common stock having an exercise price of $0.20 per share, a three year term and a "cashless exercise" provision and 250,000 shares of common stock to Rodman and Renshaw in consideration for its services as financial advisor to RoomLinX in connection with the merger. In addition, subject to the completion of the merger, the surviving corporation in the merger shall have a long-term incentive plan authorizing the issuance of stock options and other stock based awards to purchase an aggregate of 25,000,000 shares of the surviving corporation's common stock.


The proposed amendment to ARC's certificate of incorporation will authorize the issuance of up to an additional 195,000,000 shares of common stock. This will provide a sufficient number of authorized shares of common stock for issuance in the merger and for future issuances under the long-term incentive plan.


Following the merger, the surviving corporation will have issued and outstanding 102,754,456 shares of common stock, warrants to purchase [18,380,094] shares of common stock and options to purchase [8,423,240] shares of common stock. In addition, [16,576,760] additional shares of common stock shall remain available for issuance under the long-term incentive plan. Accordingly, the number of authorized shares of common stock that will be available for issuance will be [103,865,450]. There are no other current plans or proposals to issue shares of common stock following the merger.


REASONS FOR THE AMENDMENTS; EFFECT OF THE AMENDMENT

The amendment to our certificate of incorporation described in this proposal is required to consummate the merger. In the opinion of our board of directors, the amendment is advisable and in the best interests of our stockholders. If the amendment is not approved, we will not be able to complete the merger and the other transactions contemplated by the Merger Agreement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends a vote FOR the approval of the amendment to ARC's certificate of incorporation to (i) increase the number of authorized shares of common stock from 45,000,000 to 250,000,000 and (ii) change our name to "RoomLinX, Inc."

             PROPOSAL 3 - APPROVAL AND ADOPTION OF THE MERGER OF ARC
   INTO ITS WHOLLY-OWNED SUBSIDIARY RL ACQUISITION FOR THE PURPOSE OF CHANGING
             ARC'S STATE OF INCORPORATION FROM NEW JERSEY TO NEVADA

TERMS OF THE REINCORPORATION

Our board of directors has adopted a resolution authorizing the reincorporation of ARC from a New Jersey corporation to a Nevada corporation on the following terms:

o Prior to the signing of the Merger Agreement, ARC formed RL Acquisition, Inc., a wholly-owned subsidiary under the laws of the State of Nevada, for the purpose of consummating the merger.

o Immediately following the merger of RoomLinX with and into RL Acquisition, ARC will merge (the "Reincorporating Merger") with and into RL Acquisition, with RL Acquisition the surviving corporation.

o The certificate of incorporation of RL Acquisition following the Reincorporation Merger will be substantially the same as ARC's certificate of incorporation after giving effect to the amendment including, without limitation, authorizing 250,000,000 shares of common stock and changing the name of RL Acquisition to RoomLinX, Inc.

o In the Reincorporating Merger, each whole share of ARC common stock outstanding after giving effect to the merger will be converted into a whole share of common stock of the surviving corporation and each whole share of ARC Class A Preferred outstanding after giving effect to the merger will be converted into a whole share of Class A Preferred of the surviving corporation.

COMPARISON BETWEEN NEW JERSEY AND NEVADA LAW

The rights of continuing stockholders after the Reincorporating Merger will be governed by Nevada rather than New Jersey corporate law. The corporate laws in these states are substantially alike. Areas where there are substantive or procedural differences that could affect our stockholders after the merger are summarized below.


-----------------------------------------------------------------------------------------------------------------------------------
      Action                         Nevada Law                                      New Jersey Law
      ------                         ----------                                      --------------
-----------------------------------------------------------------------------------------------------------------------------------
Amendment of  A charter or bylaw amendment requires approval by vote      A charter amendment requires approval by vote of a
Charter and   of the holders of a majority of the outstanding stock       majority of the votes cast at the meeting by the holders
By-laws:      entitled to vote on the matter and by the holders of a      of shares entitled to vote on the matter. Bylaws may
              majority of the outstanding stock of each class entitled    also be amended by plurality vote.
              to vote thereon as a class.
-----------------------------------------------------------------------------------------------------------------------------------
Exculpation   Directors may not be exculpated from liability for (1)      Directors may not be exculpated from liability for (1) a
of Directors  acts or omissions involving either intentional              breach of their duty of loyalty to the corporation or
and Officers: misconduct, fraud or a knowing violation of the law or      its shareholders, (2) acts or omissions not in good
              (2) the payment of improper distributions.                  faith or involving intentional misconduct or a knowing
                                                                          violation of law or (3) any act or omission from which
                                                                          they derived an improper personal benefit.
-----------------------------------------------------------------------------------------------------------------------------------
Stand Stills: Unless waived in the charter, there is a three-year         There is a five-year restriction on any business
              restriction on transactions between public corporations     combination between a publicly held New Jersey
              and the holder of 10% or more of the corporation's          corporation and an Interested Shareholder unless the
              outstanding capital stock (an "Interested Shareholder")     business combination was approved by the corporation's
              unless the transaction was approved before the              board of directors before the shareholder's interest
              shareholder's interest exceeded 10% or more of the          exceeded 10% or more of the corporation's outstanding
              corporation's outstanding stock. Even after the             stock. After the expiration of the five-year period,
              expiration of the three-year period, the transaction        covered New Jersey corporations may not engage at any
              will remain prohibited unless (1) the board of directors    time in a covered business combination with any
              approved the transaction before the shareholder became      Interested Shareholder other than a business combination
              "interested" or (2) the transaction is approved by a        (1) approved by the holders of two-thirds of the voting
              majority of disinterested shareholders.                     stock not beneficially owned by the Interested
                                                                          Shareholder, (2) with an Interested Shareholder who
                                                                          inadvertently exceeded the 10% threshold and promptly
                                                                          reduced his holdings below 10% or (3) in which the
                                                                          Interested Shareholder pays a formula price designed to
                                                                          ensure that all other shareholders receive at least the
                                                                          highest price per share paid by the Interested
                                                                          Shareholder. A New Jersey corporation may not opt out
                                                                          of these provisions.
-----------------------------------------------------------------------------------------------------------------------------------

BY-LAWS

There are no specific provisions in ARC's by-laws that impact New Jersey's state law default provisions set forth above and there are no specific provisions in RL Acquisition's by-laws that impact Nevada's state law default provisions set forth above. The certificate of incorporation of ARC does not counteract New Jersey's default provision upon a merger and the certificate of incorporation of RL Acquisition does not counteract Nevada's default provision upon a merger.

DISSENTERS' RIGHTS

Under New Jersey law, stockholders who object to the Reincorporating Merger are entitled to dissenters' rights. For a description of those rights, see "Proposal 1 - Dissenters' Rights."

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends a vote FOR the approval of the reincorporation of ARC from a New Jersey corporation to a Nevada corporation by the merger of ARC with and into RL Acquisition.

                                   PROPOSAL 4
         APPROVAL AND ADOPTION OF THE ROOMLINX LONG-TERM INCENTIVE PLAN

GENERAL

The parties to the merger have determined that the surviving corporation should have a long-term incentive plan for grants of stock options and other stock based awards. ARC's board of directors has adopted a long-term incentive plan, effective as of the closing of the merger and subject to approval by our stockholders at the special meeting. A copy of the RoomLinX, Inc. Long-Term Incentive Plan (the "Plan") is attached as Annex D to this proxy statement. Stockholders are urged to read the Plan carefully as it is the legal document that governs the issuance of stock options by the surviving corporation.

TERMS OF THE LONG-TERM INCENTIVE PLAN


Subject to completion of the merger, the Plan authorizes the grant of stock options and other stock-based awards to purchase an aggregate of 25,000,000 shares of the surviving corporation's common stock, after giving effect to the merger and the reincorporation. The plan permits the granting of stock options (including incentive stock options qualifying under section 422 ("ISOs") of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSOs")), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards or any combination of the foregoing. Shares covered by the Plan may be either previously unissued or reacquired shares. Shares that cease to be subject to an option or other award because of its expiration or termination will again be available for the grant of options and other awards until termination of the Plan, except that any such shares shall not be for purchase pursuant to incentive stock options intended to qualify under section 422 of the Code.


The Plan will be administered by the board of directors or by a committee or committees as may be appointed by the board of directors from time to time (the board of directors, committee or committees being referred to as the "Administrator"). The Administrator will have sole discretion to select optionees, determine the number of shares subject to each grant and prescribe the other terms and conditions of each award. All employees, officers and directors of, and other individuals providing bona fide services to or for, the surviving corporation will be eligible to receive awards under the Plan.

The exercise price of each ISO granted under the Plan must be equal to the fair market value of the common stock, as determined by the Administrator, at the time the option is granted, but NSOs may be granted with an exercise price less than fair market value. No award granted under the Plan may be transferred except by will or the laws of descent and distribution. No awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan, although the expiration date of previously granted awards may extend beyond that date.

The number of shares covered by the Plan and the exercise price of outstanding options are subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting the surviving corporation's common stock. In the event the surviving corporation sells all or substantially all its consolidated assets, dissolves, merges or consolidates with another company, the Administrator, in its discretion and without the consent of the holders of awards, shall make (1) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and (2) any adjustments in outstanding awards, including, but not limited to reducing the number, kind and price of securities subject to awards.

Any termination, amendment or modification to the Plan requires the approval of the board of directors and stockholders of the surviving corporation.

No awards will be granted under the Plan prior to the merger.

FEDERAL INCOME TAX MATTERS

An employee receiving an ISO under the Plan will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise except under alternative minimum tax rules. Generally, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the surviving corporation at all times from the date of grant until three months before the date of exercise. Upon sale of the stock received upon exercise, the employee will generally recognize long term capital gain or loss equal to the difference between the sale proceeds and the option exercise price. The surviving corporation, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of the underlying stock by the employee.

For purposes of the alternative minimum tax, an employee exercising an ISO will have alternative minimum taxable income resulting from the exercise. The amount of the alternative minimum taxable income and the tax basis in the shares received upon exercise of an ISO will be determined in the year of exercise unless the shares received upon exercise are sold to an unrelated party in the same tax year. In that event, there will generally be no adverse effect because the alternative minimum taxable income will then be limited to the taxable gain on the sale as determined for regular tax purposes

An employee or consultant receiving a NSO or electing to sell option shares from an ISO exercise prior to the expiration of two years from the grant date or within one year from the exercise date (a "Disqualified ISO") will not recognize taxable income upon the grant of the NSO or ISO. Upon exercise of the NSO or Disqualified ISO, an optionee will recognize ordinary income to the extent of the difference between the option exercise price and the fair market value of the stock on the date the option is exercised (the "Compensation Element"). Upon sale of the stock received upon exercise, the optionee will generally recognize capital gain or loss equal to the difference between the sale proceeds and the fair market value of the common stock on the date of exercise. The Company will be entitled to a federal income tax deduction equal to the Compensation Element upon the exercise of an NSO or Disqualified ISO. If an ISO is exercised by a former employee more than three months after his termination of employment, the ISO will be treated as a Disqualified ISO for federal income tax purposes.

If an optionee uses previously owned shares of common stock to exercise an ISO or NSO, the transaction will generally not be considered to be a taxable disposition of the previously owned shares. However, if the previously owned shares had been acquired upon exercise of a prior tax qualified stock option and the holding period requirement for those tendered shares was not satisfied at the time they were used to exercise an ISO, the use of the tendered shares would cause the ISO to be treaded as a Disqualified ISO for federal income tax purposes.

                     ROOMLINX, INC. LONG-TERM INCENTIVE PLAN


NAME AND POSITION                                          NUMBER OF UNITS

Aaron Dobrinsky                                      4,000,000 stock options
Chief Executive Officer and Director

Frank Elenio                                         2,000,000 stock options
Chief Financial Officer and Director

Peter A. Bordes, Jr.                                   500,000 stock options


Director

Executive Group                                      6,000,000 stock options

Non-Executive Director Group                           500,000 stock options

Employee Group                                                **

** Awards are being reserved for future issuances to the surviving corporation's employees, officers and directors, and other individuals providing bona fide services to the surviving corporation.


            STOCK OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

STOCK OWNERSHIP PRIOR TO THE MERGER

The following table sets forth certain information as of December 31, 2003 concerning the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each current member of the board of directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

                                                    Shares Beneficially Owned
                                                  -----------------------------
Name and Address                                    Number            Percent*
------------------                                  ------            --------

Peter A. Bordes, Jr. (8)(9)                        5,724,146           16.3%
62 White Street
Suite 3 East
New York, New York 10013

Aaron Dobrinsky (12)(13)                           2,799,999            7.8%
419 Ogden Avenue
Teaneck, NJ 07666

Steven H. Meyer (1)(5)                             2,302,020            6.7%
26 Oxford Drive
Wayside, New Jersey 07712

Kenneth P. Meyer (2)(5)                            2,300,687            6.7%
7 Wemrock Drive
Wayside New Jersey 07712

Michael Rubel (3)(6)                                 842,500            2.5%
3 Aspen Court
Wayside, New Jersey 07712

Thomas Rittenhouse (4)(7)                            783,200            2.3%
26 Jacob Drive
Howell, New Jersey 07731

Frank Elenio (14)(15)                                833,333            2.4%
363 Chestnut Street
Ridgefield, NJ 07657

Joel Schwartz (10) (11)                              100,000            0.3%
22747 Royal Crown Terrace E.
Boca Raton, Florida 33433

All directors and current executive officers
  as a group (6 persons)........................    12,542,698         33.1%

* Assumes all options and warrants have been exercised and are, therefore, outstanding.

(1) Steven Meyer is a director and the former President of ARC. Effective as of the date of the merger, Mr. Meyer will resign as director.

(2) Kenneth Meyer is a former director and former vice president of ARC.

(3) Michael Rubel is a former director and former chief operating officer of ARC. Effective as of the date of the merger, Mr. Rubel will terminate his employment with ARC

(4) Thomas Rittenhouse is creative director of New Media Services. Effective as of the date of the merger, Mr. Rittenhouse will terminate his employment with ARC.

(5) Kenneth Meyer and Steven Meyer are brothers.

(6) Includes options to purchase 62,500 shares of common stock pursuant to Mr. Rubel's Stock Option Agreement which will vest within 60 days.

(7) Includes options to purchase 62,500 shares of common stock pursuant to Mr. Rittenhouse's Stock Option Agreement which will vest within 60 days.

(8) Peter A. Bordes, Jr. is a director and the former chief executive officer of ARC.

(9) Includes options to purchase 500,000 shares of common stock at an exercise price of $.08 per share which are fully vested and warrants to purchase 499,998 shares of common stock at an exercise price of $.15 per share which are immediately exercisable.

(10) Joel Schwartz is a director of ARC. Effective as of the date of the merger, Mr. Schwartz will resign as director.

(11) Includes options to purchase 100,000 shares of common stock which are fully vested.

(12) Aaron Dobrinsky is a director and the chief executive officer of ARC.

(13) Includes options to purchase 1,400,000 shares of common stock at an exercise price of $.01 per share which are fully vested and warrants to purchase 466,666 shares of common stock at an exercise price of $.15 per share which are immediately exercisable.

(14) Frank Elenio is a director and the chief financial officer of ARC.

(15) Includes options to purchase 700,000 shares of common stock at an exercise price of $ .01 per share which are fully vested.


STOCK OWNERSHIP FOLLOWING THE MERGER

The following table sets forth certain information concerning the beneficial ownership of the common stock of the surviving corporation as of the effective time of the merger by each stockholder that will be the beneficial owner of more than 5% of the outstanding shares of common stock, each member of the board of directors of the surviving corporation, each executive officer of the surviving corporation, and all directors and executive officers of the surviving corporation as a group.

                                                     Shares Beneficially Owned
                                                  -----------------------------
Name and Address                                    Number            Percent*
------------------                                  ------            -------
David Wells (1)                                    13,148,646          12.8%
9949 S. Mayfield Avenue
Oak Lawn, Illinois 60453-3769

Eternal Capital (2)                                 8,580,770           8.3%
c/o Mrs. Celia Mung
C50 23/F The Repulse Bay Apt.
101 Repulse Bay Rd.
Hong Kong

Herbert I. Hunt, III (3)                            3,226,561           3.1%
H.I. Hunt & Company, LTD.
P.O. Box 120220
Boston, Massachusetts 02112-0220

Peter A. Bordes, Jr. (4)                            5,724,146           5.5%
62 White Street
Suite 3 East
New York, New York 10013

Aaron Dobrinsky (5)                                 2,799,999           2.7%
419 Ogden Avenue
Teaneck, NJ 07666

Frank Elenio (6)                                      833,333           0.8%
363 Chestnut Street
Ridgefield, NJ 07657

All directors and current executive officers
  as a group (4 persons)......................... 12,584,039           11.8%

* Assumes all options and warrants have been exercised and are, therefore, outstanding.

(1) Includes warrants to purchase 183,897 shares of common stock at an exercise price of $.80 per share which are immediately exercisable.


(2) Includes warrants to purchase 294,235 shares of common stock at an exercise price of $.75 per share which are immediately exercisable and warrants to purchase 183,897 shares of common stock at an exercise price of $.80 per share which are immediately exercisable.


(3) Herbert Hunt, III will be a director of the surviving corporation following the merger. Mr. Hunt's shares beneficially owned includes warrants to purchase 91,949 shares of common stock at an exercise price of $.80 per share which are immediately exercisable.

(4) Peter A. Bordes, Jr. is a director and the former chief executive officer of ARC. Mr. Bordes will continue as a director of the surviving corporation following the merger. Mr. Bordes' shares beneficially owned includes options to purchase 500,000 shares of common stock at an exercise price of $.08 per share which are fully vested and warrants to purchase 499,998 shares of common stock at an exercise price of $.15 per share which are immediately exercisable.

(5) Mr. Dobrinsky is a director and chief executive officer of ARC and will continue as director and chief executive officer of the surviving corporation following the merger. Mr. Dobrinsky's shares beneficially owned includes options to purchase 1,400,000 shares of common stock at an exercise price of $.01 per share which are fully vested and warrants to purchase 466,666 shares of common stock at an exercise price of $.15 per share which are immediately exercisable.

(6) Frank Elenio is a director and the chief financial officer of A00. Includes options to purchase 700,000 shares of common stock at an exercise price of $ .01 per share which are fully vested.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth summary information as to compensation received by our chief executive officer and each of the four other most highly compensated executive officers who were employed by ARC at the end of December 31, 2003 (collectively, the "named executive officers") for services rendered to ARC in all capacities during the three fiscal years ended December 31, 2003.

                                     SUMMARY COMPENSATION TABLE

                                      Annual Compensation                 Long Term Compensation
                                      -------------------                 ----------------------
                                                          Other Annual    Securities       All
                                                          Compensation    Underlying      Other
Name                       Year       Salary ($)    Bonus    ($)           Options     Compensation
---------------            ----       ----------    ------------------    ----------   ------------
Peter A. Bordes, Jr.       2001          n/a
CEO                        2002          n/a
                           2003          none       none      none           500,000       none

Steven H. Meyer            2001        111,142      none     1,800                         none
          Former CEO       2002         97,199      none     1,400           75,000(1)     none
                           2003         23,345      none       700                         none

Michael Rubel              2001        125,000      none     2,520                         none
                           2002        117,132      none     2,520          400,000(2)     none
                           2003         76,520      none     2,520                         none

Kenneth P. Meyer           2001        107,744      none     3,706                         none
                           2002         96,162      none     3,750           75,000(3)     none
                           2003         25,336      none      none                         none

Thom Rittenhouse           2001        120,000      none      none                         none
                           2002        120,000      none      none           250,000       none
                           2003        120,000      none      none                         none


(1) On July 1, 2003, Mr. Meyer's options expired in connection with the termination of his employment with ARC.

(2) On April 1, 2003, options to purchase 150,000 shares of common stock expired.

(3) On April 1, 2003, Mr. Meyer's options expired in connection with the termination of his employment with ARC.

OPTION GRANTS IN LAST FISCAL YEAR


------------------------------------------------------------------------------------------------------------------------------
          Name           Number of Securities    Percent of Total     Exercise Price    Market Price on   Expiration Date
                          Underlying Options    Options Granted to      ($/share)        Date of Grant
                                Granted        Employees in Fiscal
------------------------------------------------------------------------------------------------------------------------------
  Peter A. Bordes, Jr.          500,000                100%                $.08               $.19        October 1, 2007
------------------------------------------------------------------------------------------------------------------------------



On October 15, 2003, in consideration for his agreement to become the chief executive officer of ARC, as of July 1, 2003, ARC agreed to issue to Mr. Peter
A. Bordes, Jr. a non-qualified stock option to purchase 500,000 shares of common stock, at a purchase price of $0.08 per share. The option was fully vested and immediately exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

There were no options exercised by the named executive officers during the 2003 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of our common stock that may be issued upon the exercise of options. We have no stockholder approved equity compensation plans. We have a number of options which were granted pursuant to equity compensation plans not approved by security holders and such securities are aggregated in the table below.

                                                                                     Number of securities
                                                                                    remaining available for
                       Number of securities to be                                 future issuance under equity
                        issued upon exercise of        Weighted-average exercise  compensation plans (excluding
                     outstanding options, warrants       price of outstanding        securities reflected in
                               and rights            options, warrants and rights        first column)

Equity
compensation plans
not approved by
security holders               655,000                          $.04                           845,000
                -----------------------------------------------------------------------------------------

Mr. Michael Rubel, former director and former chief operating officer of ARC, received an option to purchase an aggregate of 250,000 shares of ARC common stock at an exercise price of $.01 per share under equity compensation plans not approved by security holders on October 18, 2001. Mr. Rubel exercised 187,500 of such options in March 2004. The remaining 62,500 options will vest within 60 days.

Mr. Thomas Rittenhouse creative director of New Media Services of ARC, received an option to purchase an aggregate of 250,000 shares of ARC common stock at an exercise price of $.01 per share under equity compensation plans not approved by security holders on October 18, 2001. Mr. Rittenhouse exercised 187,500 of such options in March 2004. The remaining 62,500 options will vest within 60 days.


Mr. Peter A. Bordes, Jr., chairman and chief executive officer of ARC, received an option to purchase 500,000 shares of ARC common stock under equity compensation plans not approved by security holders which options are fully vested and exercisable.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS


LETTER AGREEMENT WITH MICHAEL RUBEL


On February 19, 2004, ARC entered into an employment letter agreement with Mr. Michael Rubel. Pursuant to the letter agreement, in consideration for Mr. Rubel's employment with ARC through and including the later of March 31, 2004 and the closing of the merger, or such earlier date as may be designated by ARC's board of directors, on the later of March 31, 2004 and the closing of the merger, ARC agreed to issue Mr. Rubel 50,000 shares of ARC common stock which shares would be registered on Form S-8 as soon as practicable. In consideration for work performed by Mr. Rubel past March 31, 2004, 30 days after the last acceptance by a client of an ARC project, ARC and Mr. Rubel agreed to mutually agree on compensation to be paid after March 31, 2004 for services rendered on behalf of ARC. In addition, pursuant to the letter, if Mr. Rubel remained employed with ARC through and including the later of March 31, 2004 and the closing of the merger, the portion of the outstanding 62,500 options granted to Mr. Rubel on October 18, 2001 pursuant to his Stock Option Agreement which have not become vested shall vest and become exercisable 90 days after the closing of the merger.


LETTER AGREEMENT WITH THOMAS RITTENHOUSE


ARC has entered into an employment letter agreement with Mr. Thomas Rittenhouse on terms identical to the terms set forth in Mr. Rubel's letter agreement described above.


SUPPLEMENT TO LETTER AGREEMENT WITH MICHAEL RUBEL

In April 2004, ARC entered into a supplement to the letter agreement with Mr. Rubel. Pursuant to the supplemental letter agreement, ARC agreed to pay Mr. Rubel $8,500 in cash upon signing of the agreement and to issue Mr. Rubel the 50,000 shares of ARC common stock agreed to in the original letter agreement. In consideration for the agreements set forth in the supplemental letter agreement, Mr. Rubel has agreed to work for ARC on a full-time basis, as needed, through May 15, 2004.

EMPLOYMENT AGREEMENT BETWEEN ARC AND AARON DOBRINSKY

On April 27, 2004 ("the Effective Date"), ARC entered into an employment agreement with Mr. Aaron Dobrinsky for Mr. Dobrinsky to serve as chief executive officer of ARC. The following is a summary of the material terms of the agreement.

Term. The initial term of the agreement is two years from the date of the agreement. The agreement automatically renews for additional two-year periods upon the expiration of the initial term and on each anniversary thereof, unless sooner terminated pursuant to the agreement or unless either party notifies the other in writing not less than sixty (60) days prior to the expiration date or anniversary. So long as Mr. Dobrinsky is the Chief Executive Officer of ARC, ARC will use reasonable commercial efforts to obtain the nomination and election of Mr. Dobrinsky as a director.

Compensation. Mr. Dobrinsky's initial annual base salary is $200,000, which shall be immediately increased to $250,000 annually upon ARC reaching certain milestones set forth in the agreement. Mr. Dobrinsky also receives a guaranteed annual bonus of no less than 50% of his base salary which may be increased up to 100% his base salary upon ARC meeting objectives tobe determined by ARC's board of directors, and he is eligible for awards from ARC's incentive compensation plans in the discretion of the board of directors.

Stock Options. Under the agreement, ARC grants to Mr. Dobrinsky a stock option (the "Dobrinsky Option") which will be under the RoomLinX, Inc. Long-Term Incentive Plan (the "Plan") following approval of such Plan by ARC's stockholders for the purchase of an aggregate of 4,000,000 shares of common stock of ARC at an option price equal to one cent ($.01) per share. The Dobrinsky Option vests as follows: (i) 1,400,000 options vest immediately upon the Effective Date; (ii) 600,000 options vest on the date which is 5 months and 29 days after the Effective Date; (iii) 1,000,000 options vest on the first anniversary of the Effective Date; and (iv) 1,000,000 options vest on the second anniversary of the Effective Date. ARC agrees to take all necessary actions to ensure that all shares issued upon Mr. Dobrinsky's exercise of the Dobrinsky Option shall be registered and tradeable. The Dobrinsky Option expires seven years from the Effective Date.

Effect of Change in Control on Vesting. Upon a Change of Control, the unvested portion of any equities granted to Mr. Dobrinsky shall immediately vest and become exercisable. "Change in Control" is defined as follows:

The acquisition by an individual, entity or group (a "Person") of beneficial ownership of any capital stock of ARC, if after such acquisition, such Person beneficially owns 30% or more of either (x) the then-outstanding shares of common stock of ARC (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of ARC entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that certain acquisitions specified in the agreement are not considered a Change in Control; or

Such time as the Continuing Directors do not constitute a majority of the board of directors, where the term "Continuing Director" means at any date a member of the board of directors (x) who was a member of the board of directors on the date of the initial adoption of the agreement by the board of directors or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the board of directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the board of directors; or

The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving ARC or a sale or other disposition of all or substantially all of the assets of ARC (a "Business Combination"), unless, immediately following such Business Combination: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation or other form of entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns ARC or substantially all of ARC's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation or entity is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

Termination. The agreement terminats automatically in the event of Mr. Dobrinsky's death, upon written notice upon Mr. Dobrinsky's disability and at any time by mutual agreement of Mr. Dobrinsky and ARC. In addition, Mr. Dobrinsky's employment may be terminated as follows:

Without Cause. ARC may terminate Mr. Dobrinsky's employment without Cause only upon action by the board of directors, and upon sixty (60) days prior written notice to Mr. Dobrinsky. Mr. Dobrinsky may terminate employment without Cause upon sixty (60) days prior written notice to ARC.

For Cause, by ARC. ARC may terminate Mr. Dobrinsky's employment for Cause immediately and with prompt notice to Mr. Dobrinsky. Cause shall be determined by the board of directors only after having given Mr. Dobrinsky a sufficient opportunity to be heard. "Cause" includes the following conduct of Mr.
Dobrinsky: (i) material breach of any provision of the agreement by Mr. Dobrinsky, which is not cured within sixty (60) days of receipt of written notice of said breach; (ii) gross misconduct, including: misappropriating any funds or property of ARC; and attempting to willfully obtain any personal profit from any transaction in which Mr. Dobrinsky has an interest which is adverse to ARC; (iii) continuing unreasonable refusal to perform material duties; (iv) conviction of a felony; or (v) any other act or omission which subjects ARC to substantial public disrespect, scandal or ridicule.

For Good Reason by Employee. Mr. Dobrinsky may terminate employment for Good Reason immediately and with prompt notice to ARC. "Good Reason" includes the following conduct of ARC: (i) material breach of any provision of the agreement, which is not cured within sixty (60) days of receipt of written notice; (ii) failure to maintain Mr.
Dobrinsky in a position commensurate with chief executive officer; (iii) failure to nominate Mr. Dobrinsky as a director; or (iv) requirement, without Mr. Dobrinsky's written consent, that he relocate his office outside of the State of New Jersey.

Compensation in the Event of Termination. In the event that Mr. Dobrinsky's employment terminates prior to the end of the term of the agreement, ARC shall pay Mr. Dobrinsky compensation follows:

By Employee for Good Reason; By ARC Without Cause. So long as Mr. Dobrinsky is employed with ARC for a period of six (6) months following the Effective Date, in the event that Mr. Dobrinsky's employment is terminated by Mr. Dobrinsky for Good Reason, by ARC without Cause, or if ARC chooses not to renew the agreement, then ARC shall continue to pay to Mr. Dobrinsky his annual base salary and all other compensation and benefits in the same manner as before termination, for a period of one (1) year from the date of termination or through the end of the applicable term of the agreement, whichever is shorter (the "Severance Period"). The payments during the Severance Period shall not be offset by any income or payments Mr. Dobrinsky receives from sources other than ARC. In addition, the unvested portion of any equities previously granted to Mr. Dobrinsky shall immediately vest and become exercisable.

By ARC Upon Termination of Agreement Due to Employee's Death or Disability. In the event of Mr. Dobrinsky's death or disability, ARC shall continue to pay the base salary payable hereunder at the then current rate for one (1) year after the termination to Mr. Dobrinsky or his personal representative, as applicable. In addition, in the event of a termination pursuant to disability, if eligible,

By ARC For Cause or By Employee Without Good Reason. In the event that: (i) ARC terminates Mr. Dobrinsky's employment for Cause; or (ii) Mr. Dobrinsky terminates employment without Good Reason, then Mr. Dobrinsky's rights cease as of the effective date of the termination, including, without limitation, the right to receive base salary and all other compensation or benefits provided for in the agreement, except that ARC shall pay any salary and other compensation which may have been earned and is due and payable.

Restrictive Covenant. Until the termination of the agreement and for a period of twelve (12) months thereafter (the "Restricted Period"), Mr. Dobrinsky agrees that he shall not, directly or indirectly: (i) engage, in any state or territory of the United States of America or other country where ARC is actively doing business, in direct or indirect competition with the business conducted by ARC;
(ii) solicit, on behalf of any entity which may be competitive with ARC, any present customer or supplier, or prospective customers or suppliers, of ARC, or request or otherwise attempt to induce or influence, directly or indirectly, any present customer or supplier, or prospective customer or supplier, of ARC, or other persons sharing a business relationship with ARC, to cancel, limit or postpone their business with ARC; or (iii) solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee of ARC, to terminate his or her employment with ARC.

Proprietary Information. Mr. Dobrinsky agrees that he not disclose any proprietary information to others outside ARC or use the same for any unauthorized purposes without written approval by an officer of ARC, either during or after his employment, unless and until such proprietary information has become public knowledge without fault by Mr. Dobrinsky.

Indemnification and Directors and Officers Liability Insurance. ARC agrees to use its commercially reasonable best efforts to obain, within 120 days of the date of the agreement, and to maintain during the term of the agreement, commercially reasonable directors and officers liability insurance in a face amount of no less than $3,000,000 or such other amount as may be determined by the board of directors, upon which Mr. Dobrinsky shall be a named insured. Both during and after the conclusion of his employment, ARC agrees to indemnify Mr. Dobrinsky to the fullest extent permitted by applicable law, for all actions related to his employment with ARC or his role(s) as an officer, director or agent of ARC or any of its affiliates.

EMPLOYMENT AGREEMENT BETWEEN ARC AND FRANK ELENIO

On April 27, 2004, ARC entered into an employment agreement with Mr. Frank Elenio for Mr. Elenio to serve as chief financial officer of ARC. The terms of Mr. Elenio's employment agreement are identical to the terms set forth in Mr. Dobrinsky's agreement summarized above except with respect to Mr. Elenio's base salary and stock options which terms are summarized below.

Compensation. Mr. Elenio's initial annual base salary $150,000, which shall be immediately increased to $175,000 annually upon ARC reaching certain milestones set forth in the agreement. Mr. Elenio shall also receive a guaranteed annual bonus of no less than 50% of his base salary which may be increased up to 100% of his base salary upon ARC meeting reasonable objectives to be determined by ARC's board of directors and he is eligible for awards from ARC's incentive compensation plans, in the discretion of the board of directors.

Stock Options. Under the agreement, ARC grants to Mr. Elenio a stock option (the "Elenio Option") which will be under the RoomLinX, Inc. Long-Term Incentive Plan (the "Plan") following approval of such Plan by ARC's stockholders for the purchase of an aggregate of 2,000,000 shares of common stock of ARC at an option price equal to one cent ($.01) per share. The Elenio Option vests as follows:
(i) 700,000 options vest immediately upon the Effective Date; (ii) 300,000 options vest on the date which is 5 months and 29 days after the Effective Date;
(iii) 500,000 options vest on the first anniversary of the Effective Date; and
(iv) 500,000 options vest on the second anniversary of the Effective Date. ARC agrees to take all necessary actions to ensure that all shares issued upon Mr. Elenio's exercise of the Elenio Option shall be registered and tradeable. The Elenio Option expires seven years from the Effective Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules and regulations of the SEC thereunder requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Based solely upon a review of such reports, we believe that all our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during the last fiscal year.

                       SELECTED FINANCIAL DATA OF ROOMLINX

You should read the following selected financial data in conjunction with RoomLinX's financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of RoomLinX" included elsewhere in this proxy statement. The following selected financial data concerning RoomLinX for and as of the year ended December 31, 2003, the seven month period ended December 31, 2002, and the year ended May 31, 2003, is derived from the audited financial statements of RoomLinX. The selected financial data concerning RoomLinX for and as of the years ended May 31, 2001 and 2000, is derived from the unaudited financial statements of RoomLinX prepared by RoomLinX's management. The selected financial data is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included elsewhere in this proxy statement. The audited financial statements of RoomLinX as of December 31, 2002 and 2003 and for the year ended December 31, 2003, the seven month period ended December 31, 2002, and the year ended May 31, 2003, are included elsewhere in this proxy statement.

                                 ROOMLINX, INC.
                             SELECTED FINANCIAL DATA
                     (in thousands, except per share data)

                                                               Seven
STATEMENT OF OPERATIONS                             Year       Months    Year     Year       Year
                                                    Ended      Ended     Ended    Ended      Ended
                                                    December   December  May      May        May
                                                    31, 2003   31, 2002  31, 2002 31, 2001   31, 2000
                                                     -------   -------   -------  -------    -------

Net revenues                                         $ 2,007   $   488   $   248   $   86    $    38

Gross margin                                             567       113        84       38         22

Operating expenses                                     1,137       430       869    2,411      1,089

Net loss for the period                              $  (832)  $  (382)  $  (801) $(2,360)   $(1,069)
                                                     =======   =======   =======  =======    =======

Basic loss per share                                   (0.06)  $ (0.03)  $ (0.07) $ (0.28)   $ (0.15)
                                                     =======   =======   =======  =======    =======

BALANCE SHEET                                       December   December    May       May       May
                                                    31, 2003  31, 2002   31, 2002  31, 2001  31, 2000
                                                     -------   -------   -------   ------    --------

Cash and cash equivalents                            $     7   $    --   $    23  $     3   $    863

Accounts receivable, net                                 226       198        43       23         20

Property and equipment, net                              270       358       450      657      1,045

Total assets                                         $   524   $   571   $   528  $   750    $ 2,062
                                                     =======   =======   =======  =======    =======

Accounts payable and accrued liabilities             $   579   $   271   $   319  $   664    $   390

Due to related parties                                   182       123        37       --         --

Current portion of obligations under capital lease       225       179       185      184        113

Current portion of convertible debentures                200        --        --       --         --

Total current liabilities                              1,222       651       599      848        503

Convertible debentures, net of current portion           180       200        --       --         --

Total capital deficiency                                (878)     (287)      (81)    (522)      (587)

Total liabilities and capital deficiency             $   524   $   572   $   528  $   750    $ 2,062
                                                     =======   =======   =======  =======    =======

Cash dividends per share                             $    --   $    --   $    --  $    --    $    --

Total long term obligations                          $   180   $   208   $    10  $   424    $ 2,147

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF ROOMLINX

The following Management's Discussion and Analysis of Financial Condition and Results of Operations of RoomLinX should be read in conjunction with RoomLinX's financial statements for the year ended December 31, 2003, the seven month period ended December 31, 2002, and the year ended May 31, 2002, and the related notes included elsewhere in this proxy statement.

OVERVIEW

Roomlinx, Inc., a Nevada corporation (for the purpose of this section sometimes being referred to as "We," "Us" or the "Company"), provides wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, convention centers, corporate apartments and special events locations. The company installs and creates services that address the productivity and communications needs of hotel guests, convention center exhibitors, corporate apartment customers and individual consumers. We specialize in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a/b/g.

Hotel customers sign long-term service agreements, where we provide the maintenance for the networks, as well as the right to provide value added services over the network.

We derive our revenues primarily from the installation of the wired and wireless networks we provide to hotels, convention centers and apartment buildings. We derive additional revenue from the maintenance of these networks. Customers typically pay a one-time fee for the installation of the network and then pay monthly maintenance fees for the upkeep and support of the network. During March 1999, we commenced offering our services commercially. Since our inception, we have invested significant capital to build our technical infrastructure and network operations. We have incurred operating losses since our inception and expect to incur operating losses for at least the next 3 fiscal quarters. We will need to increase our installation and maintenance revenues and improve our gross margins to become profitable and sustain profitability on a quarterly and annual basis.

Our system sales and installation revenue primarily consists of wired and wireless network equipment and installation fees associated with the network. System sales and installation revenue accounted for approximately 76% and 63% of our total revenue during the year ended December 31, 2003 and seven month period ended December 31, 2002, respectively. In addition, our service, maintenance and usage revenue, which primarily consists of monthly maintenance fees related to the upkeep of the network, accounted for approximately 24% and 37% of our total revenue during the year ended December 31, 2003 and seven month period ended December 31, 2002, respectively. Over time, we anticipate that our monthly recurring fees associated with service and maintenance will increase as our customer base continues to grow.

Our sales and marketing expenses consist primarily of compensation and related costs for sales personnel, travel and entertainment, promotions and advertising and other related costs. We expect sales and marketing expenses to increase during 2004 compared to 2003 as we continue to expand our sales force throughout North America. Our general and administrative expenses consist primarily of compensation and related costs for general corporate and business development, along with rent and other related costs. We expect general and administrative costs to increase during 2004 compared to 2003 due to the anticipated costs of maintaining a publicly traded entity, such as increased legal and accounting costs, directors and officers liability insurance and related filing fees. Amortization of property and equipment expense consists primarily of amortization expenses arising from computer equipment purchased for our infrastructure and network operations center and other equipment and property purchases.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. Our system sales and installation revenue primarily consists of wired and wireless network equipment and installation fees associated with the network and is recognized as revenue when the installation is completed and the customer has accepted such installation. Our service, maintenance and usage revenue, which primarily consists of monthly maintenance fees related to the upkeep of the network is recognized on a monthly basis as services are provided. We estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including analysis of historical collection rates and the current credit-worthiness of significant customers. We capitalize and subsequently depreciate our property and equipment over the estimated useful life of the asset. In assessing the recoverability of our long-lived assets, we must make certain assumptions regarding the useful life and contribution to the estimated future cash flows. If such assumptions change in the future, we may be required to record impairment charges for these assets not previously recorded. We have incurred substantial operating losses since our inception. As a result of such operating losses, we have recorded a substantial net operating loss for tax purposes. In light of our historical operating results, we have not recorded a deferred tax asset due to the uncertainty surrounding future income.

RESULTS OF OPERATIONS

The following table sets forth for the periods indicated certain financial data as a percentage of revenue:


                                                                         Seven months
                                                     Year ended              ended             Year ended
                                                    December 31,         December 31,           May 31,
                                                        2003                 2002                 2003
                                                 -------------------- -------------------- -------------------

Revenue
    System sales and installation                              75.9%                62.5%                0.0%
    Service, maintenance and usage                             24.1%                37.5%              100.0%
                                                 -------------------- -------------------- -------------------

Total Revenue                                                 100.0%               100.0%              100.0%

Cost of Revenue
    System sales and installation                              61.4%                58.4%                0.0%
    Service, maintenance and usage                             10.3%                18.5%               66.2%
                                                 -------------------- -------------------- -------------------
                                                               71.7%                76.8%               66.2%
                                                 -------------------- -------------------- -------------------

Gross Profit                                                   28.3%                23.2%               33.8%

Operating Expenses:
    Sales and Marketing                                        22.5%                40.3%              146.5%
    General & Administrative                                   28.7%                31.8%              136.2%
    Depreciation of property and equipment                      5.5%                15.9%               67.2%
                                                 -------------------- -------------------- -------------------
                                                               56.7%                88.0%              349.9%
                                                 -------------------- -------------------- -------------------

Loss from operations                                          -28.4%               -64.8%             -316.0%

Other
    Interest expense                                           -1.3%                -1.4%               -0.7%
    Foreign exchange                                           -4.1%                 1.2%               -4.0%
    Non-cash financing costs                                   -7.6%               -13.2%               -1.8%
                                                 -------------------- -------------------- -------------------
Total other                                                   -13.0%               -13.5%               -6.6%
                                                 -------------------- -------------------- -------------------

Loss for the period                                           -41.5%               -78.3%             -322.6%
                                                 ==================== ==================== ===================


YEAR ENDED DECEMBER 31, 2003 COMPARED TO SEVEN MONTHS ENDED DECEMBER 31, 2002


System sales and installation revenue. System sales and installation revenue increased to $1,524,000 for the year ended December 31, 2003 from $305,000 for the seven months ended December 31, 2002. The increase was primarily due to a full year of operating results during 2003 when the Company increased its customer base by 29 or 153%, while during the seven months ended December 31, 2002 the Company commenced sales in this area. We expect the system sales and installation revenue to increase during 2004 as we continue to expand our customer base.

Service, maintenance and usage revenue. Service, maintenance and usage revenue increased to $483,000 for the year ended December 31, 2003 from $183,000 for the seven months ended December 31, 2002. The increase was primarily due to a full year of operating results as compared to seven months, as well as the growth in the number of customers we service on a recurring basis to 48 as compared to 19, respectively. We anticipate that service, maintenance and usage revenue will increase during 2004 as we continue to increase our customer base from levels during 2003.


Cost of system sales and installation revenue. Cost of system sales and installation revenue increased to $1,233,000 for the year ended December 31, 2003 from $285,000 for the seven months ended December 31, 2002. The increase was directly attributable to the increased corresponding revenue during 2003. However, as a percentage of System sales and installation revenue, such costs decreased by 12% during the year ended December 31, 2003 as compared to the seven months ended December 31, 2002. The decrease as a percentage of revenue is primarily attributable to negotiating more favorable prices with our vendors due to the increased volume. We anticipate that cost of system sales and installation revenue will increase during 2004 as we continue to expand our customer base.

Cost of service, maintenance and usage revenue. Cost of service, maintenance and usage revenue increased to $206,000 for the year ended December 31, 2003 from $90,000 for the seven months ended December 31, 2002. Such increase is directly attributable to the increased corresponding revenue. However, as a percentage of Service, maintenance and usage revenue, such costs decreased by 6% during the year ended December 31, 2003 as compared to the seven months ended December 31, 2002. The decrease as a percentage of revenue is primarily attributable to negotiating more favorable prices with our vendors due to the increased volume. We anticipate that cost of service, maintenance and usage revenue will increase during 2004 as we continue to increase Service, maintenance and usage revenues.


Sales and marketing. Sales and marketing expense increased by $254,000 to $451,000 during the year ended December 31, 2003 from $197,000 for the seven months ended December 31, 2002. Such increase is primarily attributable to increased personnel levels and related personnel costs of $134,000, increased advertising costs of $94,000, as well as more aggressive sales initiatives such as travel related costs of $26,000. During 2004, we anticipate sales and marketing expense to increase as we will continue with our aggressive sales and marketing initiatives.

General and administrative. General and administrative expense increased by $421,000 to $576,000 for the year ended December 31, 2003 from $155,000 for the seven months ended December 31, 2002. The increase is primarily attributable to increased personnel and personnel related costs of $251,000, office related expenses such as rent, telephone and supplies of $85,000, travel and professional fees of $12,000. The increase is partially attributable to a $73,000 gain on settlement of certain trade payables during the seven month period ended December 31, 2002. During 2004 we anticipate general and administrative costs to increase as the Company anticipates to be a publicly traded entity during 2004 which will further increase personnel costs as well as professional fees.


Depreciation of property and equipment. Depreciation of property and equipment increased 42% or $33,000 to $110,000 for the year ended December 31, 2003 as compared to $77,000 for the seven months ended December 31, 2002. The increase is primarily related to the full year results reported during 2003 as compared to the seven months during 2002. We anticipate amortization of property and equipment will decrease as a percentage of total revenue as we are do not expect major capital expenditures during 2004.

Interest expense. Interest expense increased 273% or $19,000 to $26,000 for the year ended December 31, 2003 as compared to $7,000 for the seven months ended December 31, 2002. The increase is primarily due to an increase in our convertible debt and loans payable during 2003. We anticipate that interest expense will decrease during 2004 as we have or are in the process of renegotiating all of our convertible notes and loans into equity as part of our pending merger with ARC.

Foreign exchange. Foreign exchange expense increased $87,000 to $83,000 for the year ended December 31, 2003 from income of $6,000 for the seven months ended December 31, 2002. The increased expense primarily relates to the exchange rate fluctuations between the U.S. dollar and the Canadian dollar. We currently incur operating expenses in Canadian dollars but derive a large portion of revenue and cost of revenue from U.S. sources. Due to daily fluctuations in the foreign exchange rates between the U.S and Canada, as well as the increasing business we are recording in the United States, we are not in the position to estimate what such expense or income will be during 2004.

Non-cash financing costs. Non-cash financing costs increased 137% or $88,000 to $153,000 for the year ended December 31, 2003 as compared to $$65,000 for the seven months ended December 31, 2002. The increase is primarily due to expenses recorded with respect to the issuance of warrants in connection with certain equity and debt financings. We anticipate non-cash financing costs will decrease during 2004 as we plan to enter into transactions that will not give rise to such costs.

SEVEN MONTHS ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED MAY 31, 2002

System sales and installation revenue. The Company began generating revenues from system sales and installations during the seven months ended December 31, 2002. During this period, system sales and installation revenue was $305,000.

Service, maintenance and usage revenue. Service, maintenance and usage revenue decreased to $183,000 for the seven months ended December 31, 2002 compared to $248,000 during the year ended May 31, 2002. The decrease is directly attributable to a seven-month reporting period during the period ended December 31, 2002 as compared to the twelve months ended May 31, 2002.

Cost of system sales and installation revenue. The Company began generating revenues from system sales and installations during the seven months ended December 31, 2002, as such cost of system sales and installation revenue commenced during that period. During the seven-months ended December 31, 2002, cost of system sales and installation revenue was $285,000.

Cost of service, maintenance and usage revenue. Cost of service, maintenance and usage revenue decreased to $90,000 for the seven months ended December 31, 2002 compared to $164,000 during the year ended May 31, 2002. The decrease is directly attributable to a seven-month reporting period during the period ended December 31, 2002 as compared to the twelve months ended May 31, 2002.


Sales and marketing. Sales and marketing expense decreased to $197,000 for the seven months ended December 31, 2002 compared to $364,000 during the year ended May 31, 2002. The decrease is directly attributable to a seven-month reporting period during the period ended December 31, 2002 as compared to the twelve months ended May 31, 2002 during which personnel and personnel related cost decreased $117,000 and advertising and sales initiatives decreased $50,000.

General and administrative. General and administrative expense decreased to $155,000 for the seven months ended December 31, 2002 compared to $338,000 during the year ended May 31, 2002. The decrease is primarily attributable to a seven-month reporting period during the period ended December 31, 2002 as compared to the twelve months ended May 31, 2002. The decrease is partially attributable to decreased personnel and personnel related costs of $14,000, decreased bad debts of $26,000 and office related expenses of $51,000 and a $73,000 gain on settlement of certain trade payables for amounts less than previously recorded during the seven month period ended December 31, 2002, partially offset by a $49,000 gain on settlement of certain trade payables for amounts less than previously recorded during the year ended May 31, 2002.


Depreciation of property and equipment. Depreciation of property and equipment expense decreased to $77,000 for the seven months ended December 31, 2002 compared to $167,000 during the year ended May 31, 2002. The decrease is attributable to a seven-month reporting period during the period ended December 31, 2002 as compared to the twelve months ended May 31, 2002.

Interest expense. Interest expense increased to $7,000 for the seven months ended December 31, 2002 compared to $2,000 for the twelve months ended May 31, 2002. The increase is attributable to the issuance of debt instruments during the seven month period ended December 31, 2002, while no such debt instruments were outstanding during the twelve months ended May 31, 2002.

Foreign exchange. During the seven month period ended December 31, 2002, the Company recognized a foreign exchange gain of $6,000 as compared to a foreign exchange loss of $10,000 for the twelve months ended May 31, 2002. Such a variance primarily relates to the exchange rate fluctuations between the U.S. dollar and the Canadian dollar. We incur operating expenses in Canadian dollars but derive a large portion of revenue and cost of revenue from U.S. sources.

Non-cash financing costs. Non-cash financing costs increased to $65,000 for the year seven months ended December 31, 2002 as compared to $5,000 for the twelve months ended May 31, 2002. The increase is primarily due a $60,000 charge related to the issuance of warrants during the seven months ended December 31, 2002.

SEVEN MONTHS ENDED DECEMBER 31, 2002 COMPARED TO SEVEN MONTHS ENDED DECEMBER 31, 2001

System sales and installation revenue. The Company began generating revenues from system sales and installations during the seven months ended December 31, 2002. During this period, system sales and installation revenue was $305,000.

Service, maintenance and usage revenue. Service, maintenance and usage revenue increased to $183,000 for the seven months ended December 31, 2002 compared to $119,000 during the seven months ended December 31, 2001. The increase is primarily attributable to the growth in the number of customers we service on a recurring basis during the seven month period ended December 31, 2002 as compared to the same period in 2001.

Cost of system sales and installation revenue. The Company began generating revenues from system sales and installations during the seven months ended December 31, 2002, as such, cost of system sales and installation revenue commenced during that period. During seven-months ended December 31, 2002, cost of system sales and installation revenue was $285,000.

Cost of service, maintenance and usage revenue. Cost of service, maintenance and usage revenue decreased to $90,000 for the seven months ended December 31, 2002 compared to $99,000 during the seven months ended December 31, 2001. The decrease is primarily attributable to negotiating more favorable prices with our vendors due to the increased volume during the seven months ended December 31, 2002.

Sales and marketing. Sales and marketing expense decreased to $197,000 for the seven months ended December 31, 2002 compared to $214,000 during the seven months ended December 31, 2001. The decrease is primarily attributable to a reduction in advertising costs during the seven months ended December 31, 2002 as compared to the same period during 2001, resulting from a Company wide effort to reduce operating expenses and preserve our cash resources.

General and administrative. General and administrative expense decreased to $155,000 for the seven months ended December 31, 2002 compared to $185,000 during the seven months ended December 31, 2001. The decrease is primarily attributable to a $73,000 gain on settlement of certain trade payables for amounts less than previously recorded during the seven month period ended December 31, 2002, which was partially offset by a $49,000 gain on settlement of certain trade payables for amount less than previously recorded during the same period in 2001.

Depreciation of property and equipment. Depreciation of property and equipment expense decreased to $77,000 for the seven months ended December 31, 2002 compared to $104,000 during the seven months ended December 31, 2001. The decrease is primarily attributable to the disposal of certain equipment during the seven months ended December 31, 2001.

Interest expense. Interest expense increased to $7,000 for the seven months ended December 31, 2002 compared to $6,000 for the seven months ended December 31, 2001. The increase is attributable to a marginal increase in debt instruments during the seven month period ended December 31, 2002, as compared to the same period during 2001.

Foreign exchange. Foreign exchange income increased to $6,000 for the seven months ended December 31, 2002 compared to $5,000 for the seven months ended December 31, 2001. The increase is attributable to the exchange rate fluctuations between the U.S. dollar and the Canadian dollar. We incur operating expenses in Canadian dollars but derive a large portion of revenue and cost of revenue from U.S. sources.

Non-cash financing costs. Non-cash financing costs were $65,000 for the year seven months ended December 31, 2002, while no such costs were incurred during the seven months ended December 31, 2001. The increase is primarily due a $60,000 charge related to the issuance of warrants during the seven months ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES


Since our inception, we financed our operations through private placements of our equity securities, our convertible debentures and shareholder loans, which resulted in aggregate net proceeds of approximately $5.2 million through December 31, 2003. During the quarter ended March 31, 2004, we issued and sold 1,290,000 shares of common stock for proceeds of approximately $624,000, net of issue costs of approximately $610,000, the proceeds of which were used to extinguish certain short term liabilities, accounts payable, accrued expenses and working capital.


We have incurred significant operating losses since our inception and as of December 31, 2003 have an accumulated deficit of $5.6 million. During 2003, we incurred a net loss of $830,000 and used $313,000 of cash to fund operating activities. As of December 31, 2003 we had $7,000 in cash and cash equivalents ($47,000 at March 31, 2004). Management has evaluated its alternatives to enable us to pay our liabilities as they become due and payable in the current year. Such alternatives include reducing our operating losses and obtain additional financing in order to advance ur business plan. Additionally, management has executed a definitive merger agreement with ARC. Upon the completion of such merger, additional financing may become available through the issuance of additional equity. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes.

Net cash used in operating activities was $313,000, $373,000 and $636,000 for the year ended December 31, 2003, seven months ended December 31, 2002 and year ended May 31, 2002, respectively. The principal use of cash in each of these periods was to fund our losses from operations. For the year ended December 31, 2003, cash used for operating activities was partially offset by a $308,000 increase in accounts payable and accrued liabilities. This increase is primarily attributable to our effort to maintain our cash balances for operations.


Net cash (used in)/provided by investing activities was ($22,000), $2,000 and ($34,000) for the year ended December 31, 2003, seven months ended December 31, 2002 and year ended May 31, 2002, respectively. For the years ended December 31, 2003 and May 31, 2002, we used cash in investing activities principally to purchase of property and equipment. During the seven months ended December 31, 2002, we provided cash to investing activities principally from the proceeds from the disposal of certain property and equipment. During 2004, assuming the merger with ARC is completed, we expect to use approximately $25,000 of cash in investing activities through capital expenditures to fund the opening of our east coast offices, which includes offices and computer equipment, pursuant to the terms of the Merger Agreement.


Net cash provided by financing activities was $350,000, $341,000 and $689,000 for the year ended December 31, 2003, seven months ended December 31, 2002 and year ended May 31, 2002, respectively. The cash provided by financing activities for each of these periods primarily resulted from the issuance of common shares, convertible debt and loans. During 2004, we expect to provide cash in financing activities through the sale of additional debt and equity securities.

As of December 31, 2003, our principal commitments consisted of obligations outstanding under capital and operating leases. As of December 31, 2003, future minimum payments for capital leases and non-cancelable operating leases having terms in excess of one year amounted to $0 and $111,000, of which $33,000 is payable in 2004.

The following table summarizes our contractual obligations at December 31, 2003, and the effect such obligations are expected to have on our liquidity and cash flows in future periods.


                                                      Less
                                                      than     1 - 3     4 - 5   After 5
December 31, (in thousands)                   Total   1 Year   Years     Years   Years
                                             ------   ------   ------    ------  ------

Contractual Obligations:
       Capital lease obligations             $  225   $  225   $    -    $    -  $    -
       Operating lease obligations           $  111       33       66        12       -
                                             ------   ------   ------    ------  ------

       Total contractual cash obligations    $  336   $  258   $   66    $   12  $    -
                                             ======   ======   ======    ======  =======

As of December 31, 2003, we had $380,000 of convertible debentures outstanding, $200,000 of which were classified as a current obligation. These convertible debentures are not included in the table above since it is anticipated that such debentures will be converted into common stock prior to or upon completion of the proposed merger with ARC.


As of December 31, 2003, we had approximately $215,000 of shareholder loans outstanding. These loans are not included in the table above since such loans were converted into 625,000 shares of common stock on March 31, 2004. The purpose of these loans was to provide short term working capital to the Company. These loans had an original interest rate of 10% and the terms were renewable every 90 days. Additionally, in the ordinary course of business, we incur recurring operating costs such as telecommunications, rent, advertising and other related business expenses. Generally, we pay such expenses (currently approximately $38,000 monthly) on terms of 30 to 60 days. These purchase commitments are not included in the table above.


We have evaluated our alternatives to enable us to pay our liabilities as they become due and payable in the current year, reduce operating losses and obtain additional or new financing in order to advance our business plan. Alternatives being considered by us include, among others, completing a merger/public financing, obtaining financing from new lenders and the issuance of additional equity. We believe these measures will provide liquidity for us to continue as a going concern throughout fiscal 2004, however, we can provide no assurance with regard thereto. If the planned merger with ARC is not completed, we may need to obtain additional financing to maintain our operations.

RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 144. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and elements of APB 30, Reporting the Results of Operations - Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption of this statement did not have an impact on our consolidated financial position, results of operations or cash flows.

In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not have an impact on our consolidated financial position, results of operations or cash flows.

In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective on January 1, 2003. Under SFAS No. 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 may result in our recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Mutliple Deliverables ("Issue 00-21"). Issue 00-21 provides guidance on how to account for arrangements that involve the deliver or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We do not believe that the adoption of Issue 00-21 will have a material effect on our consolidated financial position, results of operations or cash flows.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, ("FIN 45"). FIN 45 requires that we recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002, expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the accounting requirements of this statement did not impact our financial position, results of operations or cash flows. The adoption of the disclosure requirements of this statement did not result in additional disclosures.

In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, was issued. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15,2002. The adoption of this statement did not impact our financial position, results of operations or cash flows.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, ("FIN 46") that addresses the consolidation of variable interest entities. In December 2003, the FASB issued a revised Interpretation ("FIN 46R"). Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity. The Company must apply the provisions to variable interests in entities created before February 1, 2003 during the quarter ended December 31, 2003. Adoption of FIN 46 and FIN 46R did not have an impact on the Company's financial condition or results of operations.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of July 1, 2003. We will adopt the provisions of SFAS No. 150 on July 1, 2003. We do not expect that the adoption of this Statement will have a material impact on its results of operations and financial position.

FOREIGN CURRENCY EXCHANGE RATE RISK

A portion of our expenses, primarily general and administrative expenses relating to our Vancouver, British Columbia, Canada office are denominated in Canadian dollars while our functional currency is the U.S. dollar. In 2003, as a result of the appreciation of the Canadian dollar relative to the U.S. dollar, we realized foreign currency losses of approximately $83,000. In the event the Canadian dollar continues to appreciate in 2004 we will experience additional foreign currency losses. Holding all other variables constant and on a hypothetical basis, a further 10% increase in the value of the Canadian dollar against the U.S. dollar over 2004 would result in approximately $107,000 in foreign currency losses for the year. Conversely, a 10% decrease over 2004 would result in approximately $60,000 in foreign currency gains for the year.

We will continue to monitor our exposure to foreign currency fluctuations and although we have never used financial hedging techniques to date, we may use them in the future to minimize the effect of these fluctuations. Nevertheless, we cannot assure you that these fluctuations will not adversely affect our results of operations in the future.

                             ARC COMMUNICATIONS INC.
                             SELECTED FINANCIAL DATA

The selected financial data set forth below have been derived from the audited financial statements ARC. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and related notes thereto included in ARC's 2003, 2002, 2001, 2000 and 1999 Annual Reports on Form 10-KSB. ARC's 2003 Annual Report on Form 10-KSB is incorporated by reference in the proxy.


                                                                              Years Ended December 31,
                                                      -----------------------------------------------------------------------
                                                        2003              2002        2001             2000         1999
                                                      -----------------------------------------------------------------------
Net sales                                               762,000        1,057,000    1,369,000       3,183,000      2,975,000

Total costs and expenses                              1,313,000        1,526,000    2,079,000       3,095,000      2,721,000

Total other income (expense)                           (15,000)           12,000       (4,000)        (16,000)       (28,000)

Income (Loss) from continuing operations              (572,000)         (442,000)    (714,000)         72,000        226,000

Income (Loss) from discontinued operations               5,000            (7,000)     (27,000)       (172,000)      (114,000)

Gain on sale of discontinued operations                418,000                --           --              --             --

Net Income (loss)                                     (149,000)         (449,000)    (741,000)       (100,000)       112,000

Net Income (loss) attributable to common
stockholders                                          (162,000)         (462,000)    (754,000)       (113,000)        99,000

Basic and diluted loss per share - continuing operations and net loss

Continuing operations                                    (0.04)           ($0.03)      ($0.05)           0.01           0.02


                                                                              Years Ended December 31,
                                                      -----------------------------------------------------------------------
                                                        2003              2002        2001             2000         1999
                                                      -----------------------------------------------------------------------

Cash                                                     2,000                  0      21,000         351,000        346,000

Accounts Receivable                                     48,000           126,000      444,000         426,000        713,000

Assets of Discontinued Operations                                         16,000      477,000         126,000         44,000

Total Assets of Continuing Operations                  241,000           284,000      750,000       1,347,000      1,526,000

Line of Credit                                         120,000           295,000      439,000         355,000        464,000

Accounts Payable and Accrued Expenses                  716,000           294,000      221,000         274,000        297,000

Liabilities of Discontinued Operations                                    83,000      443,000         170,000         27,000

Total Liabilities of Continuing Operations             836,000           663,000      766,000         581,000        753,000

Stockholders Equity (Capital Deficiency)              (595,000)         (446,000)      18,000         722,000        790,000

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           OF ARC COMMUNICATIONS INC.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of RoomLinX by way of the merger of ARC with RoomLinX as if the merger had occurred on January 1, 2003. The pro forma condensed combined balance sheet combines the December 31, 2003 balance sheets of ARC and RoomLinX. The pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the historical results of ARC for the fiscal year ended December 31, 2003 with the historical results of RoomLinX for the fiscal year ended December 31, 2003.


The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. You should read the accompanying unaudited pro forma condensed combined financial data and related notes in conjunction with the audited financial statements and notes thereto included in ARC's Form 10-KSB for the year ended December 31, 2003, a copy of which accompanies this proxy statement, and the financial statements of RoomLinX elsewhere in this proxy filing. We provide the accompanying unaudited pro forma condensed combined financial statements for informational purposes only. It is not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position or results of operations would actually have been if the merger of ARC with RoomLinX had, in fact, occurred on January 1, 2003.


The pro forma condensed consolidated financial statements included in this proxy statement have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information not misleading.



                             Arc Communications Inc.
                   Pro Forma Condensed Combined Balance Sheet
                                   (Unaudited)
                      (Expressed in United States Dollars)
                                  December 31, 2003


                                                      Historical     Historical    Pro Forma        Pro Forma
                                                        ARC           RoomLinx    Adjustments       Combined
                                                     -----------   -----------    -----------      -----------
                            ASSETS
CURRENT ASSETS
 Cash and Cash Equivalents                           $     2,000   $     7,000    $ 1,076,000 1    $ 1,085,000
 Accounts Receivable-net                                  48,000       226,000             --          274,000
 Costs in Excess of Billings                              12,000            --             --           12,000
 Prepaid Expenses                                            --         21,000             --           21,000
 Other Receivables                                         2,000            --             --            2,000
 Due from sale of continuing professional segment        100,000            --             --          100,000
                                                     -----------   -----------    -----------      -----------
      Total Current Assets                               164,000       254,000      1,076,000        1,494,000
                                                     -----------   -----------    -----------      -----------

PROPERTY AND EQUIPMENT-NET                                 7,000       270,000             --          277,000

OTHER ASSETS
 Deferred Costs                                           54,000            --        (54,000)1
 Security Deposits                                        16,000            --             --           16,000
                                                     -----------   -----------    -----------      -----------

      Total Other Assets                                  77,000       270,000        (54,000)         293,000
                                                     -----------   -----------    -----------      -----------

TOTAL ASSETS                                         $   241,000   $   524,000    $ 1,022,000      $ 1,787,000
                                                     ===========   ===========    ===========      ===========

    LIABILITIES AND STOCKHOLDERS
     EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
 Line of Credit                                      $   120,000   $        --    $  (120,000)1    $        --
 Accounts Payable and Accrued Expenses                   716,000       579,000        (54,000)1      1,241,000
 Deferred revenue                                             --       12,000              --           12,000
 Due to related parties                                       --       182,000       (182,000)2             --
 Current portion of obligations under capital lease           --       225,000             --          225,000
 Loans payable                                                --        23,000             --           23,000
 Current portion of convertible debentures                    --       200,000       (200,000)2             --
                                                      -----------   -----------    -----------     -----------
      Total Current Liabilities                          836,000     1,221,000       (556,000)       1,501,000
                                                     -----------   -----------    -----------      -----------
      Convertible debentures, net of current portion         --        180,000       (170,000)2         10,000
                                                     -----------   -----------    -----------      -----------
Total Current Liabilities                                836,000     1,401,000       (726,000)       1,511,000
                                                     -----------   -----------    -----------      -----------

  Preferred Stock, Stated Value $.20;
     5,000,000 Shares Authorized;
     Issued and Outstanding 720,000 Shares               144,000            --             --          144,000

  Common Stock, $.001 Par Value, Authorized 45,000,000
     shares (250,000,000 pro forma, issued and
     outstanding 14,984,459 shares; pro forma
     100,279,465 shares)                                  15,000        15,000         17,000 1        100,000
                                                                                       53,000 3


  Additional Paid in Capital                           1,428,000     4,709,000      1,179,000 1      5,633,000

                                                              --            --        552,000 2             --
                                                              --            --        (53,000)3             --
                                                              --            --     (2,182,000)4             --

  Accumulated Deficit                                 (2,182,000)   (5,601,000)     2,182,000 4     (5,601,000)
                                                     -----------   -----------    -----------      -----------
EQUITY (CAPITAL DEFICIENCY)                             (595,000)     (877,000)     1,748,000          276,000
                                                     -----------   -----------    -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY            $    241,000  $   524,000    $ 1,022,000      $ 1,787,000
                                                     ===========   ===========    ===========      ===========



See notes to the unaudited pro forma condensed combined financial statements.

                             Arc Communications Inc.
              Pro Forma Condensed Combined Statements of Operations


                      For the Year Ended December 31, 2003
                                   (Unaudited)
                      (Expressed in United States Dollars)



                                                      Historical    Historical     Pro Forma       Pro Forma
                                                         Arc         RoomLinx     Adjustments       Combined
                                                     -----------   -----------    -----------      -----------

 REVENUES
       System sales and installation                          --   $ 1,524,000             --      $ 1,524,000
       Service, maintenance and usage                         --       483,000             --          483,000
       Multimedia                                    $   762,000            --             --          762,000
                                                     -----------   -----------    -----------      -----------
 Total Revenue                                          762,000      2,007,000             --        2,769,000
                                                     -----------   -----------    -----------      -----------

 COSTS AND EXPENSES
       System sales, installation and service                 --     1,233,000             --        1,233,000
       Operating Costs                                   202,000       206,000             --          408,000
       Selling, General and Administrative               970,000     1,027,000             --        1,997,000
       Impairment Loss                                    76,000            --             --               --
       Depreciation and Amortization                      65,000       110,000             --          175,000
                                                     -----------   -----------    -----------      -----------

            Total Costs and Expenses                   1,313,000     2,576,000             --        3,813,000
                                                     -----------   -----------    -----------      -----------

 OTHER EXPENSES
       Foreign exchange                                       --        83,000             --          83,000
       Interest Expense                                    15,000       26,000   $    (15,000)1        26,000
       Non-cash financing costs                               --       153,000             --         153,000
                                                     -----------   -----------    -----------      -----------

            Total Other Expense                           15,000       262,000        (15,000)         262,000
                                                     -----------   -----------    -----------      -----------



 LOSS FROM CONTINUING OPERATIONS                        (566,000)     (831,000)            --      (1,306,000)
       Provision for income taxes                          6,000            --             --            6,000
                                                     -----------   -----------    -----------      -----------
 LOSS FROM CONTINUING OPERATIONS                        (572,000)     (831,000)       (15,000)      (1,312,000)

       Preferred stock dividend imputed                  (13,000)           --             --          (13,000)
                                                     -----------   -----------    -----------      -----------

 Loss from continuing operations
       attributable to common stockholders           $  (585,000)  $  (831,000)   $   (15,000)     $(1,325,000)
                                                     ===========   ===========    ===========      ===========

 Weighted Average Number of Shares Outstanding          14,984,000          --     85,295,000 a    100,279,000


BASIC AND DILUTED
LOSS PER COMMON SHARE                                $     (0.04)                                  $     (0.01)
                                                     ===========                                   ===========



See notes to unaudited pro forma condensed combined financial statements.

                             ARC COMMUNICATIONS INC.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

                                   (Unaudited)

PRO FORMA ADJUSTMENTS

1. Through March 29, 2004, ARC issued 16,666,661 shares of its common stock in a private placement transaction raising $1,196,000 after expenses. Pursuant to the Merger Agreement, as a condition to closing, ARC was required to raise a minimum of $500,000 in a private placement of its securities. ARC used a portion of the funds raised in the private placement to repay its line of credit and certain accounts payable and anticipates using the remainder for working capital.

2. Prior to the consummation of the merger, all of the outstanding convertible debentures and amounts due from related parties will be converted into RoomLinX common stock except for a $10,000 convertible debenture.

3. All outstanding shares of RoomLinX common stock will be converted into 68,378,346 shares of ARC's common stock, including shares relating to the conversion of the RoomLinX convertible debt. Additionally, 250,000 shares of ARC's common stock will be issued to financial consultants as commissions for the merger.

4. ARC's accumulated deficit has been eliminated since the transaction will be accounted for as a reverse acquisition whereby RoomLinX will be the accounting acquirer.


The combination is being accounted for as a purchase business combination as defined by Statement of Financial Account Standards No. 141, Business Combinations. Because RoomLinX stockholders will own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which ARC will survive as the combined company. Accordingly, for accounting purposes, ARC is treated as the acquired company and RoomLinX is treated as the acquiring company. Under reverse acquisition accounting, the purchase price of ARC is based upon the fair value of ARC common stock and the fair value of ARC stock options. The purchase price of ARC will be allocated to the assets and liabilities of ARC assumed by RoomLinX as the acquiring company for accounting purposes, based on their estimated fair market values at the acquisition date. . The carrying value of the Arc assets and liabilities approximate their estimated fair value.

5. The purchase price of ARC by RoomLinx is based upon the fair value of the number of shares of ARC's common stock and options of common stock outstanding as of the acquisition date. The estimated purchase price assuming that the transaction was consummated on December 31, 2003 is computed as follows:

Shares outstanding as of December 31, 2003                      14,984,459
Shares issued in the private placement                          16,666,661
Shares to be issued to financial consultants                       250,000
Total shares prior to the acquisition                           31,901,120
Stock price as of December 31, 2003                                  $0.24
Market value of common stock                                    $7,656,269
Intrinsic value of options and warrants                            961,000
Total purchase price of ARC                                     $8,617,269

The intrinsic value of the options of and warrants consists of the excess of the market value over the exercise prices of options and warrants on 9,433,333 shares of ARC's common stock.

Since ARC operations will be discontinued upon the consummation of its acquisition by RoomLinX, the transaction does not result in any increase in goodwill or equity as a result of the excess of the purchase price over the estimated fair value of the net assets of ARC.


a. Loss Per Share

Basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

The weighted average shares outstanding have been adjusted to reflect the shares to be issued as a result of the merger transaction.

               COMPARATIVE PER SHARE DATA AND DIVIDEND INFORMATION

The following table sets forth the historical per share information of ARC and RoomLinX and combined per share data on an unaudited, pro forma basis after giving effect to the merger. You should read this information in conjunction with the selected historical financial data, asnd audited financial statements for the year ended December 31, 2003, the seven months ended December 31, 2002 and the year ended May 31, 2002, which are included in this proxy statement with respect to RoomLinX. Our audited financial statements for the years ended December 31, 2002 and 2003 are included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, which accompanies this proxy statement. You should also read this information in conjunction with the unaudited pro forma condensed combined financial statements, including the notes thereto, which are included elsewhere in this proxy statement. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

The unaudited pro forma per share information combines the financial information of ARC with the financial information of RoomLinX for the year ended December 31, 2003, assuming the merger occurred on January 1, 2003.

Historical book value per common share for both companies is computed by dividing stockholders' equity (deficit) attributable to common stockholders by the number of shares of common stock outstanding at the end of period. Historical book value per preferred share for both companies is computed by dividing the recorded balance attributable to preferred stock by the number of shares of preferred stock outstanding at the end of the period. Our unaudited pro forma combined per share data is derived from the unaudited pro forma condensed combined financial statements that are included elsewhere in this proxy statement.


                                                    Year Ended
                                                    December 31,
                                                       2003
                                                  ----------------
                                                   (Unaudited)
ARC Historical Per Share
Data:
 Basic and diluted net loss per common share             $(0.01)
 Book value (deficiency) per common share                $(0.05)
 Book value (deficiency) per preferred share             $ 0.20
RoomLinX Historical Per Share Data:
 Basic and diluted net loss per common share             $(0.06)
 Book value (deficiency) per common share                $(0.06)
 Book value (deficiency) per preferred share                 --
ARC Pro Forma Combined:
 Basic and diluted net loss per common share             $(0.01)
 Book value (deficiency) per common share                $ 0.00
 Book value (deficiency) per preferred share             $ 0.20



Our common stock trades on the OTC-Bulletin Board under the symbol "ACOC". Our Class A Preferred Stock trades on the OTC-Bulletin Board under the symbol "ACOCP". For the periods indicated, the following table sets forth the high and low bid quotations for our common stock and Class A Preferred Stock as reported by the National Quotation Bureau, Inc. The quotations represent inter-dealer quotations without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

HIGH AND LOW STOCK PRICES

SYMBOL     TIME PERIOD                     LOW BID   HIGH BID

ACOC

           January 1 - March 31, 2002       .03       .20
           April 1 - June 30, 2002          .06       .24
           July 1 - September 30, 2002      .06       .75
           October 1 - December 31, 2002    .16       .35
           January 1 - March 31, 2003       .06       .30
           April 1 - June 30, 2003          .07       .15
           July 1 - September 30, 2003      .08       .20
           October 1 - December 31, 2003    .12       .40
           January 1 - March 15, 2004       .20       .59

ACOCP

           January 1 - March 31, 2002       .003      .085
           April 1 - June 30, 2002          .03       .06
           July 1 - September 30, 2002      .015      .09
           October 1 - December 31, 2002    .03       .07
           January 1 - March 31, 2003       .05       .05
           April 1 - June 30, 2003          .04       .04
           July 1 - September 30, 2003      .04       .20
           October 1 - December 31, 2003    .06       .15
           January 1 - March 15, 2004       .05       .05




The closing bid for our common stock on OTB-Bulletin Board on December 8, 2003, the last trading day prior to the public announcement of the merger was $.20 per share, and on May 12, 2004 was $__. The closing bid for our Class A Preferred Stock on OTB-Bulletin Board on December 8, 2003, the last trading day prior to the public announcement of the merger, was $.15 per share, and on May 12, 2004 was $__. As of May 5, 2004, the record date, there were ___ stockholders of record who held shares of our common stock and 6 stockholders of record who owned shares of our Class A Preferred Stock. Since our inception, we have not paid any cash dividends on our stock. There are no restrictions currently in effect which preclude us from declaring dividends. However, dividends may not be paid on our common stock while there are accrued but unpaid dividends on the Class A Preferred Stock (9% Cumulative, Redeemable Preferred Stock). As of December 31, 2003, accrued but unpaid preferred stock dividends aggregated $69,000. We intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our stock in the foreseeable future.

No active trading or public market exists for RoomLinX common stock. The shares of RoomLinX common stock are not listed on any exchange and are not traded in the over-the-counter market. As of May 5, 2004, the record date, there were 202 stockholders of record who held shares of RoomLinX common stock. RoomLinX has never paid any cash dividends on its common stock, and anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business. There are no restrictions currently in effect which preclude RoomLinX from declaring dividends.


                                  OTHER MATTERS

ANNUAL REPORT ON FORM 10-KSB


Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the SEC, except exhibits thereto, accompanies this proxy statement. Our annual report, and the information contained therein, is incorporated herein by reference. These documents contain important business and financial information about ARC, including the audited financial statements contained in our annual report. We will provide copies of the exhibits should they be requested by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Request for additional copies of our annual report on Form 10-KSB should be mailed to:

ARC Communications Inc. 401 Hackensack Avenue, 3rd Floor Hackensack, New Jersey 07601 Attention: Aaron Dobrinsky, Chief Executive Officer


PROPOSALS INTENDED TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Rules of the SEC and our bylaws require that any proposal by a stockholder for consideration at the 2004 Annual Meeting of Stockholders must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2004 Annual Meeting, if any such proposal is to be eligible for inclusion in our proxy materials for, and to be presented for consideration at, our 2004 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS


Our board of directors knows of no other matters to be brought before the special meeting. However, if any other matters arise, your signed proxy card gives authority to Mr. Aaron Dobrinsky, Mr. Frank Elenio and Mr. Peter A. Bordes, Jr. to vote on those matters at their discretion. If you decide to attend the special meeting, you may revoke your proxy at any time before it is voted.


EXPENSES OF SOLICITATION

We will bear the cost of solicitation of proxies. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees.

                    INCORPORATION OF INFORMATION BY REFERENCE

This proxy statement is accompanied by our annual report on Form 10-KSB for the year ended December 31, 2003. The annual report on Form 10-KSB is incorporated by reference into this proxy statement and considered a part of this document.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, at prescribed rates. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

We have supplied all information in this proxy statement relating to ARC and RL Acquisition, Inc. RoomLinX has supplied all information in this proxy statement relating to RoomLinX, Inc.


BY ORDER OF THE BOARD OF DIRECTORS, {-S- AARON DOBRINSKY}

AARON DOBRINSKY, CHIEF EXECUTIVE OFFICER

May 14, 2004

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of RoomLinX, Inc. as of and for the year ended December 31, 2003:

Independent Auditors' Report
Consolidated Balance Sheets
Consolidated Statement of Operations Consolidated Statements of Capital Deficiency Consolidated Statement of Cash Flows Notes to Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT


To the Directors of
RoomLinX Inc.

We have audited the accompanying balance sheets of RoomLinX Inc. as of December 31, 2003 and 2002 and the related statements of operations, capital deficiency and cash flows for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RoomLinX Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and stockholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(SIGNED) DELOITTE & TOUCHE LLP

Chartered Accountants Vancouver,
British Columbia January 16, 2004

                                  ROOMLINX INC.
                                 BALANCE SHEETS
                        (STATED IN UNITED STATES DOLLARS)


                                                                    December 31,   December 31,
                                                                           2003           2002
                                                                    -----------    -----------
ASSETS

Current
  Cash and cash equivalents .....................................   $     7,252    $        --
  Accounts receivable and other .................................       225,995        198,399
  Prepaid expenses and other ....................................        20,930         15,279
                                                                    -----------    -----------
Total current assets ............................................       254,177        213,678
Property and equipment, net .....................................       269,809        358,145
                                                                    -----------    -----------
Total assets ....................................................   $   523,986    $   571,823
                                                                    ===========    ===========
LIABILITIES

Current
  Bank overdraft ................................................   $        --    $     8,182
  Accounts payable and accrued liabilities ......................       579,091        270,732
  Deferred revenue ..............................................        12,077         69,800
  Due to related parties ........................................       182,009        123,442
  Current portion of obligations under capital lease ............       225,374        178,810
  Loans payable .................................................        23,139             --
  Current portion of convertible debentures .....................       200,000             --
                                                                    -----------    -----------
Total current liabilities .......................................     1,221,690        650,966
Long-term portion of obligations under capital lease ............            --          8,016
Convertible debentures, net of current portion ..................       180,000        200,000
                                                                    -----------    -----------
Total liabilities ...............................................     1,401,690        858,982
                                                                    -----------    -----------
Continuing operations (Note 1)
Commitments (Note 6)

CAPITAL DEFICIENCY

Capital stock
  Authorized
    25,000,000 common shares with a par value of $0.001 per share
  Issued
    14,786,963 common shares (December 31, 2002 - 14,426,963) ...        14,787         14,427
Additional paid-in capital ......................................     4,551,779      4,408,139
Warrants ........................................................       157,200         60,000
Deficit .........................................................    (5,601,470)    (4,769,725)
                                                                    -----------    -----------
Total capital deficiency ........................................      (877,704)      (287,159)
                                                                    -----------    -----------
Total liabilities and capital deficiency ........................   $   523,986    $   571,823
                                                                    ===========    ===========



See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                            STATEMENTS OF OPERATIONS
                        (STATED IN UNITED STATES DOLLARS)


                                                                                             Seven months
                                                                               Year ended           ended      Year ended
                                                                             December 31,    December 31,         May 31,
                                                                                     2003            2002            2002
                                                                             ------------    ------------    ------------
Revenue
  System sales and installation ..........................................   $  1,523,836    $    305,275    $         --
  Service, maintenance and usage .........................................        482,738         182,880         248,302
                                                                             ------------    ------------    ------------
                                                                                2,006,574         488,155         248,302
                                                                             ------------    ------------    ------------
Cost of Revenue
  System sales and installation ..........................................      1,232,969         284,873              --
  Service, maintenance and usage .........................................        206,216          90,135         164,287
                                                                             ------------    ------------    ------------
                                                                                1,439,185         375,008         164,287
                                                                             ------------    ------------    ------------
Gross profit .............................................................        567,389         113,147          84,015
                                                                             ------------    ------------    ------------
Operating expenses
  Sales and marketing ....................................................        451,368         196,899         363,849
  General and administrative .............................................        575,967         155,314         338,094
  Amortization of property and equipment .................................        110,015          77,398         166,770
                                                                             ------------    ------------    ------------
                                                                                1,137,350         429,611         868,713
                                                                             ------------    ------------    ------------
Loss from operations .....................................................       (569,961)       (316,464)       (784,698)
                                                                             ------------    ------------    ------------
Other
  Interest expense .......................................................        (25,982)         (6,972)         (1,816)
  Foreign exchange .......................................................        (82,602)          5,808         (10,042)
  Non-cash financing costs ...............................................       (153,200)        (64,545)         (4,535)
                                                                             ------------    ------------    ------------
Total other ..............................................................       (261,784)        (65,709)        (16,393)
                                                                             ------------    ------------    ------------
Net loss .................................................................   $   (831,745)   $   (382,173)   $   (801,091)
                                                                             ============    ============    ============
Basic and diluted loss per share .........................................   $      (0.06)   $      (0.03)   $      (0.07)
                                                                             ============    ============    ============
Basic weighted-average number of common
  shares used to calculate basic and diluted
  loss per share .........................................................     14,442,196      14,058,539      11,073,567
                                                                             ============    ============    ============



See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                        STATEMENTS OF CAPITAL DEFICIENCY
                        (STATED IN UNITED STATES DOLLARS)


                                                                                          Additional
                                                               Number of                   Paid-In
                                                                Shares        Amount        Capital       Warrants      Deficit
                                                              -----------   -----------   -----------   -----------   -----------
Balance, June 1, 2001 .......................................  10,093,678   $    10,094   $ 2,997,156            --   $(3,586,461)
Issued for cash - private placement .........................   3,627,156         3,628     1,041,259            --            --
Issued for property and equipment ...........................     200,000           200       249,800            --            --
Financing expenses - options ................................          --            --         4,535            --            --
Net loss ....................................................          --            --            --            --      (801,091)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, May 31, 2002 .......................................  13,920,834        13,922     4,292,750            --    (4,387,552)
Issued for cash - private placement .........................     506,129           505       110,844            --            --
Financing expenses - options ................................          --            --         4,545            --            --
Issued on convertible debenture .............................          --            --            --        60,000            --
Net loss ....................................................          --            --            --            --      (382,173)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2002 ..................................  14,426,963        14,427     4,408,139        60,000    (4,769,725)
Issued for cash - private placement .........................      70,000            70        27,930            --            --
Issued on settlement of loans payable 150,000 ...............         150        59,850            --            --
Issued as financing costs ...................................     140,000           140        55,860            --            --
Issued on convertible debenture .............................          --            --            --        54,000            --
Issued on private placement .................................          --            --            --        43,200            --
Net loss ....................................................          --            --            --            --      (831,745)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2003 ..................................  14,786,963   $    14,787   $ 4,551,779   $   157,200   $(5,601,470)
                                                              ===========   ===========   ===========   ===========   ===========



See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                            STATEMENTS OF CASH FLOWS
                                (STATED IN UNITED
                                 STATES DOLLARS)


                                                                                                      Seven months
                                                                                        Year ended           ended    Year ended
                                                                                      December 31,    December 31,       May 31,
                                                                                              2003            2002          2002
                                                                                       -----------    -----------    -----------
Operating activities
  Loss for the period ...............................................................  $  (831,745)   $  (382,173)   $  (801,091)
  Items not affecting cash:
    Amortization of property and equipment ..........................................      110,015         77,398        166,770
    Amortization of capital lease obligation ........................................       38,547         (8,098)          (944)
    Forgiveness of debt .............................................................           --             --        (49,140)
    Loss on disposal of property and equipment ......................................           --         12,929         74,014
    Non-cash financing and consulting costs .........................................      153,200         64,545          4,535
  Change in operating assets and liabilities ........................................      217,389       (137,743)       (29,833)
                                                                                       -----------    -----------    -----------
Cash used in operating activities ...................................................     (312,594)      (373,142)      (635,689)
                                                                                       -----------    -----------    -----------
Investing activities
  Proceeds from disposal of property and equipment ..................................           --         14,461         89,959
  Purchase of property and equipment ................................................      (21,679)       (12,830)      (123,621)
                                                                                       -----------    -----------    -----------
Cash (used in) provided by investing activities .....................................      (21,679)         1,631        (33,662)
                                                                                       -----------    -----------    -----------
Financing activities
  Due to related parties ............................................................       58,567         86,097             --
  Loans payable .....................................................................       83,140        (56,858)        56,858
  Convertible debenture .............................................................      180,000        200,000             --
  Funds advanced for share subscription .............................................           --             --       (412,797)
  Issuance of common shares for cash ................................................       28,000        111,349      1,044,887
  Cash provided by financing activities .............................................      349,707        340,588        688,948
  Net increase (decrease) in cash and cash equivalents ..............................       15,434        (30,923)        19,597
Cash and cash equivalents, beginning of period ......................................       (8,182)        22,741          3,144
                                                                                       -----------    -----------    -----------
Cash and cash equivalents, end of period ............................................  $     7,252    $    (8,182)   $    22,741
                                                                                       -----------    -----------    -----------
Non-cash investing and financing activities
Issuance of common shares for property
and equipment .......................................................................  $    56,000    $        --    $   250,000
                                                                                       ===========    ===========    ===========
Issuance of common shares on settlement
of loans payable ....................................................................  $    60,000    $        --    $        --
                                                                                       ===========    ===========    ===========



See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

1. CONTINUING OPERATIONS

These financial statements of RoomLinX Inc. ("RoomLinX" or the "Company") have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

Several adverse conditions cast doubt on the validity of this assumption. The Company has incurred significant operating losses over the past several fiscal years, has a working capital deficiency of $967,513 and a capital deficiency of $877,704.

Management has evaluated the Company's alternatives to enable it to pay its liabilities as they become due and payable in the current year, reduce operating losses and obtain additional or new financing in order to advance its business plan. Alternatives being considered by management include, among others, completing a merger/public financing (Note 14), obtaining financing from new lenders and the issuance of additional equity. The Company believes these measures will provide liquidity for it to continue as a going concern throughout fiscal 2004, however, management can provide no assurance with respect to their success in affecting one or more of these measures, or whether, if affected, such measures will provide sufficient financing to sustain their operations.

These financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events that raise doubts about the validity of the going concern assumption used in preparing these financial statements.

If the going concern assumption were not appropriate for these financial statements then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used.

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

(a) Nature of operations

The Company is involved in providing cost-effective networking solutions for high speed Internet access instalments available to hotels, commercial buildings, convention centres and other locations.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(b) Basis of Presentation

The Company's 100% owned subsidiary Reserve X Internet Reservation Systems Inc. ("ReserveX") was formally dissolved on February 26, 2003. Prior to the dissolution, ReserveX was inactive and had no material assets or liabilities.

Subsequent to May 31, 2002, the Company changed its fiscal reporting period from a fiscal year ended May 31 to a fiscal year ended December 31 to align better with its current and future reporting requirements. Accordingly, the Company has presented the statements of operations, capital deficiency and cash flow for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002.

(c) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires the Company to make estimates and assumptions that may affect the amounts of assets and reported liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the period. Despite the Company's best effort to make these good faith estimates and assumptions, actual results may differ.

(d) Foreign currency translation

The United States dollar is the functional currency of the Company. Assets and liabilities in foreign currencies are translated into United States dollars using the exchange rate at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Gains and losses from foreign currency transactions are included in operations.

(e) Cash and cash equivalents

Cash and cash equivalents includes cash on hand, demand deposits, and short-term highly liquid investments that have original maturities of three months or less at the date of purchase.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(f) Accounts receivable and allowance for doubtful accounts

Accounts receivable are comprised of billed and unbilled receivables arising from recognized or deferred revenues.

The Company maintains an allowance for doubtful accounts at an amount it estimates to be sufficient to provide adequate protection against losses resulting from collecting less than full payment on its receivables. In judging the adequacy of the allowance for doubtful accounts, the Company considers multiple factors including historical bad debt experience, the general economic environment, and the aging of receivables. A considerable amount of judgment is required when the Company assesses the realization of receivables, including assessing the probability of collection and the current creditworthiness of each customer. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts may be required.

(g) Fair value of financial instruments

At December 31, 2003, the Company has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and convertible debentures. The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximates their fair value based on their liquidity or based on their short-term nature. The fair value of the Company's obligations under capital leases and convertible debentures debt at December 31, 2003 was not readily determinable.

(h) Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are custodied with high quality financial institutions to mitigate exposure to credit risk. The Company's customer base is dispersed across many different geographic areas throughout North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral or other security to support credit sales. During the year ended December 31, 2003, no single customer accounted for more than 10% of revenues.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(i) Property and equipment

Property and equipment are initially recorded at cost and the Company provides for amortization as follows:


Furniture                   20% declining balance method
Computer hardware           30% declining balance method
Automobile                  30% declining balance method


One-half of the above rate is taken in the year of acquisition.

(j) Impairment of long-lived assets

The Company makes periodic reviews for impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 144, an impairment loss would be recognized when estimate of undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by the Company as at December 31, 2003.

(k) Revenue recognition

Over the course of its development, the Company has derived revenue from the following sources:

(i) Revenue from the sale and installation of Wi-Fi Wireless networking solutions is recognized under contracted arrangements upon delivery and installation at customer sites where the fee is fixed or determinable and collection is probable. Where contracted arrangements provide for customer acceptance or there is uncertainty about customer acceptance, revenue is deferred until the Company has evidence of customer acceptance. Customers generally do not have the right of return.

(ii) Service maintenance and usage revenue is recognized under contracted arrangements with customers when the fee is fixed or determinable and collection is probable. Service and maintenance contract revenue is recognized ratably over the contractual period. Usage fees are recognized under specific customer contracts as services are rendered where the fee is fixed or determinable and collection is probable.

(iii) Deferred revenue consists of payments received in advance of revenue being earned under installation and service contracts described above.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(l) Loss per share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on earnings per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "if converted" method. The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.

(m) Stock-based compensation

Under the Company's Stock Option Plan, the Company may grant options to its directors, officers, employees, independent contractors and consultants.

As of December 31, 2003, the Company has not issued stock options to its employees or directors. As permitted under SFAS No. 123, the Company has elected to continue to follow APB Opinion No. 25 in accounting for stock-based awards to employees. Under APB Opinion No. 25, the Company will generally recognize no compensation expense with respect to such awards, since the exercise price of the stock options granted are expected to equal to the fair market value of the underlying security on the grant date.

The Company's policy is to record deferred compensation charges related to its employee stock options in those situations where options are granted at an exercise price lower than the deemed fair value of the underlying common shares or where options are granted to non-employees. These amounts are amortized as a charge to operations over the vesting periods of the individual stock options.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company's stock-based awards to employees is estimated as of the date of the grant using a Black-Scholes option pricing model. As the Company has issued no stock options to its employees or directors, there are no pro forma stock compensation charges to disclose. Limitations on the effectiveness of the Black-Scholes option valuation model are that it was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable and that the model requires the use of highly subjective assumptions including expected stock price volatility.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(n) Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. This statement provides for a liability approach under which deferred income taxes are provided based upon currently enacted tax laws and rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

(o) Comprehensive income

SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has no comprehensive income items, other than net loss, in any of the periods presented.

(p) Advertising

The Company expenses advertising costs as they are incurred. Advertising expense is included in sales and marketing expenses and amounted to $128,667 in the year ended December 31, 2003 (seven months ended December 31, 2002 - $34,605; twelve months ended May 31, 2002 - $55,007).

(q) Newly adopted and recently issued accounting standards

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and elements of APB 30, Reporting the Results of Operations - Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption of this statement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(q) Newly adopted and recently issued accounting standards (continued)

In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective on January 1, 2003. Under SFAS No. 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 may result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Mutliple Deliverables ("Issue 00-21"). Issue 00-21 provides guidance on how to account for arrangements that involve the deliver or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not believe that the adoption of Issue 00-21 will have a material effect on its consolidated financial position, results of operations or cash flows.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, ("FIN 45"). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002, expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the accounting requirements of this statement did not impact the Company's financial position, results of operations or cash flows. The adoption of the disclosure requirements of this statement did not result in additional disclosures.

In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, was issued. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15,2002. The adoption of this statement did not impact the Company's financial position, results of operations or cash flows.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

(q) Newly adopted and recently issued accounting standards (continued)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, ("FIN 46") that addresses the consolidation of variable interest entities. In December 2003, the FASB issued a revised Interpretation "FIN 46R". Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity. Company must apply the provisions to variable interests in entities created before February 1, 2003 during the quarter ended December 31, 2003. Adoption of FIN 46 and FIN 46R did not have an impact on the Company's financial condition or results of operations.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have both characteristics of liabilities and equity. SFAS No. 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of July 1, 2003. The Company will adopt the provisions of SFAS No. 150 on July 1, 2003. The Company does not expect that the adoption of this Statement will have a material impact on its results of operations and financial position.

3. ACCOUNTS RECEIVABLE AND OTHER

The principle components of accounts receivable and other were as follows:

                                                            December 31,
                                                        -------------------
                                                            2003       2002
                                                        --------   --------
Trade accounts receivable ...........................   $194,875   $135,768
Unbilled receivables ................................      2,116     52,855
GST receivable ......................................     29,004      9,776
                                                        --------   --------
                                                        $225,995   $198,399
                                                        ========   ========


It is anticipated that the Company will recover 100% of its accounts receivable and therefore no allowance for doubtful accounts has been provided.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

4. PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

                                                  December 31,                 December 31,
                                                     2003                          2002
                               --------------------------------------------   --------------
                                                Accumulated       Net Book      Net Book
                                   Cost         Depreciation       Value          Value
                               -----------     --------------    ----------   --------------
Furniture ...................  $   11,385      $       5,720     $    5,665   $       6,586
Computer hardware ...........      797,603           540,821        256,782         341,042
Automobile ..................      21,425             14,063          7,362          10,517
                               -----------     --------------    ----------   --------------
                               $   830,413     $     560,604     $  269,809   $     358,145
                               ===========     ==============    ==========   ==============


The net book value of property and equipment under capital leases at December 31, 2003 totalled $72,738 (2002 - $103,913), net of accumulated amortization of $204,166 (2002 - $172,991).

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The principle components of accounts payable and accrued liabilities were as follows:

                                                           December 31,
                                                        -------------------
                                                            2003       2002
                                                        --------   --------
Trade accounts payable ..............................   $333,562   $ 86,641
Accrued compensation ................................    167,177    134,797
Other accrued liabilities ...........................     43,966     42,433
Interest payable ....................................     34,386      6,861
                                                        --------   --------
                                                        $579,091   $270,732
                                                        ========   ========


At December 31, 2003, accrued compensation includes $30,000 (2002 - $33,000) of consulting fees due to a director of the Company.

At December 31, 2003, accrued compensation and accrued liabilities include, $124,139 and $7,857 which will be converted to common shares on or before the closing date of the proposed merger of the Company with ARC Communications Inc. (refer to Note 14).

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

6.      COMMITMENTS

        (a)      Capital leases

                                                                              December 31,
                                                                       ==========    ==========
                                                                         2003           2002
                                                                       ==========    ==========
            LeaseTec Corp International - various leases bearing interest from
             21.6% - 35.2%, with monthly payments of principal
             and interest totalling $11,944 .........................  $  228,790    $  187,349
                                                                       ----------    ----------
           Howard Carter Lease Ltd. - bearing interest at
             1.08% per annum, with a monthly payment of
             principal and interest of $237 .........................      9,790         10,352
                                                                       ==========    ==========
                                                                          238,580        197,701
           Less amounts representing imputed interest at
            1.08% to 35.2% per annum ................................      13,206        10,875
                                                                       ==========    ==========
           Present value of net future minimum lease payments........     225,374       186,826

           Less current portion......................................     225,374        178,810
                                                                       ==========    ==========
                                                                       $        -    $    8,016
                                                                       ==========    ==========


The total amount of interest paid on capital leases for the year ended December 31, 2003 was $70 (period ended December 31, 2002 - $71; year ended May 31, 2002
- $140).

Management attempted to renegotiate the capital lease obligation with LeaseTec Corp International ("LeaseTec"). The Company has been unsuccessful in contacting representatives of LeaseTec and has therefore suspended payments and has ceased accrual of interest on this obligation until such time they are able to contact the lessor and renegotiate the terms. The lease obligation is personally guaranteed by the former directors of the Company.

(b) Operating leases

In addition, the Company is committed under a lease on its head office premises to May 31, 2007. Minimum future payments are as follows:


2004     ........................................  $  32,607
2005 ............................................     32,607
2006  ...........................................     32,607
2007.............................................     32,607
2008 and thereafter..............................         --
------------------------------------------------------------
                                                   $ 130,428
============================================================

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

7. CONVERTIBLE DEBENTURE

The current and non-current portions of the debenture balance that total $380,000 ($200,000 as of December 31, 2002) is part of a private placement of debentures having an aggregate subscription level of $500,000. Each debenture has a face value of $10,000 and has a term of two years, expiring at various dates beginning November 1, 2004. All or any portion of the outstanding principal sum and accrued interest of each debenture is convertible at the option of the subscriber into common shares of the Company at a price of $0.50 per share if converted on or before the due date. The debentures are due and payable on the due date, if not converted prior to the due date. As security for the payment of the principal and interest, the Company has granted a general security interest on all of its present and after-acquired personal property and a floating charge over all of its present and after-acquired real property. Each debenture carries interest at the rate of 12% per annum, payable quarterly.

For each $1.00 invested, each debenture holder was also granted two share purchase warrants, entitling the holder to purchase one share of common stock at a price of $0.75. The warrants have a two-year term. The total fair value of the warrants issued during the year was determined to be $54,000 and was recorded as a non-cash financing cost in the statement of operations.

During the year, the Company offered its debenture holders the limited opportunity to convert their debentures to common shares at $0.40 per share prior to the closing of the proposed merger of the Company with ARC Communications Inc. (refer to Note 14). Of the above-noted amount, $370,000 will be converted to common shares on or before the closing date of the merger.

8. SHARE CAPITAL

(a) Stock-based compensation

The Company issued options to purchase common shares to contractors during the seven month period ended December 31, 2002 and the year ended May 31, 2002 as follows:


Number of         Exercise                Expiry
 Shares            Price                   Date
-----------      ----------         ------------------
  113,363        $     0.22            January 6,2005
  113,636              0.22           November 30,2004
-----------      ----------         ------------------
  226,999

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

8. SHARE CAPITAL (CONTINUED)

(a) Stock-based compensation (continued)

The total fair value of these options was determined to be $4,545 and was recorded in the statement of operations for the seven month period ended December 31, 2002 (May 31, 2002 - $4,535) as a non-cash financing cost. The fair value of these options was determined using the Black-Scholes option pricing model with the following assumptions:

                                       Seven months ended            Year ended
                                        December 31, 2002          May 31, 2002
                                       ------------------        --------------
Expected dividends ...................                 0%                    0%
Expected volatility ..................                15%                   25%
Risk-free interest rate ..............              3.25%                 3.25%
Expected option life in years ........                 2                     2


As at December 31, 2003, the following share purchase warrants were outstanding:


          Number of        Exercise                Expiry
          Warrants           Price                   Date
         -----------      ----------         ------------------

            760,000       $     0.75           Beginning,
                                               November 1, 2004
            180,000       $     0.80           Beginning
                                               December 18, 2005
         -----------
            940,000
         ===========

(b)      Private placement

During the year, the Company issued a new private placement offering closing in November 2003 at a price of $0.40 per unit. Each unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant. Each whole warrant is transferable and entitles the holder to purchase one common share of the Company for a period of twenty-four months after closing at a price per warrant of $0.80. During the year, the Company issued 360,000 units (which included 180,000 warrants). The total fair value of the warrants issued during the year was determined to be $43,200 and was recorded as a non-cash financing cost in the statement of operations.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

9. RELATED PARTY TRANSACTIONS

Except as noted elsewhere in these consolidated financial statements, related party transactions at December 31, 2003 are as follows:

(a) Amounts due to related parties include $42,009 (2002 - $23,443) of non-interest bearing loans and $140,000 (2002 - $100,000) of loans bearing interest at 35% per annum, acquired. The holders of the interest-bearing loans in the amount of $140,000 have agreed to convert such amounts into common shares on or before the closing date of the ARC merger (Note 13). The loans may be secured and have no specific terms of repayment.

(b) During the year ended December 31, 2003, $102,783 (2002 - $40,780) of consulting fees and salaries were incurred to directors, companies controlled by directors and officers of the Company.

10. INCOME TAXES

At December 31, 2003, subject to the approval of the United States Internal Revenue Service and Canada Customs and Revenue Agency, the Company has approximately $5 million of non-capital and net operating losses that commence expiry in 2010, which may be used to reduce future income taxes otherwise payable.

The Company's statutory tax rate is reduced to zero due to the impact of unbenefited tax loss carryforwards.

Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Deferred tax assets and liabilities of the Company as of December 31, 2003 and 2002 are as follows:

                                                                  December 31,  December 31,
                                                                     2003          2002
                                                                 -----------   -----------
Deferred income tax assets
  Net operating tax loss carryforwards ......................... $ 2,001,655   $ 1,698,976
  Valuation allowance for deferred income tax assets ...........  (2,001,655)   (1,698,976)
                                                                 -----------   -----------
  Net deferred income tax assets ............................... $         -   $         -
                                                                 ===========   ===========
Deferred income tax liabilities
 Book and tax differences on assets ............................ $         -   $         -
                                                                 -----------   -----------
 Net deferred income tax liabilities ........................... $         -   $         -
                                                                 ===========   ===========

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

10. INCOME TAXES (CONTINUED)

Due to the uncertainty surrounding the realization of deferred income tax assets in future income tax returns, the Company has recorded a 100% valuation allowance against its deferred income tax assets.

A reconciliation between the Company's effective tax rate and the U.S. Federal statutory rate is as follows:


                                                                                     Seven months
                                                                       Year ended       ended      Year ended
                                                                       December 31,   December 31,    May 31,
                                                                           2003          2002          2002
                                                                       -----------    ----------   -----------
          Net loss ................................................... $  (831,745)   $ (382,173)  $  (801,091)
          Federal statutory tax rate .................................         35%           35%           35%

          Income taxes at U.S. Federal statutory rate ................ $  (291,110)   $ (133,761)  $  (280,382)
          Benefit of losses not tax effected .........................     291,110       133,761       280,382
                                                                       -----------    ----------   -----------
                                                                       $         -    $        -   $         -
                                                                       ===========    ==========   ===========

11. CHANGES IN NON-CASH OPERATING ASSETS AND LIABILITIES


                                                                                     Seven months
                                                                       Year ended       ended      Year ended
                                                                      December 31,    December 31,   May 31,
                                                                          2003          2002          2002
                                                                       -----------    ----------   -----------
          Accounts receivable and other .............................. $   (27,596)   $ (155,590)  $   (11,470)
          Prepaid expenses and other .................................      (5,651)       (3,367)      (10,414)
          Accounts payable and accrued liabilities ...................     308,359       (48,586)       (7,949)
          Deferred revenue ...........................................     (57,723)       69,800             -
                                                                       ===========    ==========   ===========
                                                                       $   217,389    $ (137,743)  $   (29,833)
                                                                       ===========    ==========   ===========

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

12. SEGMENTED DISCLOSURES

The Company manages its operations in one business segment, the provision of wireless high-speed Internet network solutions to hotels, conference centres and commercial buildings. The Company attributes revenue among geographical areas based on location of the customers involved. The following table presents a summary of total revenues by geographical region:


                                                                              December 31,
                                                                          2003           2002
                                                                       -----------   -----------
      United States .................................................. $ 1,884,047   $   436,139
      Canada .........................................................     122,527        52,016
                                                                       -----------   -----------
                                                                       $ 2,006,574   $   488,155
                                                                       ===========   ===========

The following table presents a summary of property and equipment by geographical region:

                                                                               December 31,
                                                                           2003         2002
                                                                       -----------   -----------
      Property and equipment, net
        United States................................................. $   181,767   $   257,010
        Canada........................................................      88,042       101,135
                                                                       -----------   -----------
                                                                       $   269,809   $   358,145
                                                                       ===========   ===========

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)

13. SUPPLEMENTARY INFORMATION

The unaudited results of operations for the seven month period ended December 31, 2001 are as follows:

                                              Seven months
                                                     ended
                                              December 31,
                                                      2001
                                               (Unaudited)
                                              ------------
Revenue
System sales and installation                 $          -
Service, maintenance and usage                     119,362
                                              ------------
                                                   119,362
                                              ------------
Cost of Revenue
System sales and installation                            -
Service, maintenance and usage                      99,442
                                              ------------
                                                    99,442
                                              ------------
Gross profit                                        19,920
                                              ------------

Operating expenses
Sales and marketing                                213,842
General and administrative                         185,157
Amortization of property and equipment             104,455
                                              ------------
                                                   503,454
                                              ------------
Loss from operations                              (483,534)
                                              ------------
Other
Interest expense                                    (6,356)
Foreign exchange                                     4,884
Non-cash financing costs                                 -
                                              ------------
Total other                                         (1,472)
                                              ------------
Loss for the period                           $   (485,006)
                                              ============

Basic loss per share                          $      (0.04)
                                              ============
Basic weighted-average number of common
shares used to calculate loss per share         11,016,657
                                              ============

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

14. PROPOSED MERGER WITH ARC COMMUNICATIONS INC.

In December 2003, the Company executed a definitive Agreement to merge with ARC Communications Inc. ("ARC"), a full service media and technology communications firm. ARC is a publicly traded company trading on the OTCBB. Under the current capitalization structure, ARC will acquire the Company in a reverse take-over transaction whereby the ARC shares following the merger will be held approximately 3/4 by the Company's shareholders and 1/4 by ARC shareholders. The closing of the merger is subject to a number of conditions, including approval by the shareholders of the Company and ARC.

15. SUBSEQUENT EVENTS

The Company received $40,000 from a shareholder on January 13, 2004. This loan will bear interest at 12% and is secured by all contract rights and general intangibles whether now owned or hereafter acquired.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 ROOMLINX, INC.,

                             ARC COMMUNICATIONS INC.

                                       AND

                              RL ACQUISITION, INC.

                             DATED: DECEMBER 8, 2003

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of December 8, 2003, is made and entered into by and among ROOMLINX, INC., a Nevada corporation ("ROOMLINX"), ARC COMMUNICATIONS INC., a New Jersey corporation ("ARC"), and RL ACQUISITION, INC., a Nevada corporation and wholly-owned subsidiary of ARC ("RL").

                                   BACKGROUND

WHEREAS, RoomLinX is engaged in the business of providing wireless high-speed Internet network solutions to the hospitality industry, including, without limitation, conference centers and hotels (the "BUSINESS");

WHEREAS, the parties hereto desire to effect the merger of RoomLinX with and into RL, with RL as the surviving entity, which shall be wholly-owned by ARC (the "INITIAL MERGER"), and, immediately thereafter, to effect the merger of RL with and into ARC or ARC with and into RL (the "MERGER"); and

WHEREAS, the respective Boards of Directors of RoomLinX, ARC and RL have determined that the Initial Merger and the Merger is fair to, and in the best interests of, their respective stockholders, have approved and adopted this Agreement and each of the Related Agreements (as hereinafter defined) to which it is a party and each of the transactions contemplated hereby and thereby and, in the case of ARC and RL, have resolved to declare this Agreement and the Related Agreements advisable and to recommend to their respective stockholders that they approve this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including the Initial Merger and the Merger, upon the terms and subject to the conditions more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                         THE MERGER AND RELATED MATTERS

SECTION 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Articles of Merger (each a "CERTIFICATE OF MERGER") duly executed and acknowledged shall be filed in the offices of the Secretary of State of the States of Nevada and New Jersey, as necessary, on the Closing Date (as defined in Article 5) or as soon as practicable thereafter. The Initial Merger shall become effective upon the filing of a Certificate of Merger in the State of Nevada (the "INITIAL EFFECTIVE TIME"). At the Initial Effective Time, RoomLinX shall be merged with and into RL, and, RL shall continue as the surviving corporation under the laws of the State of Nevada. The Merger shall become effective upon the filing of a Certificate of Merger in the States of Nevada and New Jersey (the "EFFECTIVE TIME"). At the Effective Time, RL shall be merger with and into ARC or ARC shall be merged with and into RL and, RL or ARC, as the case may be, shall continue as the surviving corporation under the laws of the State of Nevada, in the case of RL as the surviving corporation, or the State of New Jersey, in the case of ARC as the surviving corporation (such continuing corporation sometimes hereinafter referred to as the "SURVIVING CORPORATION"). For federal income tax purposes, each of the Initial Merger and the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

SECTION 1.2 EFFECT OF MERGER.

(a) At the Initial Effective Time, the effect of the Initial Merger shall be as provided in the applicable provisions of the laws of the State of Nevada. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of RL shall continue unaffected and unimpaired by the Initial Merger and the corporate franchises, existence and rights of RoomLinX shall be merged with and into RL, and RL, as the surviving corporation, shall be fully vested therewith. At the Effective Time, the separate existence of RoomLinX shall cease and, in accordance with the terms of this Agreement, RL shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to RoomLinX and RL shall be taken and deemed to be transferred to, and vested in, RL without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter effectually the property of RL as they were of RoomLinX and RL. Except as otherwise provided herein, RL shall thenceforth be responsible and liable for all the liabilities and obligations of RoomLinX and RL and any claim existing, or action or proceeding pending, by or against RoomLinX or RL may be prosecuted as if the Initial Merger had not taken place, and RL may be substituted in their place. Except as set forth herein, neither the rights of creditors nor any liens upon the property of RoomLinX or RL shall be impaired by the Initial Merger, and all debts, liabilities and duties of RoomLinX and RL shall attach to RL, and may be enforced against RL to the same extent as if said debts, liabilities and duties had been incurred or contracted by RL.

(b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the laws of the States of Nevada and New Jersey, as applicable. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of ARC or RL, as the case may be, shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of ARC or RL, as the case may be, shall be merged with and into the Surviving Corporation and the Surviving Corporation shall be fully vested therewith. At the Effective Time, the separate existence of ARC or RL, as the case may be, shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to ARC or RL shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of ARC and RL. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of ARC and RL and any claim existing, or action or proceeding pending, by or against ARC or RL may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in their place. Except as set forth herein, neither the rights of creditors nor any liens upon the property of ARC or RL shall be impaired by the Merger, and all debts, liabilities and duties of ARC and RL shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

SECTION 1.3 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The articles of incorporation of ARC, as amended immediately prior to the Closing, shall be the articles of incorporation of the Surviving Corporation.

SECTION 1.4 BY-LAWS OF THE SURVIVING CORPORATION. The bylaws of ARC, as in effect immediately prior to the Closing, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

SECTION 1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time, each of the directors and officers of RL and ARC immediately prior to the Effective Time shall resign or be removed from office and concurrently therewith the directors of the Surviving Corporation shall be comprised of two directors designated by RoomLinX (the "ROOMLINX DESIGNEES"), one director designated by ARC (the "ARC DESIGNEE") and two directors designated by the RoomLinX Designees and the ARC Designee, such directors to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. Within twelve (12) months of the execution of this Agreement, Mr. Peter Bordes or his designee and Mr. Herbert Hunt or his designee shall have the right to mutually designate the Chief Executive Officer of the Surviving Corporation. At the Effective Time, the other officers of the Surviving Corporation, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation, shall be as designated by the Board of Directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

SECTION 1.6 MANNER OF CONVERSION. As of the Effective Time:

(a) all of the shares of common stock, par value $.001 per share, of RoomLinX which are issued and outstanding immediately prior to the Initial Effective Time (the "ROOMLINX SHARES"), by virtue of the Initial Merger and the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent the right to receive the merger consideration, as provided in Section 1.7 hereof, and all of the outstanding options, convertible debentures and warrants of RoomLinX shall be canceled, extinguished or converted into the right to receive ARC Common Stock as provided in Section 1.7, other than up to $30,000 of convertible debentures of RoomLinX (the "PERMITTED DEBT") which shall be converted into indebtedness of ARC, the principal amount of which shall be convertible into shares of common stock, par value $.001 per share, of ARC (the "ARC COMMON STOCK") at a conversion price of $.20 per share, with such indebtedness having a maturity date of not less than eighteen (18) months from the Closing Date;

(b) all RoomLinX Shares which are held by RoomLinX as treasury stock shall be canceled and retired and no consideration shall be delivered or paid in exchange therefore; and

(c) each share of the capital stock of RL shall be canceled and in exchange therefore, one (1) share of RoomLinX shall be issued to ARC, which share of RoomLinX shall constitute all of the issued and outstanding shares of capital stock of RoomLinX.

SECTION 1.7 MERGER CONSIDERATION. At the Effective Time, RoomLinX Shares, other than RoomLinX Shares held in treasury (which shall be canceled pursuant to Section 1.6(b) above), by virtue of the Merger and without any action on the part of the holders thereof (the "ROOMLINX STOCKHOLDERS"), automatically shall be canceled and extinguished and converted into the right to receive (a) three
(3) shares of ARC Common Stock for each one (1) share of ARC Common Stock outstanding at the Effective Time (the "ARC MERGER SHARES"; provided that 10,000,000 ARC Merger Shares shall immediately be deposited in escrow for a period of six (6) months from the Closing Date to secure the indemnification obligations of RoomLinX set forth herein, in accordance with the terms of an escrow agreement to be executed by the parties on the Closing Date (the "ESCROW AGREEMENT"), and (b) options and/or warrants to purchase the greater of (A) 8,000,000 shares of ARC Common Stock or (B) three (3) shares of ARC Common Stock for each (1) option or warrant outstanding to purchase ARC Common Stock at the Effective Time provided that such options and/or warrants shall have an exercise price of not less than $.20 per share, shall not be entitled to "cashless" exercise provisions and shall be exercised within two (2) years of the Closing Date. At the Effective Time, the RoomLinX Stockholders shall deliver stock certificates representing all of the issued and outstanding RoomLinX Shares to ARC and ARC shall (x) issue to the RoomLinX Stockholders in exchange therefor stock certificates representing the ARC Merger Shares, 10,000,000 of which shall be delivered to the escrow agent in accordance with the Escrow Agreement, and
(y) authorize the issuance of the options and/or warrants referred to above. In determining the number of shares of ARC Common Stock or the number of options or warrants to purchase ARC Common Stock to be issued pursuant to this Section 1.7, the shares of ARC Common Stock and options to purchase shares of ARC Common Stock to be issued to Alliance Advisors, Roccus Capital Partners, Mr. Peter Bordes and Rodman and Renshaw, or their designees, as provided in Section 6(n) hereof, shall not be deemed to be outstanding on the Effective Date.

SECTION 1.8 ADJUSTMENTS TO MERGER CONSIDERATION.

(a) If, prior to the Effective Time, the outstanding shares of ARC Common Stock shall be changed into a greater number of shares or a different class of stock by reason of any reclassification, recapitalization, exchange of shares, stock split, or otherwise, the number of ARC Merger Shares to be received by the RoomLinX Stockholders hereunder shall be likewise adjusted to reflect the changed number or classification of ARC Merger Shares.

(b) If, prior to the Effective Time, ARC raises greater than $500,000 in a private placement of ARC securities, the parties agree that the merger consideration shall be adjusted to reflect the additional issued and outstanding ARC securities.

(c) If, prior to the Effective Time, RoomLinX raises in excess of $400,000 in a private placement of RoomLinX securities, the parties agree that the merger consideration shall be adjusted to reflect the additional number of issued and outstanding RoomLinX securities.

SECTION 1.9 RESTRICTIONS ON TRANSFERS. RoomLinX acknowledges that: (a) the ARC Merger Shares to be issued to the RoomLinX Stockholders hereunder are unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereto (the "SECURITIES ACT"), or an exemption from such registration is available; (b) the ARC Merger Shares may not be offered, sold, pledged, hypothecated or otherwise disposed of unless such offer, sale pledge, hypothecation or other disposition (i) is registered under the Securities Act, or (ii) does not violate the Securities Act, and (c) the certificates representing the ARC Merger Shares shall bear a legend to the effect of (a) and (b) above.

SECTION 1.10 APPRAISAL RIGHTS. Notwithstanding any provision of this Agreement to the contrary, the RoomLinX Shares (the "DISSENTING SHARES") that are issued and outstanding immediately prior to the Effective Time and held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 92A.300 to 92A.500 of Nevada Law (the "DISSENTING STOCKHOLDERS") will not be converted into or be exchangeable for the right to receive ARC Merger Shares, unless and until such holders have failed to perfect or have effectively withdrawn or lost their rights to appraisal under Nevada Law. RoomLinX will give ARC (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any RoomLinX Shares, attempted withdrawals of any such demands and any other instruments served pursuant to Nevada Law and received by RoomLinX relating to stockholders' rights of appraisal, and (ii) will keep ARC informed of the status of all negotiations and proceedings with respect to demands for appraisal under Nevada Law. If any Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to appraisal, the RoomLinX Shares held by such Dissenting Stockholder will thereupon be treated as though such shares had been converted into the right to receive ARC Merger Shares pursuant to Section 1.7 of this Agreement.

                                    ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF ROOMLINX

RoomLinX represents and warrants to RL and ARC that:

SECTION 2.1 ORGANIZATION. RoomLinX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite legal right, power and authority (corporate or other) to own or hold under lease the property it purports to own or hold under lease and to carry on the Business. RoomLinX is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of the Business or its ownership or leasing of property requires such qualification.

SECTION 2.2 SUBSIDIARIES. RoomLinX has no subsidiaries and RoomLinX does not own of record or beneficially, directly or indirectly, (i) any share of capital stock or securities convertible into capital stock of any other corporation,
(ii) any participating interest or equity interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise, or (iii) control, directly or indirectly, any other entity.

SECTION 2.3 PENDING CLAIMS.

(a) There is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to RoomLinX's knowledge threatened, against RoomLinX and there are no unasserted claims possible of assertion of which RoomLinX has notice or knowledge;

(b) There are no audits by a governmental authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to RoomLinX's knowledge, threatened against or affecting RoomLinX or the Business;

(c) There are no unpaid judgments of any kind against RoomLinX relating to RoomLinX or the Business; and

(d) RoomLinX has not been charged with or, to its knowledge threatened, with a charge or violation or, to its knowledge, is it under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to RoomLinX or any aspect of the Business.

SECTION 2.4 TITLE TO ASSETS. RoomLinX is the sole and exclusive owner of, and has good and marketable title to, all of its assets, rights, properties, claims, contracts and businesses of every kind, nature, character and description, tangible and intangible, personal, real or mixed, wherever located (collectively, "ASSETS"), free and clear of all liens, mortgages, pledges, claims, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, assessments, defects in title, encroachments, charges or any other burden or restriction of any kind or nature (collectively, "LIENS"); and no other person, firm or corporation has or will have on the Closing Date (as hereinafter defined) any interest whatsoever in any of its Assets.

SECTION 2.5 AUTHORITY AND ENFORCEABILITY. Except for the approval of the RoomLinX Stockholders, which shall be sought promptly after execution and delivery of this Agreement, RoomLinX has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the other agreements to be entered into in connection with the transactions contemplated herein (the "RELATED Agreements"). The execution, delivery and performance by RoomLinX of this Agreement, the Related Agreements and any other agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of RoomLinX. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by RoomLinX of this Agreement, the Related Agreements and any other agreements between the parties contemplated hereby and the consummation by RoomLinX of the transactions contemplated hereby or thereby, including the Merger. This Agreement and each Related Agreement have been duly executed and delivered by RoomLinX and constitute the legal, valid and binding obligations of RoomLinX, enforceable against it in accordance with its terms.

SECTION 2.6 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement, the Related Agreements and any other agreements contemplated hereby and thereby between the parties hereto by RoomLinX and the consummation of the transactions contemplated hereby and thereby will not (a) result in or constitute a breach or an event that, with or without notice or the passing of time or both, would be a default, breach or other violation of the articles of incorporation or bylaws of RoomLinX; (b) violate (with or without the giving of notice or the passing of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to RoomLinX, the Business or any of its Assets; and (c) with or without the giving of notice or the passing of time or both (i) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of RoomLinX under, or (ii) result in the creation of any Liens upon all or any portion of the properties or the Assets of RoomLinX or the Business pursuant to, the articles of incorporation or bylaws of RoomLinX, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which RoomLinX is a party or by which RoomLinX, its Assets or the Business is bound.

SECTION 2.7 CORPORATE DOCUMENTS. RoomLinX has furnished to ARC for its examination true and correct copies of the articles of incorporation, bylaws and minute books of RoomLinX.

SECTION 2.8 CAPITALIZATION. As of the date hereof, the authorized capital stock of RoomLinX consists of 200,000,000 shares of common stock, par value $.001 per share, of which 14,426,963 shares are validly issued and outstanding, fully paid and non-assessable. Except as set forth on Schedule 2.8, RoomLinX has no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which it is a party or by which it is bound, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or acquisition, of any shares of capital stock of RoomLinX or obligating it to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, or any other obligation to make any other distribution in respect thereof. All of the outstanding securities of RoomLinX were issued in compliance with all applicable Federal and state securities laws. There are no voting trusts or agreements, shareholder agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of RoomLinX (whether or not RoomLinX is a party thereto). RoomLinX does not hold any shares of capital stock in its treasury.

SECTION 2.9 CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, RoomLinX shall operate the Business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact the Business, its relationships with third parties, the goodwill it has accrued and the services of its existing officers, employees, and directors.

SECTION 2.10 FINANCIAL STATEMENTS. RoomLinX has previously furnished to ARC the following financial statements of RoomLinX, copies of which are attached on
Schedule 2.10: (a) audited financial statements consisting of balance sheets, statements of income, statements of retained earnings and statements of cash flows for each of the two most recently completed fiscal years (the "AUDITED ROOMLINX FINANCIALS") and (b) unaudited financial statements consisting of a balance sheet (the "INTERIM ROOMLINX BALANCE SHEET") and income statement as of and for the nine (9) months ended September 30, 2003 (the "UNAUDITED ROOMLINX FINANCIALS" and together with the Audited RoomLinX Financials, the "ROOMLINX FINANCIAL STATEMENTS"). All RoomLinX Financial Statements (a) have been prepared from the books and records of RoomLinX and its subsidiaries, if any, (b) have been prepared in accordance with GAAP, consistently applied, throughout the periods involved (except as disclosed therein and other adjustments disclosed therein, and, in the case of the Unaudited RoomLinX Financials, the absence of footnotes and subject to normal year-end adjustments which will not be material) and (c) present fairly in all material respects the financial condition of RoomLinX as of such date and the results of its operations for the calendar year or nine-month period then ended.

SECTION 2.11 NO UNDISCLOSED LIABILITIES. Except as specifically described in the RoomLinX Financial Statements or as set forth on Schedule 2.11, RoomLinx has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the RoomLinX Financial Statements. RoomLinX does not know of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount, not adequately reflected or reserved against in the Interim RoomLinX Balance Sheet.

SECTION 2.12 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.12, no current holder of ten (10%) percent or more of any class of capital stock of RoomLinX nor any director, officer or employee of RoomLinX, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest (each, an "AFFILIATE"), is a party to any transaction with RoomLinX, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, loaning of money to, rental of real or personal property from or otherwise requiring payments to any such person or firm. None of the officers, directors or key employees of RoomLinX or their Affiliates owns, directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of RoomLinX.

SECTION 2.13 SECURITIES AND EXCHANGE COMMISSION FILINGS. The RoomLinX Financial Statements and other information relating to RoomLinX furnished in writing by RoomLinX to ARC for inclusion in the Proxy Statement or Information Statement (each as hereinafter defined) at the time of the mailing of the Proxy Statement or Information Statement to ARC's stockholders will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

SECTION 2.14 NO MATERIAL MISSTATEMENT OR OMISSION OF MATERIAL FACT.
This Agreement (including the Schedules and Exhibits to this Agreement), the Related Agreements and all other certificates, instruments and documents executed in connection herewith and therewith are true, complete and correct in all material respects. Neither this Agreement nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

SECTION 2.15 NO MATERIAL ADVERSE CHANGE. Since September 30, 2003, there has not occurred any material adverse change, event or effect in the financial condition, results of operation, assets (including, without limitation, intangible assets), liabilities or business of RoomLinX and its subsidiaries, if any, taken as a whole, or any change that would prevent or materially delay consummation of the transactions contemplated under this Agreement, including, the Merger, or otherwise prevent RoomLinX from performing its obligations under this Agreement and the Related Agreements ("ROOMLINX MATERIAL ADVERSE CHANGE").

                                    ARTICLE 3

                  ARC'S AND RL'S REPRESENTATIONS AND WARRANTIES

ARC and RL each represent and warrant to RoomLinX that:

SECTION 3.1 ORGANIZATION. ARC is a corporation duly organized, existing and in good standing under the laws of the State of New Jersey, with all requisite legal right, power and authority (corporate or other) to own or hold under lease the property it purports to own or hold under lease and to carry on its business. ARC is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. RL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

SECTION 3.2 SUBSIDIARIES. Other than RL, ARC has no subsidiaries and ARC does not own of record or beneficially, directly or indirectly, (i) any share of capital stock or securities convertible into capital stock of any other corporation, (ii) any participating interest or equity interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise, or (iii) control, directly or indirectly, any other entity. RL has no subsidiaries and RL does not own of record or beneficially, directly or indirectly, (i) any share of capital stock or securities convertible into capital stock of any other corporation, (ii) any participating interest or equity interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise, or (iii) control, directly or indirectly, any other entity.

SECTION 3.3 PENDING CLAIMS.

(a) There is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to ARC's or RL's knowledge threatened, against ARC or RL, respectively, and there are no unasserted claims possible of assertion of which ARC or RL has notice or knowledge;

(b) There are no audits by a governmental authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to ARC's or RL's knowledge, threatened against or affecting either of them or their respective businesses;

(c) There are no unpaid judgments of any kind against ARC or RL relating to either of them or their respective businesses; and

(d) Neither ARC nor RL has been charged with or, to the knowledge of either of them threatened, with a charge or violation or, to the knowledge of either of them, is either under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to any aspect of either of them or their respective businesses.

SECTION 3.4 TITLE TO ASSETS. Each of ARC and RL is the sole and exclusive owner of, and has good and marketable title to, all of its respective Assets, free and clear of all Liens; and no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in any of such Assets.

SECTION 3.5 AUTHORIZATION AND ENFORCEABILITY. Except for the approval of the stockholders of ARC, which shall be sought promptly after the execution and delivery of this Agreement, each of ARC and RL has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Related Agreements, and no other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by each of ARC and RL of this Agreement, the Related Agreements and any other agreements between the parties contemplated hereby and the consummation by each of ARC and RL of the transactions contemplated hereby or thereby, including the Merger. The execution, delivery and performance by each of ARC and RL of this Agreement, the Related Agreements and any other agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of ARC and RL, and ARC as the sole stockholder of RL. This Agreement and each Related Agreement have been duly executed and delivered by each of ARC and RL and constitute the legal, valid and binding obligations of each of ARC and RL, enforceable against each of ARC and RL in accordance with its respective terms.

SECTION 3.6 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement, the Related Agreements and any other agreements contemplated hereby and thereby between the parties hereto by each of ARC and RL and the consummation of the transactions contemplated hereby and thereby will not (a) result in or constitute a breach or an event that, with or without notice or the passing of time or both, would be a default, breach or other violation of the articles of incorporation or bylaws of ARC or RL; (b) violate (with or without the giving of notice or the passing of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to ARC or RL, their respective businesses or their respective Assets; and (c) with or without the giving of notice or the passing of time or both (i) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of ARC or RL under, or (ii) result in the creation of any Liens upon all or any portion of the properties or Assets of ARC or RL or their respective businesses pursuant to, the articles of incorporation or bylaws of ARC or RL, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which ARC or RL is a party or by which ARC or RL, their respective Assets or their respective businesses is bound.

SECTION 3.7 CORPORATE DOCUMENTS. ARC and RL have furnished to RoomLinX for its examination true and correct copies of their articles of incorporation, bylaws and minute books.

SECTION 3.8 SEC FILINGS. Each of the documents filed by ARC with the Securities and Exchange Commission ("SEC") (including all financial statements included therein) (the "SEC FILINGS") at the time of filing thereof conformed with the requirements of the Securities Act, and none of the SEC Filings at the time of filing thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.9 CAPITALIZATION.

(a) As of the date hereof, the authorized capital stock of ARC consists of 5,000,000 shares of preferred stock, par value $.20 per share, of which 720,000 shares are validly issued and outstanding, fully paid and non-assessable, and 45,000,000 shares of ARC Common Stock, of which 14,984,459 shares were validly issued and outstanding, fully paid and non-assessable on November 12, 2003. Except as set forth in the SEC Filings, ARC has no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which ARC is a party or by which it is bound, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or acquisition, of any shares of capital stock of ARC or obligating it to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, or any other obligation to make any other distribution in respect thereof. All of the outstanding securities of ARC were issued in compliance with all applicable Federal and state securities laws. There are no voting trusts or agreements, shareholder agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of ARC (whether or not ARC is a party thereto). The ARC Merger Shares, when issued and delivered to the RoomLinX Stockholders in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and issued in compliance with all applicable Federal and state securities laws, including compliance with Regulation S promulgated under the Securities Act with respect to the non-U.S. RoomLinX Stockholders.

(b) As of the date hereof, the authorized capital stock of RL consists of 100 shares of common stock, par value $.01 per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable, all of which are owned by ARC.

SECTION 3.10 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement, from the date of this Agreement until the Closing, ARC shall operate its business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact its business and its relationships with third parties, the goodwill it has accrued and the services of its existing officers, employees and directors. Notwithstanding the foregoing, the parties acknowledge that it is the intention of ARC to transfer the existing ARC business model and any and all Assets of ARC, including any intangible assets associated with the existing ARC business model, either by a sale of stock or sale of assets, in accordance with a transaction approved by the ARC Board of Directors (the "ARC SALE").

SECTION 3.11 FINANCIAL STATEMENTS. ARC has previously filed with the SEC: (a) audited financial statements consisting of balance sheets, statements of income, statements of retained earnings and statements of cash flows for each of the two most recently completed fiscal years (the "AUDITED ARC FINANCIALS") and (b) unaudited financial statements consisting of a balance sheet (the "INTERIM ARC BALANCE SHEET") and income statement as of and for the nine (9) months ended September 30, 2003 (the "UNAUDITED ARC FINANCIALS" and together with the Audited ARC Financials, the "ARC FINANCIAL STATEMENTS"). All ARC Financial Statements
(a) have been prepared from the books and records of ARC (b) have been prepared in accordance with GAAP, consistently applied, throughout the periods involved (except as disclosed therein and other adjustments disclosed therein, and, in the case of the Unaudited ARC Financials, the absence of footnotes and subject to normal year-end adjustments which will not be material) and (c) present fairly in all material respects the financial condition of ARC as of such date and the results of its operations for the calendar year or nine-month period then ended.

SECTION 3.12 NO UNDISCLOSED LIABILITIES. Except as specifically described in the ARC Financial Statements or as set forth on Schedule 3.11, each of ARC and RL has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the ARC Financial Statements. Neither ARC nor RL knows of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount, not adequately reflected or reserved against in the Interim ARC Balance Sheet.

SECTION 3.13 TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Filings, no Affiliate of ARC or RL, is a party to any transaction with ARC or RL, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, loaning of money to, rental of real or personal property from or otherwise requiring payments to any such person or firm. None of the officers, directors or key employees of ARC or RL or their Affiliates owns, directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of ARC or RL.

SECTION 3.14 SECURITIES AND EXCHANGE COMMISSION FILINGS. The ARC Financial Statements and other information relating to ARC and RL in the Proxy Statement or Information Statement (other than the RoomLinX Financial Statements and other information related to RoomLinX furnished to ARC for inclusion therein) at the time of the mailing of the Proxy Statement or Information Statement to ARC's stockholders will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.15 NO MATERIAL MISSTATEMENT OR OMISSION OF MATERIAL FACT.
This Agreement (including the Schedules and Exhibits to this Agreement), the Related Agreements and all other certificates, instruments and documents executed in connection herewith and therewith are true, complete and correct in all material respects. Neither this Agreement nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3.16 NO MATERIAL ADVERSE CHANGE. Since September 30, 2003, there has not occurred any material adverse change, event or effect in the financial condition, results of operation, assets (including, without limitation, intangible assets), liabilities or business of ARC or RL, taken as a whole, or any change that would prevent or materially delay consummation of the transactions contemplated under this Agreement, including, the Merger, or otherwise prevent ARC or RL from performing its obligations under this Agreement and the Related Agreements ("ARC-RL MATERIAL ADVERSE CHANGE")

                                    ARTICLE 4

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME

(a) As soon as practicable after the execution and delivery of this Agreement, ARC and RoomLinX, in conjunction with their respective counsel, shall prepare and file with the SEC, either (i) a Proxy Statement pursuant to Regulation 14A ("PROXY STATEMENT") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or (ii) in the event that ARC obtains the requisite approval from its stockholders without the necessity of a special meeting of stockholders, an Information Statement pursuant to Regulation 14C ("INFORMATION STATEMENT") under the Exchange Act, and shall use their commercially reasonable best efforts to cause the Proxy Statement to be "cleared" by the SEC, and to cause the Proxy Statement or the Information Statement to be mailed to all holders of ARC Common Stock.

(b) RoomLinX shall (i) cooperate in the preparation and filing of the Proxy Statement, Information Statement or other filing required to be made with the SEC under the Securities Act or the Exchange Act in connection with the transactions contemplated in this Agreement and the Related Agreements, including the Merger, and (ii) provide all material reasonably requested by ARC (including all financial statements of RoomLinX, financial information and other information) for inclusion in the Proxy Statement, Information Statement or other required SEC filing.

(c) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, each of RoomLinX and ARC shall carry on its business in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact its present business organization and preserve its relationships with third parties and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. ARC shall continue to make all required filings in accordance with the Securities Act and the Exchange Act. Each party shall promptly notify the other parties of any event or occurrence not in the ordinary course of business which comes to its attention and which has caused, or could reasonably be expected to cause, an ARC-RL Material Adverse Change or a RoomLinX Material Adverse Change.

(d) Except as expressly contemplated by this Agreement, each of ARC and RL shall not, without the prior written consent of RoomLinX, and RoomLinX shall not, without the prior written consent of ARC:

(i) Intentionally omitted;

(ii) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

(iii) Solicit approval for or effect any amendments to its articles of incorporation or bylaws;

(iv) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such party;

(v) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

(vi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances, other than in the ordinary course of business consistent with past practice;

(vii) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its financial statements;

(viii) Enter into or amend any employment, severance, termination contract or other agreement or arrangement with, or pay any bonus or remuneration, including without limitation, any severance or termination pay to, any director, employee or consultant, or increase the salaries, wage rates, or other payments or benefits of its directors, officers, employees, or consultants;

(ix) Transfer, assign or otherwise grant or convey to any person or entity any rights in, to or under its intellectual property;

(x) Engage in any activities or transactions that are outside the ordinary course of its business; or

(xi) Take, or agree (in writing or otherwise) to take, any of the actions described in this Section, or any action which would make any of the representations or warranties contained in this Agreement untrue or inaccurate or result in any of the conditions to the Merger set forth herein not being satisfied.

(e) Each party shall give each other party, and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable prior notice during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement to (i) all of its respective properties, books, contracts, commitments and records, and
(ii) all other information concerning its business, properties and personnel as such party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                                    ARTICLE 5

                                   THE CLOSING

The closing ("CLOSING") of the Merger and any other transactions contemplated by this Agreement shall take place at the law offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Mineola, New York 11501 within ten (10) days after satisfaction of the conditions set forth in Article 6 hereof, but no later than March 31, 2004, or at such other place and time and on such other date, as the parties may agree upon in writing ("CLOSING DATE").

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

The obligations of each party to engage in the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(a) ARC shall have complied with Regulation 14A or Regulation 14C, as the case may be, under the Exchange Act and shall have obtained the approval of the holders of the requisite number of shares of ARC Common Stock to (i) an amendment to the articles of incorporation of ARC to (A) increase the number of authorized shares of ARC Common Stock to 150,000,000 shares and (B) change the name of ARC to RoomLinX, Inc., or such other name as RoomLinX may direct (the "AMENDED CERTIFICATE"), (ii) the Merger, and (iii) the ARC Sale;

(b) RoomLinX, ARC and RL shall have received all requisite approvals by government agencies and authorities and all consents and approvals of third parties as are required for the consummation of the Merger;

(c) This Agreement, the Related Agreements and the transactions contemplated herein and therein, including the Merger, shall have been approved by (i) the Boards of Directors of each of RoomLinX, ARC and RL, (ii) the RoomLinX Stockholders and (iii) ARC as the sole stockholder of RL;

(d) The Amended Certificate shall have been filed;

(e) An audit of RoomLinX performed by Deloitte & Touche LLP shall have been completed and the Audited RoomLinX Financials Statements delivered to ARC for inclusion in the Proxy Statement or Information Statement;

(f) RoomLinX will certify that (i) all issued and outstanding options, convertible debentures and warrants of RoomLinX have been converted into RoomLinX Shares, other than the Permitted Debt, and (ii) RoomLinX has a positive net worth.

(g) The executive offices of the Surviving Corporation shall be relocated to the New York metropolitan area or as otherwise determined by the Board of Directors of the Surviving Corporation;

(h) Effective as of the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of the RoomLinX Designees, the ARC Designee and two directors designated by the RoomLinX Designees and the ARC Designee;

(i) The ARC Sale shall have closed prior to the Closing;

(j) ARC shall have raised $500,000 in a private placement of ARC securities;

(k) RoomLinX shall have raised $400,000 in a private placement of RoomLinX securities;

(l) The holders of less than ten (10%) percent of the issued and outstanding RoomLinX Shares will have exercised appraisal rights under Nevada Law as Dissenting Stockholders. RoomLinX and ARC will have resolved all matters of appraisal and payment under Nevada Law for each Dissenting Stockholder;

(m) Roger Killian and Richard Peacey shall have received one year extensions on their employment agreements from the Closing Date;

(n) The Escrow Agreement shall have been duly executed and delivered by all parties thereto; and

(o) ARC shall have issued to (1) Alliance Advisors and Roccus Capital Partners or their designees an aggregate of 2,000,000 shares of ARC Common Stock, (2) Mr. Peter Bordes (who shall continue as a director of ARC) options to purchase 500,000 shares of ARC Common Stock at an exercise price of $0.08 per share and
(3) Rodman and Renshaw, options to purchase 250,000 shares of ARC Common Stock at an exercise price of $0.20 per share having a three (3) year term and "cashless exercise" provisions, and 250,000 shares of ARC Common Stock. All shares and options to purchase ARC Common Stock referred to in this Section 6(n) shall be registered on Form S-8 promptly after the Effective Date.

                                    ARTICLE 7

                       OBLIGATIONS OF ROOMLINX AT CLOSING

At the Closing, RoomLinX or the RoomLinX Stockholders (as the case may be) shall have delivered to ARC all of the resolutions, certificates, documents and instruments required by this Agreement, including, without limitation:

(a) Stock certificates for all of the RoomLinX Shares duly endorsed for transfer or accompanied by duly executed stock powers executed in blank;

(b) Certificate of Merger;

(c) Certificate of Good Standing from the Secretary of State of the State of Nevada;

(d) Resolutions of the Board of Directors of RoomLinX and the RoomLinX Stockholders approving the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, the consummation of the Merger and the filing of the Certificate of Merger, and certified copies of the articles of incorporation, as amended, and bylaws, as amended, of RoomLinX, all certificated by the Secretary of RoomLinX; and

(e) Officer's certificate signed by the Chief Executive Officer of RoomLinX to the effect that (i) the representations and warranties of RoomLinX set forth in this Agreement are true and correct in all material respects on and as of the Closing Date; (ii) there shall have been no RoomLinX Material Adverse Change from the date of this Agreement through the Closing Date; and (iii) all covenants requiring pre-Closing performance have been performed.

                                    ARTICLE 8

                      OBLIGATIONS OF ARC AND RL AT CLOSING

At the Closing, ARC or RL (as the case may be) shall have delivered to RoomLinX all of the resolutions, certificates, documents and instruments required by this Agreement, including, without limitation:

(a) Stock certificates representing the ARC Merger Shares to the RoomLinX Stockholders;

(b) Amended Certificate;

(c) Certificate of Merger;

(d) Certificate of Good Standing from the Secretary of State of the State of New Jersey for ARC and the Secretary of State of the State of Nevada for RL;

(e) Resolutions of the Board of Directors and stockholders of ARC and RL approving the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, the consummation of the Merger, the filing of the Certificate of Merger and the filing of the Amended Certificate, and certified copies of each corporation's articles of incorporation, as amended, and bylaws, as amended, all certificated by the Secretary of ARC and RL;

(f) Resignations of all officers and directors of ARC and RL, effective as of the Effective Date; and

(g) Officer's certificate signed by the Chief Executive Officer of each of ARC and RL to the effect that (i) the representations and warranties of ARC and RL set forth in this Agreement are true and correct in all material respects on and as of the Closing Date; (ii) there shall have been no ARC-RL Material Adverse Change from the date of this Agreement through the Closing Date; and (iii) all covenants requiring pre-Closing performance have been performed.

                                    ARTICLE 9

                                   TERMINATION

This Agreement may be terminated and the merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a) by the parties, following mutual written consent duly authorized by the Boards of Directors of each of the parties hereto;

(b) by RoomLinX or ARC (on behalf of RL), if the Effective Time shall not have occurred as soon as reasonably practicable but no later than March 31, 2004; provided, however, that the right to terminate this Agreement under this Section 9(b) shall not be available if the reason the Effective Time has not occurred is the intentional failure by the party seeking termination to fulfill any obligation under this Agreement;

(c) by RoomLinX, following discovery of: (i) information that, in the reasonable discretion of RoomLinX, may be material and adverse to either ARC or RL or their respective businesses, or constitutes an ARC-RL Material Adverse Change on a going forward basis; or (ii) a breach of any representation or warranty made by ARC or RL contained in Article 3 hereof; or

(d) by ARC (on its own behalf and on behalf of RL), following discovery of: (i) information that, in the reasonable discretion of ARC, may be material and adverse to RoomLinX or the Business, or constitutes a RoomLinX Material Adverse Change on a going forward basis; or (ii) a breach of any representation or warranty made by RoomLinX contained in Article 2 hereof.

In the event of termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party, or any of their respective officers or directors; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.1 EXPENSES. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 10.2 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by ARC and RL, RoomLinX agrees to indemnify, defend and hold each of ARC and RL and their respective officers and directors, employees and agents (herein called the "ARC-RL INDEMNITEES"), harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not such ARC-RL Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable fees and disbursements of counsel (herein called the "ARC-RL INDEMNIFIED LIABILITIES," which term shall not include, however, liabilities incurred by reason of the gross negligence or willful misconduct of an ARC-RL Indemnitee) incurred by the ARC-RL Indemnitees or any of them (i) as a result of, or arising out of, or relating to any failure of any representation or warranty set forth in Section 2 to be true and correct when made or any failure by RoomLinX to comply in any material respect with any of its covenants or agreements set forth in this Agreement or (ii) any claim by LeaseTek or its successors against the ARC-RL Indemnitees. In consideration of the execution and delivery of this Agreement by RoomLinX, each of ARC and RL agrees to indemnify, defend and hold RoomLinX and its officers and directors, employees and agents (collectively, the "ROOMLINX INDEMNITEES"), harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not such RoomLinX Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitations, reasonable fees and disbursements of counsel (herein called the "ROOMLINX INDEMNIFIED LIABILITIES," which term shall not include, however, liabilities incurred by reason of the gross negligence or willful misconduct of a RoomLinX Indemnitee) incurred by the RoomLinX Indemnitees or any of them as a result of, or arising out of, or relating to, any failure of any representation or warranty set forth in Section 3 to be true and correct when made or any failure by ARC or RL to comply with its covenants or agreements set forth in this Agreement. The provisions of, and obligations of RoomLinX, ARC and RL under, this Section shall be enforceable by each ARC-RL Indemnitee or RoomLinX Indemnitee separately or together with other ARC-RL Indemnitees or RoomLinX Indemnitees, as the case may be, and any such ARC-RL Indemnitee or RoomLinX Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against RoomLinX, ARC or RL, as the case may be, without first resorting to any other rights of indemnification or otherwise that it may have.

SECTION 10.3 HEADINGS. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

SECTION 10.4 CONFIDENTIALITY. The parties to this Agreement shall hold, and shall cause their representatives to hold, all negotiations, information and documents delivered pursuant to this Agreement confidential and shall not disclose for any reason, except as provided below, any such information without the prior written consent of the party to whom such information relates. If the transactions contemplated by this Agreement are not consummated for any reason, each party shall destroy or return to the other party all such information and documents and any copies as soon as practicable and not disclose any such information (that has not previously been disclosed by a party other than the relevant party) to any third party unless required to do so pursuant to a requirement or order under applicable laws and regulations or pursuant to a subpoena or other legal process.

SECTION 10.5 ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, together with the agreements referenced herein or contemplated hereby, constitutes the entire agreement between the parties pertaining to its subject matter and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

SECTION 10.6 FURTHER ACTION. Each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Agreement, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to the Agreement and the transactions contemplated hereby. The parties hereto shall cooperate with each other in connection with the timely making of all such filings, including by providing copies of all such documents to the other party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

SECTION 10.7 PUBLICITY. No party to this Agreement shall issue any press release or other public statement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other parties.

SECTION 10.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10.9 RIGHTS OF PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

SECTION 10.10 ASSIGNMENT. Neither RL nor ARC shall assign this Agreement to any person or entity without the prior written consent of RoomLinX. RoomLinX shall not assign this Agreement to any person or entity without the prior written consent of ARC. Subject to the previous sentence, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Any assignment or attempted assignment in violation of the provisions of this Section shall be void.

SECTION 10.11 REMEDIES. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

SECTION 10.12 EFFECT OF CERTAIN ACTIONS. No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

SECTION 10.13 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by electronic mail or facsimile to the facsimile number set forth below which facsimile is confirmed. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

If to RoomLinX:          RoomLinX, Inc.
                         1111 West Hastings Street
                         Suite 701
                         Vancouver, BC V6E 2J3
                         Attn:  Mr. Robert P. Lunde
                         Facsimile:

With a copy to:          Clark, Wilson Barristers & Solicitors
                         800-885 West Georgia Street
                         Vancouver, British Columbia 604
                         Attn: William L. Macdonald
                         Facsimile: (732) 219-5456

If to ARC or to RL:      Arc Communications Inc.
                         788 Shrewsbury Avenue
                         Tinton Falls, New Jersey 07724
                         Attn: Mr. Peter Bordes
                         Facsimile: (732) 219-5456

With a copy to:          Westerman Ball Ederer Miller & Sharfstein, LLP
                         170 Old Country Road
                         Mineola, NY 11501
                         Attn: Alan C. Ederer, Esq.
                         Facsimile: (516) 977-3056



SECTION 10.14 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

SECTION 10.15 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed by, the law of the State of New York without regard to any principles of conflicts of law. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement shall be brought, maintained and conducted only in New York, and each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court for the Eastern District of New York and the New York State Courts in any such proceeding.

SECTION 10.16 LEGAL FEES. In the event any legal action or proceeding is instituted to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and disbursements.

SECTION 10.17 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are a part hereof as if fully set forth herein.

SECTION 10.18 TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement where time is a factor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first set forth above.

                         ROOMLINX, INC.



                    By: /s/ Robert Lunde
                        Chief Executive Officer

                    ARC COMMUNICATIONS INC.

                    By: /s/ Peter A. Bordes
                        Chief Executive Officer




                        RL ACQUISITION, INC.

                    By: /s/ Peter A. Bordes
                        Chief Executive Officer

                                     ANNEX C

14A:11-1 RIGHT OF SHAREHOLDERS TO DISSENT.

14A:11-1. Right of shareholders to dissent.

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

(a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

(i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

(A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

(B) for which, pursuant to the plan of merger or consolidation, he will receive
(x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

(ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

(iii) a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S.14A:10-3; or

(b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S.14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

(i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

(ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

(A) cash; or

(B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

(C) cash and such securities; or

(iii) from a sale pursuant to an order of a court having jurisdiction.

(2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

Amended 1973, c.366, s.60; 1988, c.94, s.64; 1995, c.279, s.21; 2001, c.193,
s.3.

14A:11-2. NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES

(1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

Amended 1973,c.366,s.61; 1988,c.94,s.65.

14A:11-3. "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE

(1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3) "Fair value" as used in this Chapter shall be determined

(a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

(b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

(c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

Amended 1973,c.366,s.62; 1988,c.94,s.66.

14A:11-4. TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES

(1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

(a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

(b) his demand for payment is withdrawn with the written consent of the corporation;

(c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

(d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

(e) the proposed corporate action is abandoned or rescinded; or

(f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. RIGHTS OF DISSENTING SHAREHOLDER

(1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. DETERMINATION OF FAIR VALUE BY AGREEMENT

(1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

(2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

               AMENDED BY L.1973, C. 366, S. 63, EFF. MAY 1, 1974.

14A:11-7. PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE

(1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

(2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER

In any action to determine the fair value of shares pursuant to this Chapter:

(a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

(b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

(c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

(d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. JUDGMENT IN ACTION TO DETERMINE FAIR VALUE

(1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

(2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. COSTS AND EXPENSES OF ACTION

The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

                                     ANNEX D

                                 ROOMLINX, INC.

                            LONG-TERM INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

ROOMLINX, INC., a Nevada corporation (the "Company"), hereby adopts the ROOMLINX, INC. LONG-TERM INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key employees, officers, directors of, and other individuals providing bona fide services to, the Company with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2. DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended.

(e) "Change in Control" means:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or "group," within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "COMPANY VOTING STOCK");

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board's nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

(v) the dissolution or liquidation of the Company;

provided, however, that the term "Change in Control" does not include any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established for the benefit of, an Employee or controlled by the Employee for the benefit of Employee's immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include in-laws and adoptive relations), or transferred to any such immediate family members.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) "Common Stock" shall mean shares of common stock of the Company, par value of ($0.001) per share.

(h) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market;
(iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(h) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

(i) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3. ADMINISTRATION

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including, without limitation, the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN

Subject to adjustments as provided in Section 7(d) of the Plan, the number of shares of Common Stock available for issuance as Awards under the Plan is __________. Stock options granted under the Plan after the date hereof shall vest in accordance with the applicable Grant Agreement.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5. PARTICIPATION

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6. AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferral.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7. MISCELLANEOUS

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock,
(A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

(iii) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Stock Restriction Agreement and Voting Trust. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a Stock Restriction Agreement of the Company and/or a Voting Trust Agreement in such form(s) as the Administrator may determine from time to time.

(g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof with the approval of the stockholders of the Company.

(h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

(i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Nevada, without regard to its conflict of laws principles.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

DATE APPROVED BY THE BOARD:

DATE APPROVED BY THE STOCKHOLDERS:

                                     ANNEX E

                                  AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 ROOMLINX, INC.,

                             ARC COMMUNICATIONS INC.

                                       AND

                              RL ACQUISITION, INC.

                            DATED: FEBRUARY 25, 2004

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "AMENDMENT"), dated as of February 25, 2004, is made and entered into by and among ROOMLINX, INC., a Nevada corporation ("ROOMLINX"), ARC COMMUNICATIONS INC., a New Jersey corporation ("ARC"), and RL ACQUISITION, INC., a Nevada corporation and wholly-owned subsidiary of ARC ("RL"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement (as hereinafter defined).

                                   BACKGROUND

WHEREAS, the parties have executed an Agreement and Plan of Merger, dated as of December 8, 2003 (the "MERGER AGREEMENT"), pursuant to which they have agreed to effect the merger of RoomLinX with and into RL, with RL the surviving entity, and, immediately thereafter, to effect the merger of RL with and into ARC, with RL the surviving entity; and

WHEREAS, the parties hereto desire to make certain amendments to the Merger Agreement upon the terms and subject to the conditions more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         AMENDMENETS TO MERGER AGREEMENT

SECTION 1.1 The first sentence of Section 1.5 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

"At the Effective Time, each of the directors and officers of RL and ARC immediately prior to the Effective Time shall resign or be removed from office and concurrently therewith the directors of the Surviving Corporation shall be comprised of two directors designated by RoomLinX (the "ROOMLINX DESIGNEES"), one director designated by ARC (the "ARC DESIGNEE") and two directors designated by the RoomLinX Designees and the ARC Designee (which two directors may be designated concurrently with or subsequent to the Effective Time, at the discretion of the RoomLinX Designees and the ARC Designee), such directors to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified."

SECTION 1.2 Section 1.7 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

                       "SECTION 1.7 MERGER CONSIDERATION.

(a) At the Effective Time, RoomLinX Shares, other than RoomLinX Shares held in treasury (which shall be canceled pursuant to Section 1.6(b) above), by virtue of the Merger and without any action on the part of the holders thereof (the "ROOMLINX STOCKHOLDERS"), automatically shall be canceled and extinguished and converted into the right to receive in the aggregate (a) 68,378,346 shares of ARC Common Stock (the "ARC MERGER SHARES"); provided that 10,000,000 ARC Merger Shares shall immediately be deposited in escrow for a period of six months from the Closing Date to secure the indemnification obligations of RoomLinX set forth herein, in accordance with the terms of an escrow agreement to be executed by the parties on the Closing Date (the "ESCROW Agreement"), and (b) options and/or warrants to purchase 11,465,001 shares of ARC Common Stock; provided that such options and/or warrants shall have an exercise price of not less than $.20 per share, shall not be entitled to "cashless" exercise provisions and shall be exercised within two years of the Closing Date. At the Effective Time, the RoomLinX Stockholders shall deliver stock certificates representing all of the issued and outstanding RoomLinX Shares to ARC and ARC shall (x) issue to the RoomLinX Stockholders in exchange therefor stock certificates representing the ARC Merger Shares, 10,000,000 of which shall be delivered to the escrow agent in accordance with the Escrow Agreement, and (y) authorize the issuance of the options and/or warrants referred to above.

(b) Intentionally Omitted."

SECTION 1.3 Section 3.10 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

"SECTION 3.10 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement, from the date of this Agreement until the Closing, ARC shall operate its business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact its business and its relationships with third parties, the goodwill it has accrued and the services of its existing officers, employees and directors. Notwithstanding the foregoing, the parties acknowledge that it is the intention of ARC to wind down the existing ARC business model and to liquidate all Assets of ARC (the "ARC LIQUIDATION")."

SECTION 1.4 Article 5 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

"The closing ("CLOSING") of the Merger and any other transactions contemplated by this Agreement shall take place at the law offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Mineola, New York 11501 within ten (10) days after satisfaction of the conditions set forth in Article 6 hereof, but no later than May 14, 2004, or at such other place and time and on such other date, as the parties may agree upon in writing ("CLOSING DATE")."

SECTION 1.5 Each of subsections (a), (h), (i) and (o) of Article 6 is hereby amended and restated in its entirety as set forth below:

"(a) ARC shall have complied with Regulation 14A or Regulation 14C, as the case may be, under the Exchange Act and shall have obtained the approval of the holders of the requisite number of shares of ARC Common Stock to (i) an amendment to the articles of incorporation of ARC to (A) increase the number of authorized shares of ARC Common Stock to 250,000,000 shares and (B) change the name of ARC to RoomLinX, Inc., or such other name as RoomLinX may direct (the "AMENDED CERTIFICATE"), (ii) the Merger, and (iii) the ARC Liquidation;

(h) Effective as of the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of the RoomLinX Designees and the ARC Designee;

(i) The ARC Liquidation shall have been completed prior to the Closing;

(o) Effective as of the Effective Time, ARC shall issue options to purchase 250,000 shares of ARC Common Stock at an exercise price of $0.20 per share having a three year term and "cashless exercise" provisions, and 250,000 shares of ARC Common Stock to Rodman and Renshaw in consideration for its services as financial advisor to RoomLinX in connection with the Merger."

SECTION 1.6 Subsection (b) of Article 9 is hereby amended and restated in its entirety as set forth below:

"(b) by RoomLinX or ARC (on behalf of RL), if the Effective Time shall not have occurred as soon as reasonably practicable but no later than May 14, 2004; provided, however, that the right to terminate this Agreement under this Section 9(b) shall not be available if the reason the Effective Time has not occurred is the intentional failure by the party seeking termination to fulfill any obligation under this Agreement;"

                                   ARTICLE II

                                  MISCELLANEOUS

SECTION 2.1 FULL FORCE AND EFFECT. Except as amended hereby, the terms of the Merger Agreement remain in full force and effect.

SECTION 2.2 COUNTERPARTS. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 2.3 GOVERNING LAW; VENUE. This Amendment shall be construed in accordance with, and governed by, the law of the State of New York without regard to any principles of conflicts of law. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Amendment shall be brought, maintained and conducted only in New York, and each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court for the Eastern District of New York and the New York State Courts in any such proceeding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Amendment have duly executed it as of the day and year first set forth above.

                      ROOMLINX, INC.

            By: /s/ Robert Lunde
                ------------------------------
                Chief Executive Officer





                      ARC COMMUNICATIONS INC.



            By: /s/ Peter A. Bordes
                ------------------------------
                Chief Executive Officer



                      RL ACQUISITION, INC.

            By: /s/ Peter A. Bordes
                ------------------------------
                Chief Executive Officer

                               FORM OF PROXY CARD

                                     FRONT:

                             ARC COMMUNICATIONS INC.
          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

ARC COMMUNICATIONS INC.-Proxy for the Special Meeting of Stockholders at 10:00 a.m. May 28, 2004, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP located at 170 Old Country Road, Mineola, New York 11501.

The undersigned hereby appoints Mr. Aaron Dobrinsky, Mr. Frank Elenio and Mr. Peter A. Bordes, Jr., and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the referenced Special Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement, as follows:

1. MERGER WITH ROOMLINX, INC:

                         |_| FOR |_| ABSTAIN |_| AGAINST

2. AMENDMENT TO CERTIFICATE OF INCORPORATION OF ARC TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 45,000,000,TO 250,000,000 AND CHANGE ITS NAME TO ROOMLINX, INC.:

                         |_| FOR |_| ABSTAIN |_| AGAINST

3. REINCORPORATION OF ARC FROM A NEW JERSEY CORPORATION TO A NEVADA CORPORATION THROUGH THE MERGER OF ARC WITH AN INTO ITS WHOLLY-OWNED SUBSIDIARY RL ACQUISITION, INC.:

                         |_| FOR |_| ABSTAIN |_| AGAINST

4. ROOMLINX, INC. LONG-TERM INCENTIVE PLAN:

                         |_| FOR |_| ABSTAIN |_| AGAINST

This Proxy will be voted as specified. If no specification is made, it will be voted FOR EACH Proposal.

                                      BACK:

Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Do you plan to attend the Meeting? |_| Yes |_| No

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

                                  DATED: , 2004


(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on the card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)